As filed with the Securities and Exchange Commission on August 11, 1998
                                                      Registration No. 333-10519
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           ---------------------------

                        Post Effective Amendment No. 2 to
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                           ---------------------------

                             OBJECTSOFT CORPORATION
                 (Name of small business issuer in its charter)

               Delaware                                 7373                            22-3091075
   (State of other jurisdiction of         (Primary Standard Industrial                (I.R.S. Employer
    incorporation or organization)          Classification Code Number)               Identification No.)

                           ---------------------------

             Continental   Plaza III, 433  Hackensack  Avenue,  Hackensack,  New
                           Jersey 07601 (201)  343-9100
          (Address and telephone number of principal executive offices)
                           ---------------------------

                    Continental  Plaza III, 433 Hackensack  Avenue,  Hackensack,
                 New Jersey  07601
(Address of principal place of business or intended principal place of business)
                           ---------------------------

                           David E.Y. Sarna, Chairman
                             ObjectSoft Corporation
          Continental Plaza III, 433 Hackensack Avenue, Hackensack, New
                           Jersey 07601 (201) 343-9100
            (Name, address and telephone number of agent for service)
                           ---------------------------

                                   Copies to:

                              Melvin Weinberg, Esq.
                       Parker Chapin Flattau & Klimpl, LLP
                            New York, New York 10036
                               Tel: (212) 704-6000
                               Fax: (212) 704-6288
                           ---------------------------

         Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this registration statement.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

                                  ------------

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ____________

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ____________

         If delivery of the prospectus is expected to be made pursuant to Rule 343, check the following box.

--------------------------------------------------------------------------------
         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
--------------------------------------------------------------------------------
                                      -1-

                                EXPLANATORY NOTE

         This Registration Statement covers the registration of (i) up to 1,366,050 shares of Common Stock, $.0001 par value ("Common Stock"), of ObjectSoft Corporation, a Delaware corporation (the "Company"), and 1,366,050 redeemable Class A Warrants ("Class A Warrants"), for sale by the Company in a public offering and (ii) an additional 867,980 shares of Common Stock and 412,500 Class A Warrants (collectively, the "Selling Securityholders Securities"), all for resale by the holders thereof or of certain outstanding warrants (the "Selling Securityholders") from time to time.

         The complete Prospectus relating to the offering by the Company follows immediately after this Explanatory Note. Following the Prospectus for the offering by the Company are pages of the Prospectus relating solely to the Selling Securityholders Securities, including alternative front and back cover pages and sections entitled "Concurrent Public Offering," "Plan of Distribution," and "Selling Securityholders" to be used in lieu of the section entitled "Concurrent Registration of Common Stock" in the Prospectus relating to the offering by the Company. Certain sections of the Prospectus for the offering by the Company, such as "Use of Proceeds" will not be used in the Prospectus relating to the Selling Securityholders Securities.

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                              DATED AUGUST 11, 1998
PROSPECTUS

                             OBJECTSOFT CORPORATION

                        1,366,050 Shares of Common Stock
                          1,366,050 Redeemable Warrants

                               -------------------

         This Prospectus is being delivered to the holders of 1,366,050 shares of Common Stock, par value $.0001 per share (the "Common Stock") and 1,366,050 Redeemable class A Warrants (the "Class A Warrants") that were issued by ObjectSoft Corporation, a Delaware corporation (the "Company") in its initial public offering of certain Units that became effective on November 12, 1996 (the "Offering"). Each Class A Warrant entitles the registered holder thereof to purchase one share of Common Stock at an exercise price of $6.50, subject to adjustment, until November 12, 2001. The Class A Warrants are subject to redemption by the Company at a redemption price of $.10 per Warrant on 30 days' prior written notice to the holders thereof, provided the average closing bid quotation of the Common Stock as reported on the NASDAQ SmallCap Market ("NASDAQ"), if traded thereon, or if not traded thereon, the average closing bid quotation of the Common Stock if listed on a national securities exchange (or other reporting system that provides last sale prices), has been at least 130% of the then current exercise price of the Class A Warrants (initially, $8.45 per share), for a period of 20 consecutive trading days ending within 15 days of the date on which the Company gives notice of redemption. The Class A Warrants will be exercisable until the close of business on the day immediately preceding the date fixed for redemption. See "Description of Securities -- Class A Warrants."

         The Common Stock and the Class A Warrants are listed on the NASDAQ SmallCap Market ("NASDAQ") under the symbols OSFT and OSFTW, respectively. There can be no assurance that an active trading market in the Company's securities will be sustained. On August 6, 1998, the closing sales price for the Common Stock and the Class A Warrants were $1.51 and $.17, respectively.

 THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. ONLY INVESTORS WHO CAN BEAR THE RISK OF LOSS OF THEIR ENTIRE INVESTMENT
         SHOULD INVEST. FOR A DESCRIPTION OF CERTAIN RISKS REGARDING AN
             INVESTMENT IN THE COMPANY SEE "RISK FACTORS" ON PAGE 9.
                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         Concurrently with this offering, the Company registered the offering of 867,980 shares of Common Stock that are outstanding or issuable upon the exercise of warrants and 412,500 Class A Warrants issuable upon the exercise of warrants (collectively, the "Selling Securityholder Securities") under the Securities Act, on behalf of certain of its stockholders and holders of certain warrants (the "Selling Securityholders"), pursuant to a Selling Securityholder Prospectus included within the Registration Statement of which this Prospectus forms a part. The Selling Securityholders include 37,500 shares of Common Stock and 37,500 Class A Warrants issuable upon the exercise of a warrant to purchase Units (the "Placement Agent's Warrant") originally granted to Renaissance Financial Securities Corporation (the "Underwriter") in its capacity as the placement agent for a private offering, in April - June 1996, of bridge loans (the "Bridge Loans") and warrants (the "Bridge Loan Offering"). The Placement Agent's Warrant was subsequently assigned to two of the Underwriter's executive officers. The Company understands that the Underwriter has ceased operating and has given up its NASDAQ license. The Selling Securityholders Securities are not part of this Offering by the Company. The Company will not receive any of the proceeds from the sale of the Selling Securityholders Securities, but will receive the proceeds of the exercise, if any, of the various warrants pursuant to which certain of the Selling Securityholders Securities are issuable. See "Certain Transactions" and "Concurrent Offering."

                                           Price to Warrant      Underwriting Discounts            Proceeds to
                                              holders(1)           and Commissions(2)              Company(3)

Per Share...........................            $6.50                    $.325                       $6.175

Total (4)...........................          $8,879,325              $443,966.25                 $8,435,358.75
======================================== ====================  ========================== =============================

                          (continued on following page)

                  The date of this Prospectus is August 11, 1998

(continued from previous page)


(1) Includes only Class A Warrants. The exercise price of the Class A Warrants was arbitrarily determined in connection with the Company's initial public offering in November 1996, and is not related to the Company's assets, book value, operating reserves or net worth. There is no assurance that the market value of the shares of Common Stock underlying such Warrants will at any time after exercise thereof exceed the exercise price paid therefor.
(2)      Assumes the exercise of all of the Class A Warrants.
(3) Assumes payment of a five percent warrant solicitation fee. The Company cannot presently estimate to what extent any such warrant solicitation fee will be paid.
(4) Assumes exercise of all of the presently outstanding Class A Warrants. All funds received from the exercise of the Warrants will be turned over to the Company with the exception of: (i) expenses incurred in connection with the preparation of this Prospectus, including printing and professional fees estimated at $19,000; and (ii) any warrant solicitation fee. Does not include additional proceeds to be received by the Company upon the exercise by the Underwriter's assignees of the Unit Purchase Options.

                             ----------------------
                                TABLE OF CONTENTS
                             ----------------------
                                                                          Page

Prospectus Summary......................................................     4
Risk Factors............................................................     9
Use of Proceeds.........................................................    21
Dividend Policy.........................................................    22
Capitalization..........................................................    23
Selected Financial Data.................................................    25
Management's Discussion and Analysis of Financial
  Condition and Results of Operations...................................    26
Glossary................................................................    30
Business................................................................    32
Management..............................................................    50
Principal Stockholders..................................................    59
Certain Transactions....................................................    61
Description of Securities...............................................    61
Shares Eligible for Future Sale.........................................    65
Concurrent Offering.....................................................    66
Legal Matters...........................................................    66
Experts.................................................................    66
Additional Information..................................................    66
Index to Financial Statements...........................................   F-1

         The Company is subject to the reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and, in accordance therewith, files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements and other information can be inspected and copied at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following regional offices: New York Regional Office, Suite 1300, 7 World Trade Center, New York, New York 10048, and Chicago Regional Office, 500 West Madison Street, Suite
1400, Chicago, Illinois 60661-2511, and copies of such material may also be obtained by mail from the Public Reference Section of the Commission at prescribed rates. Electronic registration statements made though the Electronic Data Gathering Analysis and Retrieval ("EDGAR") System are publicly available through the Commission's Website (http://www.sec.gov).
See "Additional Information."

         The Company furnished its stockholders with annual reports containing audited financial statements on or about June 15, 1998.

         ObjectSoft(TM), SmartStreet(TM), SmartSign(TM), OLEBroker(TM), CafeOLE(TM) and HeartBeat(TM) are trademarks of the Company. This Prospectus also includes other trademarks and trade names of the Company and trademarks, service marks and trade names of other companies, including ActiveX(TM), a trademark of Microsoft Corporation ("Microsoft").

                               PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information and the financial statements, including the notes thereto, appearing elsewhere in this Prospectus. Unless otherwise indicated, all of the information contained herein assumes that the Underwriter's Unit Purchase Option is not exercised and that no other outstanding options or warrants to purchase Common Stock are exercised. To aid the reader, a Glossary of technical terms has been included on page 30 of this Prospectus.


                                   The Company

         The Company is currently engaged in the business of providing transaction-based and advertising- supported services through interactive public access terminals (IPATs or kiosks), and the Internet. Its IPATs may be sold to others, or held for operating income, which is derived from advertising fees and transactional revenue. An IPAT is a machine deployed in areas with high pedestrian traffic, and that permits the general public to obtain information or to purchase goods and services. At a minimum, an IPAT contains a computer, a computer monitor and a touch screen. It may also contain a keyboard, page printer, receipt printer, credit card reader, communications devices, a second processor, an upper monitor, a ticket printer, illuminated signs, or combinations of these devices. The IPATs use standard, off-the-shelf operating systems and proprietary software to control and manage the IPAT functions.

         ObjectSoft's new SmartSign kiosk is only 7 1/2" deep, and incorporates illuminated advertising signs, a touch screen, receipt printer, page printer and credit card reader. Proprietary software, built on a Microsoft platform, provides kiosk control and monitoring functions, including HeartBeat(TM) continuous kiosk monitoring software. Revenues are derived from conventional and electronic advertising, electronic commerce transactions on company-owned kiosks and outright sale of SmartSigns. The kiosks will be located in high density pedestrian traffic areas. Kiosk users are able to obtain information, to obtain documents and to transact certain business without the necessity of interacting directly with City employees or appearing personally at certain City offices.

         In early 1996, as part of its Kiosk Demonstration Project, the City of New York entered into an agreement with the Company (the "City Agreement") to develop public kiosks to be located in City offices and other public locations in an effort to expedite transactions with the City. Under the City Agreement, the City agreed to lease the first five kiosks, and the Company may deploy additional kiosks throughout the New York City area at its own risk and expense, subject to City approval of the kiosk locations. Two additional kiosks were installed later, the first at the Museum of Science and the second, the first installation of the Company's new SmartSign(TM), was installed in May 1998 at the Harlem Heights Historical Society on the grounds of Columbia University's Audubon Center. The initial term of the City Agreement is one year, which may be extended by the City for a period of up to 24 months. Any extension or renewal of the City Agreement will be contingent upon the City's evaluation of the Kiosk Demonstration Project as a whole and of the Company's kiosks. Based on the successful evaluation, the City has contracted to extend the contract for eighteen months, through the end of its 1999 fiscal year. Pursuant to the City Agreement, the Company has developed kiosks through which members of the public can obtain certain information from, and are able to transact certain business with, the Buildings Department and the Department of Health, as well as information about City government and elected officials and general information about transportation and attractions in New York.

         The kiosks are configured to permit the Company to offer additional services provided either by the Company or third parties and to sell advertising on such kiosks. Under the City Agreement, a portion of the revenue, if any, derived from such services and advertising is shared with the City. The Company will seek to
                                       -4-
provide SmartStreet(TM) services to other municipalities, states and government agencies and to organizations in the private sector that provide a large volume of information, records and documents to the public. The Company may also seek to enter into agreements with the City and other customers to provide information and services over the Internet, in order to significantly expand the accessibility of such information and services. To date, the Company has entered into an agreement with the City of San Francisco to provide its SmartSign kiosks in a demonstration project, and the company has sold (through outright sale) a total of ten kiosks to King County, Washington for use in Ferry terminals in and around Seattle.

         After its inception in 1990, the Company's activities consisted initially of consulting, writing, training and custom software development for various corporate and government clients, including Microsoft, for which it produced technical papers and provided consulting services. In performance of these activities, the Company developed skills in rapid application development and a base of courseware and reusable software objects to which it retains title. In 1995, the Company decided to direct these skills and its expanding body of reusable software objects toward the development of services through which it can derive revenue on a "per transaction" basis. It developed and operated OLEBroker(TM), an Internet-based subscription service that allows customers to search its database of information about software objects, find the information needed and at the customer's option, purchase needed objects on-line. OLEBroker(TM) was discontinued in 1997. In connection with the development of OLEBroker(TM), the Company developed significant additional software objects, which it then used in the development of technology for the kiosk and Internet service delivery programs. The Company anticipates that the kiosk and Internet service delivery programs will constitute the most significant part of its business, and it does not, as a general rule continue to engage in consulting activities.

         The Company's goal in designing the SmartStreet(TM) IPATs was to maximize potential use by developing software that would be inviting and easy to use. The IPATs are designed so that a potential user is attracted to the IPAT by digital videos played from the upper monitor. Initially these videos will include an "attract loop" which in New York is narrated by the noted actor Tony Randall (currently Director of the National Repertory Theater) and a message from Mayor Rudolph W. Giuliani, as well as "spot" advertisements. In San Francisco, Mayor Willie Brown is featured on the attract loop. The attract loop explains what can be done with the IPATs and how to use them, and shows people from many walks of life using them successfully.

         The IPATs are configured to permit the Company to offer additional services provided either by the Company or third parties and to sell advertising on such IPATs. The City Agreement, as extended, requires the Company to pay to the City 50% of advertising and third party service revenues from the first five IPATs and no revenues shall be paid to the City from such additional IPATs that carry the CityAccess logo. The Company plans to exercise these rights and to actively solicit additional service providers and advertisers. The Company will seek to provide SmartStreet(TM) services to other municipalities, states and government agencies and to organizations in the private sector that provide a large volume of information, records and documents to the public. The Company may also seek to enter into agreements with the City and other customers to provide information and services over the Internet, in order to significantly expand the accessibility of such information and services.

         In connection with the development of the kiosks and the deployment and operation of the first five kiosks, the City agreed to pay to the Company an aggregate of $661,080. All amounts due under this contract have been received. In addition, the City has elected to extend the Agreement through the end of June 30, 1999 although the monthly revenue that Object Soft receives has been reduced to $9,750 to reflect that amount previously paid and which covered a substantial portion of the Company's equipment costs. Subsequently, the Company added two IPATs in New York, one at the Museum of Science and one at the Audubon Technology Center of Columbia University. The Company receives no revenue from the City of New York from these IPATs.

However, the IPAT located in the Audubon Center has attracted advertisers, and currently generates about $3,000 in revenue per month. This IPAT is the first of the Company's new SmartSigns. The Company began deriving revenues from advertising in May 1998 from contracts signed in March 1998. The Company may also receive transaction fees in connection with the use of the kiosks by the public to obtain documents or certain other services, although so far, transaction revenues have been minimal. The amount of future transaction and advertising revenues, if any, will depend on user and advertiser acceptance of the IPATs. On June 24, 1998, the Company entered the San Francisco market with an IPAT located in the Castro Station of the San Francisco Metro, and it is expected to begin generating revenue in August 1998.

         In New York City for the seventeen months ended December 31, 1997, the Company's IPATs were used a total of 220,141 times (an average of 12,965 per month) and 75,948 times (an average of 12,658 per month) during the six months ended June 30, 1998. Usage in San Francisco for the period June 22, 1998 through July 17, 1998 was 40,977 times (1,465 per day, approximately equal to about 1,226 users.) The amount of future transaction and advertising revenues, if any, will depend on user and advertiser acceptance of the kiosks.

         Pursuant to the City Agreement, the Company has the right to install additional IPATs in the City, at the Company's risk and expense and subject to certain conditions including site approval by the City. The City will not be required to pay additional monthly payments for such IPATs, but it is anticipated, although there can be no assurance, that use by the public will generate transaction fees. The Company had commenced evaluating potential sites and will seek to install up to 25 additional IPATs during the next year. The first of these additional IPATs was installed in July 1997 in the Museum of Science in Queens. The second was installed at the Harlem Heights Historical Society in May 1998.

         At the time the City Agreement with the Company was executed, the City also signed similar agreements with two other companies for additional IPATs. The City expects to evaluate its success with this program and, if it deems it successful, to issue a Request for Proposals for competitive bidding to supply additional IPATs throughout the City.

         The Company intends to market IPATs to other municipalities, government agencies and organizations in the private sector. In the future, the Company may seek to make its transactional services available over the Internet and to make the Internet available from the Company's public IPATs. Recently, the Company was the successful bidder in Seattle, Washington, for the installation of ten IPATs providing information regarding ferry service. In March 1998 the Company concluded an agreement with the City of San Francisco to provide a trial of its SmartSign kiosks in San Francisco. The initial trial will be in the MUNI station located in the Castro district. Additional trials can be arranged by mutual agreement.

         The Company has established a strategic relationship with Microsoft that it believes is important to its sales, marketing and support activities, as well as to its product development efforts relating to its IPATs. Microsoft supports the Company in marketing its public access services, and has informally agreed to exhibit the Company's IPATs in Microsoft displays at various trade shows. It has also issued statements that included favorable references relating to the Company's products. Microsoft has also entered into various non-disclosure agreements with the Company with respect to unannounced Microsoft products, under which the Company has the opportunity to have advance knowledge of software technology being developed by Microsoft. Microsoft has also provided, and continues to provide, fee-based consulting services to the Company through Microsoft Consulting. Since 1994, the Company has served as the exclusive regional host and sponsor of Microsoft Developer Days, an ongoing series of technical conferences organized and operated by Microsoft. The most recent conference was held on March 19, 1997. The conference attracted over 5,000 paid registrants and was completely sold out. The Company has also produced technical papers for, and provided consulting services to,

Microsoft. The next conference is scheduled for September 2, 1998. Additionally, in March 1998, Microsoft entered into an agreement with the Company to advertise on its SmartSigns IPATs.

         ObjectSoft Corporation was incorporated in Delaware in January 1996 and is the surviving corporation of the merger on January 31, 1996 (the "Merger") between it and its predecessor, ObjectSoft Corporation, a New Jersey corporation ("ObjectSoft-NJ"), which was incorporated in December 1990. The sole purpose of the Merger was to effect a change of the corporate domicile of ObjectSoft-NJ to Delaware. The Company was organized as a wholly-owned subsidiary of ObjectSoft-NJ; prior to the Merger, the Company conducted no business unrelated to its organization or to effecting the Merger. Throughout this Prospectus, the "Company" will, unless the context otherwise requires, include ObjectSoft-NJ.

         The Company's executive offices are located at Continental Plaza III, 433 Hackensack Avenue, Hackensack, New Jersey 07601; its telephone number is
(201) 343-9100; its facsimile number is (201) 343- 0056; its Internet e-mail address is Webmaster@Objectsoftcorp.com; and its homepage on the World-Wide Web is at http://www.objectsoftcorp.com.


                                  The Offering


Securities being Offered Hereby.............  1,366,050  shares of Common  Stock and  1,366,050  Class A  Warrants.
                                              Each Class A Warrant  entitles the
                                              holder  thereof  to  purchase  one
                                              share of  Common  Stock at a price
                                              of $6.50  per  share,  subject  to
                                              adjustment,   until  November  12,
                                              2001.  The Class A Warrants may be
                                              redeemed by the  Company,  upon 30
                                              days notice,  provided the closing
                                              bid quotation for the Common Stock
                                              has exceeded  130% of the exercise
                                              price  of  the  Class  A  Warrants
                                              (initially,  $8.45 per  share) for
                                              at  least 20  consecutive  trading
                                              days ending  within 15 days of the
                                              date of the notice of  redemption.
                                              See "Description of Securities."

Securities offered Concurrently
by Selling Securityholders..................  867,980 shares of common Stock and
                                              412,500     Class    A    Warrants
                                              (collectively,     the    "Selling
                                              Securityholders Securities"),  all
                                              for resale by the holders  thereof
                                              or of certain outstanding warrants
                                              (the  "Selling   Securityholders")
                                              from time to time.
Common Stock Outstanding
prior to Offering (1).......................  4,564,898  shares
Common Stock to be Outstanding after
the Offering (1)............................  4,564,898 shares
Class A Warrants  Outstanding prior to
the Offering (2)............................  1,366,050 Class A Warrants


Risk Factors................................  The   securities   offered  hereby
                                              involve a high degree of risk. See
                                              "Risk Factors".

Use of Proceeds.............................  Proceeds received from exercise of the Class A Warrants  are intended
                                              to be used for working capital and
                                              general  corporate  purposes.  See
                                              "Use of Proceeds."
NASDAQ symbols:
   Common Stock.............................  OSFT
   Class A Warrants.........................  OSFTW
 --------------
(1) Does not include: (i) 1,366,050 shares issuable upon exercise of the Class A Warrants included in the Units offered in connection with the Company's initial public offering in November 1996, (ii) 175,000 shares included in the Units (and upon exercise of the Class A Warrants included in such Units) issuable upon exercise of the Underwriter's Unit Purchase Option, (iii) 143,333 shares issuable upon exercise of warrants issued to certain present and former members of senior management (the "Officer Warrants"), (iv) 750,000 shares included in the Units (and upon exercise of the Class A Warrants included in such Units) issuable upon exercise of warrants issued to investors in the Bridge Loan Offering (the "Bridge Warrants"), (v) 75,000 shares included in the Units (and upon exercise of the Class A Warrants included in such Units) issuable upon the exercise of the Placement Agent's Warrant issued to the Underwriter in connection with the Bridge Loan Offering, (vi) 182,004 shares issuable upon exercise of warrants (the "July 1996 Warrants") issued to investors in the Company's July and August 1996 private equity offering (the "July 1996 Offering") of 273,001 units each consisting of one share of Common Stock and the July 1996 Warrant (the "July 1996 Units"), (vii) 45,500 shares issuable upon exercise of the warrant (and the July 1996 Warrants issuable upon exercise of such warrant) issued to the placement agent of the July 1996 Offering (the "July Placement Warrant"), (viii) 20,000 shares issuable upon the exercise of warrants issued to a principal stockholder of the Company in connection with the redemption of the Company's Series B Preferred Stock, (ix) 250,000 shares issuable upon exercise of a warrant issued to Win Capital Corporation; (x) 250,000 shares issuable upon exercise of a warrant issued to AJC Equities; (xi) 37,500 shares issuable upon exercise of a warrant issued to Infusion Capital Partners, LLC; (xii) 750,000 shares reserved for issuance under the Company's 1996 Stock Option Plan as amended, options for 425,000 shares of which have been granted; (xiii) 57,000 shares issuable upon exercise of warrants A and warrants B (the "Warrants A and B") issued in connection with the a Private Equity Line of Credit Agreement (the "Financing Agreement") entered into by the Company on May 13, 1998 and
         (xiv) an indeterminate number of shares of Common Stock issuable upon conversion of the Series C Preferred Stock (the "Series C Stock") and the put options (the "Put Options") issuable in connection with the Financing Agreement. See See "Business," "Management," "Certain Transactions" and "Description of Securities."

(2) Does not include 500,000 Class A Warrants, of which (i) 87,500 are included in the units issuable upon the exercise of the Underwriter's Unit Purchase Option, (ii) 375,000 are included in the units issuable upon the exercise of the Bridge Warrants, and (iii) 37,500 are included in the units issuable upon the exercise of the Placement Agent's Warrant. See "Certain Transactions" and "Description of Securities."

                                  RISK FACTORS

         An investment in the securities offered hereby is speculative in nature and involves a high degree of risk. In addition to the other information in this Prospectus, prospective investors should carefully consider the following risk factors before purchasing the securities offered by this Prospectus:

Limited Operating History; Historical and Potential Operating Losses; Accumulated Deficit

         The Company, which was founded in 1990, has only a limited operating history and recently changed its focus from consulting and training services to transactional and fee-based products and services. Consequently, any analysis of the Company's prior operations has only minimal relevance to an evaluation of the Company, its current products and services, and its prospects.

         Although the Company has generated revenues from operations, it has experienced substantial operating losses. The Company has incurred, and will continue to incur, significant costs in connection with the development of its IPATs and Internet operations, which may result in operating losses. There can be no assurance that such operations will ultimately generate significant revenues for the Company or that the Company will achieve profitable operations. As of March 31, 1998, the Company had an accumulated deficit of $5,395,641. The Company expects to report a loss for the three months and the six months ended June 30, 1998.

Future Capital Needs; Uncertainty of Additional Financing

         The Company's current policy is generally to own and operate its IPATs, which may require substantial capital investment. It is the Company's intention to enter into lease financing arrangements for the IPATs. While the Company has entered into the Financing Agreement which contemplates various tranches of equity financing which will raise proceeds, among other things, to cover a portion of the development, marketing and expenses of additional IPATs, there can be no assurance that all transactions contemplated by the Financing Agreement such as the closing of the Series C Preferred Stock offering or the Company's exercise of the Put Options will occur. In the event that all transactions contemplated by the Financing Agreement do not occur, the Company will be required to raise funds from other sources.

         The Company may need to raise additional funds through public or private debt or equity financing in order to take advantage of unanticipated opportunities, including acquisitions of complementary businesses or technologies, or to develop new products or otherwise respond to unanticipated competitive pressures. In addition, if the Company experiences rapid growth, it may require additional funds to expand its operations or enlarge its organization. In any such event, continued operation of the Company may be dependent on the ability of the Company to procure additional financing through sales of additional equity or debt. If the Company were to issue any additional equity or convertible debt securities, such issuance could substantially dilute the interests of the Company's then existing security holders. Such equity securities may also have rights, preferences or privileges senior to those of the holders of the Company's Common Stock. See "Risk Factors -- Dilution; Impact of Sale of Common Stock Upon Conversion of Stock and the Exercise of the Put Options and Warrants."

         There can be no assurance that additional financing will be available on terms favorable to the Company, or at all. If adequate funds are not available or are not available on acceptable terms, the Company may not be able to take advantage of unanticipated opportunities, develop new products or otherwise respond to unanticipated competitive pressures. Such inability could have a materially adverse effect on the Company's business, financial condition and results of operations and could require the Company to curtail materially, suspend or cease operations.

Recent Change of Operating Focus

         Beginning in mid-1994, the Company changed its focus from consulting and training services to transactional, fee-based and advertising-supported products and services. In September 1995, the Company introduced OLEBroker(TM), a fee-based website on the Internet. OLEBroker(TM) was discontinued in 1997. The Company's SmartStreet(TM) IPATs were introduced in July 1996. The operations to which the Company is now devoting its resources are in the early stages of development. There can be no assurance that the Company will be successful in attracting new customers or retaining current customers for its new business divisions or in generating significant revenues or profits from such business divisions. Although the Company anticipates that it will begin to recognize greater revenues from the SmartStreet(TM) IPATs during 1998, it cannot predict the actual timing or amount of such revenues. The Company's prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets. To address these risks, the Company must, among other things, respond to competitive developments, attract, retain and motivate qualified product development and marketing personnel, continue to upgrade its existing technologies, develop new technologies and commercialize products and services incorporating such technologies. There can be no assurance that the Company will be successful in addressing such risks. The Company may also be required to enter into strategic alliances to effect cooperative development efforts in order to have the financial and technical resources to respond to changing market demands on a timely basis. There can be no assurance that entities with the necessary technical or financial resources will be willing to enter into such alliances with the Company on acceptable terms or at all.

Dilution; Impact of Sale of Common Stock Upon Conversion of Series C Preferred Stock and the Exercise of the Put Options and Warrants

         The purchasers of the Shares offered hereby will experience immediate and substantial dilution in the net tangible value of their shares of Common Stock in the event of the conversion of the Series C Stock and the exercise of the Put Options and the Warrants A and B issuable pursuant to the Financing Agreement. Specifically, the Series C Stock is convertible into Common Stock, and the Company may exercise the Put Options resulting in the issuance of Common Stock, at discounts from future market prices of the Common Stock, which could result in substantial dilution to existing holders of Common Stock. The sale of such Common Stock acquired at a discount could have a negative impact on the trading price of the Common Stock and could increase the volatility in the trading price of the Common Stock. Moreover, if the trading price of the Common Stock were to decrease significantly, the issuance of the Shares could conceivably effect a change of control of the Company.

         In addition, the Company has agreed to reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy any obligation to issue the shares underlying the Series C Preferred Stock, the Put Options and Warrants A and B; such number of shares of Common Stock to be reserved shall be calculated based upon the minimum purchase price therefor under the terms of the Financing Agreement, Warrants A and B.

Dependence on New Untested Product

         In early 1996, as part of its IPAT Demonstration Project, the Company entered into the City Agreement to develop public IPATs to be located in City offices and other public locations in an effort to expedite transactions with the City. The City Agreement was extended through the end of the City's 1999 fiscal year (June 30, 1999). The IPATs are configured to permit the Company to offer additional services provided either by the Company or third parties and to sell advertising on such IPATs. The current extended City Agreement requires the Company to pay to the City 50% of advertising and third party service revenues from the first five IPATs.

The Company will seek to provide SmartStreet(TM) services to other municipalities, states and government agencies and to organizations in the private sector that provide a large volume of information, records and documents to the public. The first such additional agreement was entered into on March 11, 1998 with the City of San Francisco. The first IPAT under this agreement was installed in June 1998. The Company may also seek to enter into agreements with the City and other customers to provide information and services over the Internet, in order to significantly expand the accessibility of such information and services. The Company also supplied ten IPATs to King County, Washington. To be profitable, the Company must significantly increase the number of IPATs placed in the City and other locations.

         The Company anticipates that revenues from the IPATs will be provided by leasing fees paid by the service providers, such as the City, by advertising fees paid by company's advertising on the IPATs and by usage fees paid by consumers who obtain City or other services through the IPATs. Although IPATs are in operation in other municipalities, there can be no assurance that the Company's IPATs will be able to operate consistently and efficiently to provide the anticipated services, that members of the general public will find the IPATs user- friendly, that they will be comfortable with or be willing to pay the additional cost for the convenience of using the IPATs to transact business with the City or other service providers by electronic means, that the City will be satisfied with the results of the operations of the Company's IPATs, or that even if the IPATs perform adequately, that the City and other potential users of similar IPATs will not opt for the products of the Company's competitors. Although the Company has an agreement to provide IPATs to Kings County, Seattle, Washington, its ability to market such services to other potential customers will be highly dependent on the continued success and acceptance of the New York City and San Francisco IPATs. Furthermore, the municipalities, states and other government agencies that constitute a primary target market for the Company's IPATs are subject to potentially severe budgetary constraints and cuts that may limit their ability to fund the acquisition of new technology such as the IPATs.

         In addition, the Company anticipates that a significant portion of the revenues related to the IPATs will consist of leasing fees and usage fees derived by providing unrelated transactions, such as restaurant information and shopping services, to the users of the IPATs and from commercial advertising by local and national companies and businesses. There can be no assurance that commercial entities will be interested in marketing or advertising their products and services by means of IPATs providing government services, that such services or advertising can be sold at rates that will provide significant revenues to the Company, or that such services or advertising, if commenced, will prove to be effective and will be continued.

Uncertainty of Product Development

         It is common for hardware and software as complex and sophisticated as that employed by the Company in its IPATs to experience errors, or "bugs," both during development and subsequent to commercial introduction. As IPATs are installed in the City and elsewhere, the Company may identify such problems, either in the software platforms developed by others or in its proprietary software. There can be no assurance that all the potential problems will be identified, that any bugs that are located can be corrected on a timely basis or at all, or that additional errors will not be located in existing or future products at a later time or when usage increases. Any such errors could delay commercial introduction or use of existing or new products and require modifications in systems that have already been installed. Remedying such errors could be costly and time consuming, and bugs involving the proprietary software of third parties could require the redesign of the Company's proprietary software. Delays in debugging or modifying the Company's products could materially and adversely affect the Company's competitive position with respect to existing and new technologies and products offered by its competitors. In particular, delays in remedying existing or newly identified errors in the Company's IPATs could materially and adversely affect the Company's ability to achieve significant market penetration with the IPATs.

Vulnerability to Technological Changes; Need for Market Acceptance

         The markets the Company serves are subject to rapid technological change, changing customer requirements, frequent new product introductions and evolving industry standards that may render existing products and services obsolete. As a result, the Company's position in its existing markets or other markets that it may enter could be eroded rapidly by product advancements by competitors. The life cycles of the Company's products and services are difficult to estimate. The Company's future success will depend, in part, upon its ability to enhance existing products and services and to develop new products and services on a timely basis. In addition, its products and services must keep pace with technological developments, conform to evolving industry standards, particularly client/server and Internet communication and security protocols, and publishing formats, and address increasingly sophisticated customer needs. In particular, the success of the Company's IPATs will depend in large measure on their being user-friendly to the public and capable of operating reliably. There can be no assurance that the Company will not experience difficulties that could delay or prevent the successful development, introduction and marketing of new products and services, or that new products and services and enhancements will meet the requirements of the marketplace and achieve market acceptance. If the Company is unable to develop and introduce products and services in a timely manner in response to changing market conditions or customer requirements, the Company's financial condition and results of operations would be materially and adversely affected.

Competition

         The Company is subject to competition from different sources for its different services. The Company's internet IPAT business competes with numerous companies, including IBM, North Communications, Golden Screens and ATCOM/INFO. The City has also awarded contracts, comparable to the contract awarded to the Company, to North Communications and DSSI (which awarded a subcontract to Golden Screens), both of which have sold similar IPATs to other municipalities. After fulfillment of the initial contracts, if the City chooses to install additional IPATs throughout the City, it may award to others, and not the Company, the contract to install such additional IPATs. Further, there can be no assurance that other municipalities or other entities will seek to acquire IPATs from the Company. In addition, if the use of IPATs provided by the Company and others proves to be successful in the City and other municipalities and locations, additional companies in the software, hardware and communications areas, among others, may seek to enter the market. Many of such competitors may have resources far greater than the Company. A total of 29 companies competed for the contracts with the City, many of which can be expected to compete aggressively in other competitive situations.

Possible Difficulty in Complying With Government Contract Requirements

         The Company's IPATs are initially being marketed to entities including municipalities, states and other government agencies, among others. As governmental authorities, these prospective purchasers are subject to public contract requirements which vary from one jurisdiction to another and include regulations relating to insurance coverage, non-discrimination in hiring practices, access to the disabled, and record-keeping, among other requirements. In San Francisco, the Company may be required to make the IPATs accessible to blind persons. The Company is currently attempting to develop a program to make its IPATs accessible to blind persons, with the aid and cooperation of various organizations for the blind.

         Some public contract requirements may be onerous or even impossible for the Company to satisfy, such as large bonding requirements, and the Company may be precluded from making sales in these jurisdictions. In addition, public contracts frequently are awarded only after a formal competitive bidding process. The process to date has been and may continue to be protracted. Even following contract award, significant delays in contract implementation are possible.

Reliance on Microsoft in Marketing

         The Company has established a strategic relationship with Microsoft that it believes is important to its sales, marketing and support activities, as well as to its product development efforts relating to its IPATs. Microsoft supports the Company in marketing its public assess and services and has informally agreed to exhibit the Company's IPATs in Microsoft displays at various trade shows. It has also issued public statements that included favorable references relating to the Company's products. Additionally, Microsoft currently advertises on IPATs in the City. There is no assurance that Microsoft will continue to support the Company's products, continue the Company's participation in the Developer Days program, continue to advertise on the Company's IPATs or enter into such agreements with the Company in the future. In the event Microsoft were to sever its relationships with the Company, the Company's sales and financial condition could be severely and materially and adversely affected.

Dependence Upon Microsoft's Windows Operating System

         The Company has invested in software built on Microsoft's Internet Explorer, Windows NT and Windows 95 platforms and written in certain programming languages designed for these operating systems. To the extent that such platforms do not remain competitive, the Company might have to expend significant time and resources to port its software to other platforms. Any factor adversely affecting the demand for, or use of, Microsoft's Windows operating system could have an impact on demand for the Company's products or services causing a material adverse effect on the Company's business, results of operations and financial condition. Additionally, any changes to the underlying components of the Windows operating system that would require changes to the Company's products would materially adversely affect the Company if it were not able successfully to develop or implement such changes in a timely fashion.

Dependence Upon Common Carriers and Internet Access Providers

         The Company is also dependent on various regulated common carriers and unregulated Internet access providers, such as AT&T, Bell Atlantic and PSI. In the event such carriers or providers cannot timely respond to the Company's requirements for service, fail to provide reliable service or increase their rates substantially, the Company's service or profitability could be materially and adversely effected.

Dependence on the Internet

         Sales of the Company's Internet-related products and services, including its public access IPATs, and new or expanded products and services, if any, will depend in large part upon a robust industry and infrastructure for providing commercial Internet access and carrying Internet traffic and upon increased commercial use of the Internet. If the necessary infrastructure or complementary products are not developed or available to the Company on reasonable terms, or if development of the Internet as a significant commercial marketplace is interrupted or delayed, the Company's business, operating results and financial condition could be materially adversely affected.

Limited Customer Base

         The long term success of the Company's business will depend not only on the Company's ability to enter into arrangements with municipalities, other government entities and private entities to make services available through IPATs and with advertisers to use the IPATs as an advertising medium, but ultimately upon the willingness of consumers to pay fees to transact business by means of the IPATs. To date, the Company operates only public IPATs, pursuant to the agreement with the City which have been available for public use for a short period of time. Additionally the Company supplied ten IPAT's to Kings County, Seattle Washington and one IPAT to the City of San Francisco. The City's decision to acquire IPATs from providers other than the Company would have a direct and materially adverse effect on the prospects of the Company and could also decrease the Company's ability to market the IPATs to other potential service providers and advertisers. In addition, there can be no assurance that the Company's initial IPATs will perform on a commercial basis as anticipated, that the Company will be able to install and operate additional IPATs pursuant to the City Agreement, that the City will seek to acquire additional IPATs, that the Company will secure a contract to supply additional IPATs to the City, that it will succeed in marketing its IPATs to other potential users, or that it will be able to attract additional service providers or advertisers to IPATs that may be located in the City or elsewhere.

         The Company historically has derived a significant portion of its revenues from a relatively limited number of customers. During the three months ended March 31, 1998, the City accounted for 100% of the Company's revenues pursuant to the City Agreement. During 1997, one customer accounted for approximately 84% of the Company's revenues, and during 1996, two customers accounted for approximately 71% of revenues. The Company provided consulting and related services, and more recently, services related to the development of Intranet and IPAT technology, to such customers. There can be no assurance that such customers or others will retain the Company to install IPATs or provide such services in the future.

Risk of Manufacturing Activities

         The Company's IPATs involve the design by the Company, and the engineering and manufacture by subcontractors, of the hardware and graphical components of the IPATs. Only a limited number of IPATs have been fabricated to date, so it is difficult for the Company to predict if its current subcontractors will be able to engineer and produce IPATs on a satisfactory basis. While the Company believes that it could arrange to have IPATs fabricated by other subcontractors on comparable terms, there can be no assurance that the need to establish relationships with other subcontractors would not result in costs and delays to the Company. The future success of the Company will depend in part on its ability to retain, and maintain good relationships with, subcontractors in order to assure the timeliness and quality of the manufacture of its IPATs.

Potential Fluctuations in Quarterly Operating Results

         The Company's quarterly operating results have in the past and may in the future vary significantly depending upon factors such as the timing of significant orders, which in the past have been, and will in the future be, delayed from time to time by delays in the contracting process. The potential customers for the Company's IPATs are expected to include municipalities, government agencies and large organizations; that is, entities that typically engage in extended competitive bidding, approval and negotiation procedures with respect to contracts, with no assurance that the contract will ultimately be awarded to the Company. Additional factors contributing to variability of operating results include the pricing and mix of services and products sold by the Company, terminations of service, new product introductions by the Company and its competitors, market acceptance of new and enhanced versions of the Company's products and services, changes in pricing or marketing policies by its competitors and the Company's responses thereto, the Company's ability to obtain sufficient vendors, to obtain supplies of sole or limited source components, changes in the Company's network infrastructure costs, as a result of demand variation or otherwise, the lengthening of the Company's sales cycle and the timing of the expansion of the Company's network infrastructure. Variations in the timing and amounts of revenues and costs could have a materially adverse effect on the Company's quarterly operating results.

Dependence on Key Personnel

         The Company's performance is substantially dependent on the performance of its executive officers and key employees, and on its ability to attract key personnel. In particular, the future success of the Company is dependent upon the personal efforts of the Company's founders, David E. Y. Sarna and George J. Febish, each of whom is a director and an executive officer of the Company. The Company entered into employment agreements with each of Messrs. Sarna and Febish, which terminate on December 31, 2001. The Company has in place key person life insurance policies, of which it is the beneficiary, on the lives of Messrs. Sarna and Febish in the amount of $1,000,000 each. However, the loss of the services of its executive officers or other key employees could delay the Company's ability to fully implement the operating strategy, which could have a materially adverse effect on the business, operating results and financial condition of the Company.

Attraction and Retention of Employees and Contract Providers

         The Company's success will depend in large part upon its ability to attract, develop, motivate and retain highly skilled technical employees, particularly software developers, project managers and other senior personnel, as well as independent providers of creative content for the Company's IPATs and websites. Qualified project managers and skilled developers with Intranet, Internet and ActiveX(TM) skills are in particularly great demand and are likely to remain a limited resource for the foreseeable future. Although the Company expects to continue to be able to attract and retain sufficient numbers of highly skilled technical employees, developers, project managers and independent content providers for the foreseeable future, there can be no assurance that the Company will be able to do so. The loss of some or all of the Company's project managers and other senior personnel could have a materially adverse impact on the Company, particularly on its ability to secure and complete engagements. Other than Messrs. Sarna and Febish, no other senior personnel have entered into employment agreements obligating them to remain in the Company's employ for any specific term; however, substantially all key employees of the Company are parties to nonsolicitation, confidentiality and noncompetition agreements with the Company.

Dependence on Proprietary Technology

         The Company's success and ability to compete is dependent in part upon its proprietary technology. While the Company relies on trade secret, contract, trademark and copyright law to protect its technology, the Company believes that factors such as the technological and creative skills of its personnel, new product developments, frequent product enhancements, name recognition and reliable product maintenance are more essential to establishing and maintaining a technology leadership position. The Company presently has three patents or patent applications pending. There can be no assurance that such patents applications will be allowed or even if such applications are allowed that others will not develop technologies that are similar or superior to the Company's technology. The source code for the Company's proprietary software is protected as a trade secret. In addition, except for SmartSign(TM), the Company does not sell or license its technology to third parties, but rather delivers services through its IPATs. Its proprietary software is not disclosed to third parties. Despite the Company's efforts to protect its proprietary rights, unauthorized parties may attempt to copy or otherwise obtain aspects of the Company's products or to obtain and use information that the Company regards as proprietary or to develop similar technology independently. Policing unauthorized use of the Company's products is difficult.

In addition, effective trade secret and copyright protection may be unavailable or limited in certain foreign countries. There can be no assurance that the steps taken by the Company will prevent misappropriation of its technology. In addition, litigation may be necessary in the future to enforce the Company's intellectual property rights, to protect the Company's trade secrets, to determine the validity and scope of the proprietary rights of others, or to defend against claims of infringement or invalidity. Such litigation could result in substantial costs and diversion of resources and could have a material adverse effect on the Company's business, operating results or financial condition.

         Certain technology used in the Company's products or services is licensed or leased from third parties, generally on a nonexclusive basis. While the licenses involved are primarily "shrink wrap licenses;" that is, licenses available to anyone who purchases publicly available software programs, the termination of any of these licenses or leases or the discontinuance of the underlying programs may have a material adverse effect on the Company's operations. Replacement of certain technologies licensed or leased by the Company could be costly and could result in product delays which would materially and adversely affect the Company's operating results. While it may be necessary or desirable in the future to obtain other licenses or leases relating to one or more of the Company's products or services or relating to current or future technologies, there can be no assurance that the Company will be able to do so on commercially reasonable terms or at all.

Risk of System Failure; Security Risks; Liability Risks

         The Company's operations are dependent upon its ability, and the ability of its suppliers, such as AT&T, Bell Atlantic and PSI to protect its network infrastructure against damage from fire, earthquakes, power loss, telecommunications failures and similar events. Despite precautions taken by the Company and its suppliers, the occurrence of a natural disaster or other unanticipated problems at the Company's network operations center or IPATs in the future could cause interruptions in the services provided by the Company. In addition, failure of the Company's telecommunications providers to provide the data communications capacity required by the Company as a result of a natural disaster, operational disruption or for any other reason could cause interruptions in the services provided by the Company. Any damage or failure that causes interruptions in the Company's operations could have a material adverse effect on the Company's business, financial condition and results of operations.

         Despite the implementation of security measures, the core of the Company's network infrastructure is vulnerable to computer virus attacks and other disruptive problems. The Company and Internet access providers have in the past experienced, and may in the future experience, interruptions in service as a result of the accidental or intentional actions of Internet users, current and former employees or others. Unauthorized use could also potentially jeopardize the security of confidential information stored in the computer systems of the Company and its customers, which may result in liability of the Company to its customers and also may deter potential users. Although the Company intends to continue to implement industry-standard security measures, such measures have been circumvented in the past, and there can be no assurance that measures implemented by the Company will not be circumvented in the future. Eliminating computer viruses and alleviating other security problems may require interruptions, delays or cessation of service to the Company's customers which could have a material adverse effect on the Company's business, financial condition and results of operations.

         The Company's success will depend upon the capacity, reliability and security of its network infrastructure, including processing capability and the facilities and capacity leased from access providers and telecommunications vendors. The Company must continue to expand and adapt its network infrastructure as the number of users and the amount of information they wish to transfer increases, and to meet changing customer requirements. The expansion and adaptation of the Company's network infrastructure will require substantial financial, operational and management resources. There can be no assurance that the Company will be able to expand or adapt its network infrastructure to meet additional demand or its customers' changing requirements on a timely basis, at a commercially reasonable cost, or at all. Any failure of the Company to expand its network infrastructure on a timely basis or adapt it either to changing customer requirements or to evolving industry standards could have a material adverse effect on the Company's business, financial condition and results of operations.

         The IPATs that were installed in various locations in New York City since July 1996, in Kings County, Seattle, Washington since June 1997 and in San Francisco since June 1998 have only been operating for a short time, so the Company has only limited experience with actual consumer interaction with the IPATs. While the Company has designed the IPATs to be resistant to vandalism, there can be no assurance that vandals will not succeed in damaging or disabling the IPATs. In addition, although the Company believes it is unlikely, users of the IPATs may seek to hold the Company liable for injuries allegedly incurred in connection with the use of the IPATs.

         While the Company maintains insurance covering , among other things , losses resulting from business interruptions caused by system failures, damages to IPATs or claims by users of the IPATs, with an annual limit of $2,000,000, and a $5,000,000 umbrella policy, there can be no assurance that such insurance will provide sufficient coverage or that if there are multiple claims, such insurance will not be terminated or will be available for terms affordable to the Company.

Government Regulation; Potential Liability for Information and
Content Disseminated through Network

         The Company is not currently subject to direct regulation by the Federal Communications Commission or any other agency, other than regulations applicable to businesses generally and businesses doing business with governmental agencies. In connection with its contract with the City and future contracts, if any, with the City and other municipalities or government entities, the Company will have to comply with such regulations, including bidding procedures and record-keeping, audit, insurance, bonding and anti-discrimination provisions, among others.

         Changes in the regulatory environment relating to the Internet access industry could have an adverse effect on the Company's business. Due to the increase in Internet use and publicity, it is possible that laws and regulations may be adopted with respect to the Internet, including with respect to privacy, pricing and characteristics of products or services. The Company cannot predict the impact, if any, that future laws and regulations or legal or regulatory changes may have on its business.

         The law relating to the liability of on-line services companies and Internet access providers for information carried on or disseminated through their systems is currently unsettled. Several private lawsuits seeking to impose such liability upon on-line services companies and Internet access providers have been instituted. In addition, legislation has been proposed which would impose liability for or prohibit the transmission on the Internet of certain types of information and content. In the event the Company were to make services such as the one offered through its IPATs available over the Internet, the imposition upon Internet access providers of potential liability for information carried on or disseminated through their systems could require the Company to implement measures to reduce its exposure to such liability, which may require the expenditure of substantial resources, or to discontinue certain product or service offerings. The increased attention focused upon liability issues as a result of these lawsuits and legislative proposals could impact the growth of Internet use by the Company. While the Company carries insurance, it may not be adequate to compensate the Company in the event the Company becomes liable for information carried on or disseminated through its systems. Any costs not covered by insurance incurred as a result of such liability or asserted liability could have a material adverse effect on the Company's business, financial condition and results of operations.

Continuing Control by Current Management

         As of the date of this Prospectus., David E. Y. Sarna, the Company's Chairman and Co-Chief Executive Officer, and George J. Febish, the Company's President and Co-Chief Executive Officer, each of whom is a director of the Company and a principal stockholder of Company, together with The David E. Y. Sarna Family Trust and The George J. Febish Family Trust (the trusts, collectively, the "Family Trusts"), beneficially own, in the aggregate, approximately 32% of the issued and outstanding shares of Common Stock. As a result, assuming no exercise of any of the Class A Warrants, or other warrants and options or convertible securities issued by the Company, and subject to the effect of additional issuances of voting shares by the Company in the future, these stockholders will have effective control over the Company and on the outcome of any matters submitted to the Company's stockholders for approval, which influence might not be consistent with the interests of other stockholders. In addition, if they were to act in concert, they could under certain circumstances be able to elect a majority of the Company's directors, deter or cause a change in control of the Company and otherwise generally control the Company's affairs. On the other hand, the conversion rights which may be exercised pursuant to the Financing Agreement could conceivably effect a change of control of the Company if the trading price of the Common Stock were to decrease significantly.

Dividends

         Other than distributions made prior to 1993, when the Company was a closely-held "S corporation," the Company has not paid any dividends on its Common Stock in the past, and does not anticipate that it will declare or pay any dividends in the foreseeable future.

Shares Eligible for Future Sale; Registration Rights

         As of August 6, 1998, the Company had 4,564,898 outstanding shares of Common Stock. A substantial portion of the shares of Common Stock currently issued and outstanding which are not registered are "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act, in that such shares were issued and sold by the Company in private transactions not involving a public offering. In general, under Rule 144 as currently in effect, a person, including an affiliate of the Company, after at least one year has elapsed from the sale by the Company or any affiliate of the restricted securities, can (along with any person with whom such individuals is required to aggregate sales) sell, within any three-month period, a number of shares of restricted securities that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or, if the Common Stock is quoted on NASDAQ or a stock exchange, the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of the Company for at least three months, after at least two years have elapsed from the sale by the Company or an affiliate of the restricted securities, is entitled to sell such restricted shares under Rule 144 without regard to any of the limitations described above.

         No prediction can be made as to the effect, if any, the future sales of Common Stock or the availability of Common Stock for future sale will have on the market price of the Common Stock prevailing from time to time. Sales of substantial amounts of Common Stock (including shares issued upon exercise of stock options or warrants or in connection with the Financing Agreement) in the public market following this offering, or the perception that such sales could occur, could adversely affect prevailing market prices of the Common Stock. See "Description of Securities - Registration Rights" and "Shares Eligible For Future Sale."

Effect of Outstanding Warrants, Options and Convertible Securities

         Apart for rights, options and warrants which may be exercised pursuant to the Financing Agreement, the Company has outstanding options and warrants to purchase an aggregate of 4,044,387 shares of Common Stock. The sale of 867,980 shares of Common Stock, as well as 412,500 Class A Warrants, has been registered in the Concurrent Offering, and the Company has granted certain demand and piggyback registration rights to the holders of certain shares of Common Stock, outstanding options and warrants and the Underwriter's Unit Purchase Option. These rights could result in substantial expense to the Company and restrict the Company's ability to obtain future financing. The exercise of such options and warrants and the sale of the Common Stock subject to these registration rights would have a dilutive effect on the Company's stockholders. See "Certain Transactions," "Description of Securities - Registration Rights" and "Concurrent Offering."

Adverse Effect of Redemption of Class A Warrants

         The Company has the right to redeem the Class A Warrants provided that the average closing bid price of the Common Stock has exceeded 130% of the then current exercise price of the Class A Warrants (initially $8.45 per share), for a period of 20 consecutive trading days ending within 15 days prior to the date on which the Company gives notice of redemption. If the Company gives such notice of redemption, holders of the Class A Warrants will lose their rights to exercise the Warrants after the date fixed therein for their redemption. Upon the receipt of a notice of redemption of the Class A Warrants, the holders thereof would be required to (i) exercise the Class A Warrants and pay the exercise price at a time when it may disadvantageous for them to do so, (ii) sell the Class A Warrants at the then market price, if any, when they might otherwise wish to hold the Class A Warrants or (iii) accept the redemption price, which is likely to be substantially less than the market value of the Class A Warrants at the time of redemption. See "Description of Securities - Class A Warrants."

Necessity of Future Registration of Class A Warrants; Exercise of Class A
Warrants

         The Class A Warrants offered hereby will not be exercisable unless the Company maintains a current registration statement on file with the Commission either by filing post-effective amendments to the Registration Statement of which this Prospectus is a part or by filing a new registration statement with respect to the exercise of such Class A Warrants. The Company has agreed to use its best efforts to file and maintain, so long as the Class A Warrants offered hereby are exercisable, a current registration statement with the Commission relating to such Class A Warrants and the shares of Common Stock underlying such Class A Warrants. However, there can be no assurance that it will do so or that such Class A Warrants or such underlying Common Stock will be or continue to be so registered.

         The value of the Class A Warrants could be adversely affected if a then current prospectus covering the Common Stock issuable upon exercise of the Class A Warrants is not available pursuant to an effective registration statement or if such Common Stock is not registered or qualified for resale or exempt from registration or qualification in the jurisdictions in which the holders of Class A Warrants reside. See "Description of Securities - Class A Warrants."

NASDAQ Maintenance Requirements; Possible Delisting of Securities from NASDAQ, Penny Stock Regulations

         The Board of Governors of the National Association of Securities Dealers, Inc. has established certain standards for the continued listing of a security on the Nasdaq SmallCap Market(TM) ("NASDAQ"). The maintenance standards for continued listing of the Company's Common Stock on NASDAQ require, among other things, that the minimum bid price of its Common Stock is at least $1.00. As of August 6, 1998, the closing bid price of the Company's Common Stock was $1.51. Although the Company is currently in compliance with the listing requirements, there can be no assurance that the Company will satisfy the requirements for maintaining a listing on NASDAQ in the future. If the Company's securities were excluded from NASDAQ, it may adversely affect the prices of such securities and the ability of holders to sell them. In the event that the Company's securities are not listed on NASDAQ, trading would be conducted in the "pink sheets" or through the National Association of Securities Dealers, Inc. Electronic Bulletin Board. In the absence of the Common Stock being quoted on Nasdaq, trading in the Common Stock would be covered by Rule 15g-9 promulgated under the Securities Exchange Act of 1934 for non-Nasdaq and non-exchange listed securities. Under such rule, broker/dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities are exempt from this rule if the market price is at least $5.00 per share.

         The Commission adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith. If the Company's Common Stock were subject to the regulations on penny stocks, the market liquidity for the Common Stock would be severely affected by limiting the ability of broker/dealers to sell the Common Stock and the ability of purchasers in this offering to sell their securities in the secondary market. There is no assurance that trading in the Company's securities will not be subject to these or other regulations in the future which would adversely affect the market for such securities.

Year 2000 Issues

         Many currently installed computer systems and software products are coded to accept only two digit entries in the date code field. Beginning in the year 2000, these date code fields will need to accept four digit entries to distinguish the twenty-first century dates from the twentieth century dates. The Company uses software and related technologies that will be affected by the "Year 2000 problem." The Company began the process of identifying the changes required to their computer programs and hardware during 1996. The Company believes that all of its major programs and hardware are Year 2000 compliant. The Company believes that it will not incur any significant costs between now and January 1, 2000 to resolve Year 2000 issues. However, there can be no assurance that other companies' computer systems and applications on which the Company's operations rely will be timely converted, or that any such failure to convert by another company would not have a material adverse effect on the Company's systems and operations. Furthermore, there can be no assurance that the software that the Company uses which has been designed to be Year 2000 compliant contains all necessary date code changes.

Possible Negative Effect of Anti-Takeover Provisions, Staggered Board and Provisions Relating to Stockholder Actions

         Certain provisions of Delaware law and the Company's Certificate of Incorporation, as amended, and its Amended and Restated Bylaws could make it more difficult for a third party to acquire, and could discourage a third party from attempting to acquire, control of the Company. Certain of these provisions allow the Company to issue Preferred Stock with rights senior to those of the Common Stock without any further vote or action by the stockholders, eliminate the right of stockholders to act by written consent and impose various procedural and other requirements which could make it more difficult for stockholders to effect certain corporate actions. The classification of the Company's Board of Directors could have the effect of delaying a change in control of the Company. In addition, the Company has 5,000,000 shares of authorized Preferred Stock, which the Company could issue in the future without further stockholder approval and upon such terms and conditions, and have such rights, privileges and preferences, as the Board of Directors may determine. The rights of the holder of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of Preferred Stock that may be issued in the future. Except for the issuance of the Series C Preferred Stock under the terms of the Financing Agreement, the Company has no current plans to issue any additional Preferred Stock. See "Description of Securities - Delaware Takeover Statute and Certain Charter Provisions."

Limitations on Liability of Directors and Officers

         The Certificate of Incorporation, as amended, and the Amended and Restated Bylaws of the Company contain provisions limiting the liability of directors of the Company for monetary damages to the fullest extent permissible under Delaware law. This is intended to eliminate the personal liability of a director for monetary damages on an action brought by or in the right of the Company for breach of a director's duties to the Company or its stockholders except in certain limited circumstances. In addition, the Certificate of Incorporation, as amended, and the Amended and Restated Bylaws contain provisions requiring the Company to indemnify directors, officers, employees and agents of the Company serving at the request of the Company against expenses, judgments (including derivative actions), fines and amounts paid in settlement. This indemnification is limited to actions taken in good faith in the reasonable belief that the conduct was lawful and in or not opposed to the best interests of the Company. The Certificate of Incorporation, as amended, and the Amended and Restated Bylaws provide for the indemnification of directors and officers in connection with civil, criminal, administrative or investigative proceedings when acting in their capacities as agents for the Company. The foregoing provisions may reduce the likelihood of derivative litigation against directors and executive officers and may discourage or deter stockholders or management from suing directors or executive officers for breaches of their duties to the Company, even though such an action, if successful, might otherwise benefit the Company and its stockholders.


                                 USE OF PROCEEDS

         The net proceeds which may be realized by the Company upon the exercise of all of the Company's Class A Warrants which were issued in connection with the Company's initial public offering in November 1996, after provision for a possible payment of a warrant solicitation fee of five percent and deduction of expenses of this offering, will be approximately $19,000. Inasmuch as the Company has received no firm commitments for the exercise of such Class A Warrants, no assurance can be given that any such Class A Warrants will be exercised.

         Any net proceeds received from the exercise of the Class A Warrants offered hereby are intended to be used for general corporate purposes and working capital.

                                 DIVIDEND POLICY

         Other than distributions made prior to 1993, when the Company was a closely-held "S corporation," the Company has never declared or paid cash dividends on its Common Stock. The Company currently anticipates that it will retain all available funds for use in the operation of its business, and therefore does not anticipate paying any cash dividends on the Common Stock in the foreseeable future.

                                 CAPITALIZATION

         The following table sets forth the capitalization of the Company as of March 31, 1998:


                                                                                                 Pro forma
                                                                      Actual                Assuming Issuance
                                                                   (Unaudited)                of 482,222 shares
                                                                  March 31,1998              as of March 31, 1998
                                                                  -------------              --------------------

Preferred stock, $.0001 par value;
     5,000,000 shares authorized; no shares
     issued and outstanding
Common stock, $.0001 par value;
     20,000,000 authorized; 4,082,676 shares issued and
     outstanding actual                                                  $       408
     4,564,898 shares issued and
     outstanding pro forma                                (1)                                            $         456
Additional Paid in Capital                                                 6,942,862                         7,777,814
Accumulated deficit                                                       (5,395,641)                       (5,395,641)
                                                                          ----------                        ----------

     Total stockholders' equity                                          $ 1,547,629                      $  2,382,629
                                                                         ============                      ============


(1) Does not include: (i) 1,366,050 shares of Common Stock issuable upon exercise of the Class A Warrants included in the Units offered hereby,
          (ii) up to 375,000 shares of Common Stock issuable upon exercise of the Over-allotment Option and the Class A Warrants underlying the Over-allotment Option, (iii) 175,000 shares of Common Stock issuable upon the exercise of the Underwriter's Unit Purchase Option and the Class A Warrants issuable upon the exercise thereof, (iv) 2,185,337 shares of Common Stock issuable upon exercise of outstanding options and warrants and the Class A Warrants issuable upon the exercise of certain of such warrants and (v) an indeterminate number of shares of Common Stock issuable upon conversion of the Series C Stock and the Put Options issued in connection with the Financing Agreement. See "Management," "Certain Transactions," "Description of Securities" and "Underwriting."

MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         On November 12, 1996, the Company's Common Stock and Class A Warrants were listed for quotation on the SmallCap Market(TM) on the Nasdaq System under the symbols OSFT and OSFTW, respectively. The following table sets forth, for the periods indicated the high and low bid prices for the Common Stock and Class A Warrants as reported by Nasdaq. Quotations reflect prices between dealers, without retail mark-up, mark down or commissions and may not necessarily represent actual transactions.


Common Stock                             High Bid              Low Bid

1997
1st Quarter                              $5.75                 $5.00
2nd Quarter                              $6.375                $5.00
3rd Quarter                              $5.50                 $4.00
4th Quarter                              $5.25                 $2.875

1998
1st Quarter                              $3.31                 $2.188
2nd Quarter                              $3.031                $1.969

Class A Warrants

1997
1st Quarter                              $1.438                $0.75
2nd Quarter                              $1.50                 $1.00
3rd Quarter                              $1.218                $0.938
4th Quarter                              $1.218                $0.50

1998
1st Quarter                              $0.75                 $0.188
2nd Quarter                              $0.656                $0.25


         As of July 31, 1998, the Company believes that there were in excess of 300 shareholders both of record and beneficial, of the Company's Common Stock.

                             SELECTED FINANCIAL DATA

         The selected financial data set forth below as at December 31, 1997 and for each of the two fiscal years then ended have been derived from the audited financial statements of the Company. The financial statements of the Company as at December 31, 1997, and for each of the years in the two-year period then ended, including the notes thereto, and the related report of Richard A. Eisner & Company, LLP, independent auditors, are included elsewhere in this Prospectus. The selected financial data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements of the Company and related notes thereto included elsewhere in this prospectus. Data for the three month periods ended March 31, 1998 and 1997 are derived from unaudited statements, but in the opinion of management include all adjustments necessary for a fair presentation of the data. Results for the three month period ended March 31, 1998 may not be indicative of results expected for the year ending December 31, 1998.


                                                    Three Months Ended March 31,                 Year Ended December 31,
Statement of Operations Data:                        1998                1997                    1997             1996
                                                     ----                ----                    ----             ----
Revenues:

     Development and Training                         $15,166             $47,529                266,853           290,680
     Rental Income                                     29,125              90,270                364,314           150,450
                                                    ---------           ---------              ---------         ---------
                          Total Revenues               44,291             137,799                631,167           441,130
                                                    ---------            --------              ---------         ---------

Expenses:
   Cost of Service:
     Development and training                          49,430              88,527                346,767           290,225
     Rentals                                          133,926             130,935                426,755           206,956
   Research and development                           147,340              98,615                613,000            92,693
   General and administrative                         468,812             424,753              1,766,333           762,115
                                                    ---------           ---------              ---------        ----------
                     Total expenses                   799,508             742,830              3,152,855         1,351,989
                                                    ---------           ---------              ---------         ---------

                     Loss from operations            (755,217)           (605,031)            (2,521,688)         (910,859)
                                                   ----------           ---------             ----------        ----------
Other income (expense):
   Realized and unrealized gain (loss)
       on marketable securities                        (1,846)                  -                137,927                 -
   Interest and dividend income                        34,371              36,126                126,562                 -
   Interest expense                                    (2,927)             (3,720)               (12,673)         (329,836)
   Loss on uncollectible loan (Note O)                      -                   -               (250,000)                -
                                                   ----------        ------------               ---------      -----------
                     Total other income (expense)      29,598              32,406                  1,816          (329,836)
                                                    ---------            --------             ----------          --------

Net (Loss)                                          ($725,619)          ($572,625)            (2,519,872)       (1,240,695)
                                                    ============       ===========            ==========        ==========
Basic and Diluted Net (Loss)
   Per share                                           ($0.18)             ($0.14)                ($0.62)           ($0.49)
                                                    ============       ===========            ==========        ==========
Weighted Average Number of
   Shares Outstanding                               4,082,676           4,036,110              4,066,994         2,595,904
                                                    ============       ===========            ==========        ==========


Balance Sheet Data:                      March 31, 1998    December 31, 1997
                                         --------------    -----------------

Working capital                          $1,074,965           $1,770,987
Total assets                              1,849,147            2,723,551
Accumulated deficit                      (5,395,641)          (4,670,022)
Total stockholders' equity                1,547,629            2,273,248

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following discussion of the financial condition and results of operations of the Company should be read in conjunction with the Financial Statements and the notes thereto included elsewhere in this Prospectus.

Special Note Regarding Forward-Looking Statements

         A number of statements contained in this Prospectus are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the applicable statements. These risks and uncertainties include but are not limited to: historical and potential future operating losses; uncertainty of additional financing; limited operating history; accumulated deficit; recent establishment of new business divisions; recent change of operating focus; dependence on new untested product; uncertainty of product development; vulnerability to technological factors; the uncertainty of market acceptance of the Company's products; competition; possible difficulty in complying with government contract requirements; dependence on certain third parties and on the Internet; limited customer base risk of potential manufacturing difficulties; risk of requirements to comply with government regulations; potential liability for information and content disseminated throughout the network; dependence on key personnel and proprietary technology; risk of system failure, security risks and liability risks; the Company's vulnerability to rapid industry change and technological obsolescence; the limited nature of its product life; the unproven status of the Company's products in widespread commercial use, including the risks that the Company's current and future products may contain errors that would be difficult and costly to detect and correct; uncertainties with respect to the Company's business strategy; general economic conditions, and other risks described in this Prospectus. See "Risk Factors."

Overview

         The Company provides IPAT and Internet-based services. Beginning in mid-1994, the Company changed its focus from consulting and training services to transactional, fee-based and advertising-supported products and services. The Company has sustained net losses in each of the last two fiscal years with a net loss of $1,240,695 in 1996 and a net loss of $2,519,872 in 1997. The Company's SmartStreet(TM) IPATs were introduced in July 1996. The Company has not recognized any significant income to date from the SmartStreet(TM) IPAT rentals. Although the Company anticipates that it will begin to recognize greater revenues from the SmartStreet(TM) IPATs during 1998, it cannot predict the actual timing or amount of such revenues.

Results of Operations

Year Ended December 31, 1997 Compared to Year Ended December 31, 1996

         Revenues increased by $190,037 or 43% to $631,167 for the fiscal year ended December 31, 1997 over net revenues of $441,130 for the fiscal year ended December 31, 1996. Development and training revenue decreased by $23,827 to $266,853 from $290,680 or 8%. Rental income increased by $213,864 or 142% to $364,314 from $150,450. The Company's decreased revenues from training and custom development services resulted from redirection of the Company resources to transactional fee-based products and services.

         The Company continues to devote its resources toward the growth in transactional fee-based products and services utilizing intranet technology and believes this trend will continue in the future. Kiosk-based rental revenues represented approximately 58% of 1997 revenues and training and custom development represented approximately 42% of 1997 net revenues.

         Costs of services for development and training increased by $56,542 to $346,767 in 1997 from $290,225 in 1996, and cost of services for rentals increased by $219,799 to $426,755 in 1997 from $206,956 in 1996 due to higher personnel expenses and kiosk expenses.

         Research and development expenses for the year ended December 31, 1997 increased by $520,307 to $613,000 compared to $92,693 for the year ended December 31, 1996, due to the expenses development costs for the SmartStreet(TM) operations.

         General and administrative expenses for the year ended December 31, 1997 increased by $1,004,218 to $1,766,333 compared to $762,115 for the year ended December 31, 1996, due principally to increases in salaries and personnel related expenses, professional fees and insurance for directors and officers.

         Other income increased by $331,652 to income of $1,816 for the year ended December 31, 1997 compared to expense of $329,836 for the year ended December 31, 1996, due principally to interest on the bridge notes financing which was repaid in 1996, and investment income earned from investments of cash that resulted from the public offering. The above was offset by a loss on a loan receivable to InteractiVision, Inc. in the amount of $250,000 (See below Liquidity and Capital Resources).

         Net loss increased by $1,279,177 to a net loss of $2,519,872 for the fiscal year ended December 31, 1997 over net loss of $1,240,695 for the fiscal year ended December 31, 1996. This change is primarily due to increases in costs associated with the Company's newer emphasis on transactional and advertising-supported products and services, an increase in research and development expenses, an increase in general and administrative expenses due to higher costs associated with being a public company and to support the redirection in revenue sources, and the loss on the uncollectible loan receivable.

         At December 31, 1997, the Company had federal net operating loss carry forwards of approximately $4,800,000. A valuation allowance has been recorded for the entire deferred tax asset as a result of uncertainties regarding the realization of the asset due to the lack of earnings history of the Company. See Note K of Notes to Financial Statements.

Three Months ended March 31,  1998,  Compared  with Three Months ended March 31,
1997

         The results of operations for the three months ended March 31, 1998 are not necessarily indicative of the results that may be expected for any other interim period or for the fiscal year ending December 31, 1998.

         Net revenues decreased by $93,508 or 68% to $44,921 for the three months ended March 31, 1998 over net revenues of $137,799 for the three months ended March 31, 1997. Development and training revenue decreased by $32,363 or 68% to $15,166 from $47,529. Rental income decreased by $61,145 or 68% to $29,125 from $90,270. The Company's decreased revenues from development and training resulted from redirection of the Company's resources to transactional fee-based products and services. The decease in rental income was due to the completion of the original contract with the City, and an extension with the City which resulted in a reduction in the rental of five kiosks from $30,090 to $9,700 per month, through June 30, 1999, which will be used to recover the incremental costs associated with providing services for the extended period.

         Cost of services for development and training decreased by $39,097 or 44% to $49,430 for the three months ended March 31, 1998 from $88,527 for the three months ended March 31, 1997, due to the redirection of the Company's resources to transactional fee-based products. Cost of services of rentals increased by $2,991 or 2% to $133,926 for the three months ended March 31, 1998 from $130,935 for the three months ended March 31, 1997, due to normal increases in expenses.

         Research and development expenses increased by $48,725 or 49% to $147,340 for the three months ended March 31, 1998 from $98,615 for the three months ended March 31, 1997, due to an increase in personnel devoted to research and development in connection with the Company's expansion into San Francisco.

         General and administrative expenses increased by $44,059 or 10% to $468,812 for the three months ended March 31, 1998 from $424,753 for the three months ended March 31, 1997, due principally to increases in personnel expenses.

         Other income decreased by $2,808 or 9% to $29,598 for the three months ended March 31, 1998, from $32,406 for the three months ended March 31, 1997, due to lower investments offset by higher return on current investments.

         The net loss increased by $152,994 or 27% to $725,619 for the three months ended March 31, 1998 from $572,625 for the three months ended March 31, 1997, due to lower revenues due to the renegotiating of the New York City contracts and an increase in research and development expenses.

Liquidity and Capital Resources

         The Company provides IPAT and Internet-based services. Beginning in mid-1994, the Company changed its focus from consulting and training services to transactional, fee-based and advertising-supported products and services. The Company's SmartStreet(TM) IPATs were introduced in July 1996. The Company has not recognized any significant income to date from the SmartStreet(TM) IPAT rentals. Although the Company anticipates that it will begin to recognize greater revenues from the SmartStreet(TM) IPATs during 1998, it cannot predict the actual timing or amount of such revenues.

         The Company has sustained net losses in each of the last two fiscal years with a net loss of $1,240,695 in 1996 and a net loss of $2,519,872 in 1997. For the three months ended March 31, 1998, the Company incurred a net loss of $725,619. The accumulated deficit increased to $5,395,641 as the Company continues to incur operating losses as expenses exceed revenue. The Company expects to report losses for the three months and six months ended June 30, 1998. To date, the Company has installed seven IPATs in the City of New York and thirteen IPATs in other locations. The Company will continue to incur substantial losses unless and until it significantly increases the number of IPATs placed in the City of New York and other locations. The Company had working capital of $1,074,965 as of March 31, 1998 as compared to $1,770,987 as of December 31, 1997, or a decrease of $696,022. Capitalized expenditures and capitalized software amounted to $48,369.

         On May 13, 1998 (the "Subscription Date"), the Company entered into the Financing Agreement with several investors (the "Investors") which provides for a commitment to fund up to $7,100,000 to the Company. On the Subscription Date the Investors purchased 444,444 shares of the Company's Common Stock (the "Initial Shares") and received Warrants to purchase an aggregate of 18,000 shares of Common Stock for $900,000. In connection with the Financing Agreement, the Company issued to the Placement Agent 37,778 shares of Common stock and a Warrant A to purchase an additional 9,000 shares. The Financing Agreement also provides, subject to the fulfillment of various conditions, for the Investors to purchase 6% Series C Convertible Preferred Stock for $1,200,000. The shares are to be issued in two parts within 120 days after the registration of the Initial Shares. In addition, the Company may from time to time, subject to the fulfillment of various conditions, offer the Investors to purchase additional common Stock at 85% of the Market Price as defined in the Financing Agreement, which could potentially produce proceeds of up to $5,000,000.

         The Company's management believes that the combination of cash on hand and operating cash flow will provide sufficient liquidity to meet the Company's cash flow requirements at least until June 30, 1999.

         The Company is actively seeking to expand its presence to New York City and also provide IPATs to other municipalities, states and government agencies and to organizations in the private sector. The Company is also working on a version of its SmartSign(TM) IPATs that can be sold to retail stores, and which the Company believes has the potential to be sold to certain national chains. The Company began deriving revenues from advertising in May 1998 from contracts signed March 1998, and the Company is endeavoring to increase that revenue base. In addition, the Company will seek to derive transaction fees in connection with the use of kiosks by the public to obtain documents or certain other services, although, so far, transaction revenues have been minimal. The amount of future transaction and advertising revenues, if any, will depend on user and advertiser acceptance of the IPATs.

         The Company anticipates that its working capital requirements and its operating expenses will significantly increase should the Company expand production and sales of IPATs. The timing of increases of expenses, and the amount of the working capital consumed by operations, marketing and roll-out expenses, will impact the magnitude and timing of the Company's cash requirements. To meet any additional working capital needs, the Company intends to use funds from operations and to complete additional financings. Although the Company's management believes that additional funding arrangements are available, the execution of any such arrangements will depend on timing, market conditions and available terms. However, there can be no assurance that the Company can or will obtain sufficient funds from closing additional financing on terms acceptable to the Company.

         The rate of inflation was insignificant during the quarter ended March 31, 1998. The Company continually reviews its costs in relation to the pricing of its products and services.

                                    GLOSSARY


ALGORITHM - A detailed sequence of actions to perform or to accomplish some task. The term is named after an Iranian mathematician, Al-Khawarizmi. An algorithm reaches a result after a finite number of steps. The term is also used loosely for any sequence of actions (which may or may not terminate).

ActiveX(TM) TECHNOLOGY - Microsoft's implementation of OLE designed to run over slow Internet links.

APPLETS - A program, written in the Java language, which can be distributed as an attachment in a World-Wide Web document and executed either by a browser or server that supports Java.

CLIENT/SERVER COMPUTING - A computer system architecture in which two independent processors communicate via an established protocol. The client is typically a single user personal computer with a graphical user interface operated by the end-user that makes requests to the server. The server typically runs database software, maintains information and responds to one or more clients.

FIREWALL - A system that controls the flow of data between an internal network and the Internet or between internal network segments.

FRAME RELAY - A wide area communications interface. Frame Relay could connect dedicated lines and X.25 to ATM, SMDS, BISDN and other "fast packet" technologies. Frame Relay uses the same basic framing and Frame Check Sequence at layer 2 so current X.25 hardware still works. It adds addressing (a 10 bit Datalink Connection Identifier (DLCI)) and a few control bits but does not include retransmissions, link establishment, windows or error recovery. It has none of X.25's layer 3 (session layer) but adds some simple interface management. Any layer three protocol can be used inside the layer two Frames.

GRAPHIC USER INTERFACE (GUI) - Interfacing with a computer by manipulating graphical icons and windows (usually by pointing and clicking a mouse) rather than using text commands.

HYPERTEXT MARKUP LANGUAGE (HTML) - A page description language used to convey both content and formatting information about content to a Web browser.

INTEROPERABILITY - The ability of software and hardware on multiple machines from multiple vendors to communicate.

INTERNET - An open global network of interconnected commercial, educational and governmental computer networks that utilize a common communications protocol.

INTERNET SERVICE PROVIDER - (ISP) A company which provides other companies or individuals with access to, or presence on, the Internet. Most ISPs are also Internet Access Providers; extra services include help with design, creation and administration of World-Wide Websites, training, and administration of Intranets.

INTERNET PROTOCOL (IP) - The network layer for the TCP/IP protocol suite widely used on Ethernet networks, defined in STD 5, RFC 791. IP is a connectionless, best-effort packet switching protocol. It provides packet routing, fragmentation and re-assembly through the Datalink layer.

INTRANET - An organization's private network of its local area networks that utilizes Internet data formats and communications protocols and that may use the Internet's facilities as the backbone for network communications.

LOCAL AREA NETWORK (LAN) - A group of one or more computers connected together within a localized environment for the purpose of sharing data and networked resources such as printers, modems or servers.

MICROSOFT  WINDOWS  -  Computer  operating  systems  providing   graphical  user
interfaces and, in the case of Windows NT, that is optimized for use as a network server.

OLE - Microsoft's component architecture which competes with OpenDoc and CORBA. See "Business - Industry Background - Reusable Software Components."

PRIME NUMBERS - numbers divisible only by themselves and one (1).

RAPID APPLICATION DEVELOPMENT (RAD) - a technique for developing software quickly that makes use of prototyping and reusable software components.

SHRINK WRAP LICENSE - A printed agreement included in product packaging that typically provides that opening the package indicates the user's acceptance of its terms and conditions.

UNIVERSAL RESOURCE LOCATOR (URL) - a complete address to reach a site on the World-Wide Web specifying the protocol and fully qualified address.

WEB BROWSER - Client programs that allow users to browse the Web.

WEB SERVER - A server process running at a website which sends out web pages in response to requests from remote browsers. If one site runs more than one server they must use different port numbers.

WEBSITE - Any computer on the Internet running a World-Wide Web server process. A particular website is identified by the hostname part of a URL.

WIDE  AREA  NETWORK  (WAN)  -A  communications   network  that  uses  commercial
transmission resources to connect geographically dispersed users or LANs.

WORLD-WIDE WEB (Web or WWW) - A network of computer servers that uses a special communications protocol to link different servers throughout the Internet, allowing a user to move from document to related document, no matter where it is stored on the Internet, and permits communication of graphics, video and sound.

                                    BUSINESS


General

         The  Company  is  in  the   business  of  providing   information   and
transaction-based   services  using  proprietary   software  and  off-the-shelf,
reusable software components based on Microsoft's ActiveX(TM) (formerly OLE) component technology. The Company's strategy is initially to provide information and services through public access kiosks, known as SmartStreet(TM), over private networks known as Intranets. The kiosks will be located in high density pedestrian traffic areas. Kiosk users are able to obtain information and documents and transact certain business without the necessity of interacting directly with City employees or appearing personally at certain City offices.

         In early 1996, as part of its Kiosk Demonstration Project, the City of New York entered into an agreement with the Company (the "City Agreement") to develop public kiosks to be located in City offices and other public locations in an effort to expedite transactions with the City. Under the City Agreement, the City agreed to lease the first five kiosks, and the Company may deploy additional kiosks throughout the New York City area at its own risk and expense, subject to City approval of kiosk locations. The first five IPATs were deployed in the City in June 1996, a sixth IPAT has installed in August, 1997 and a seven was installed in March 1998. The initial term of the City Agreement was extended through the end of the City 1997 fiscal year (June 30, 1997). Pursuant to the City Agreement, the Company has developed kiosks through which members of the public can obtain certain information from, and transact certain business with, the Buildings Department and the Department of Health, as well as information about City government and elected officials and general information about transportation and attractions in New York.

         The kiosks are configured to permit the Company to offer additional services provided either by the Company or third parties and to sell advertising on such kiosks. The current extended City Agreement requires the Company to pay to the City 50% of advertising and third party service revenues from the first five IPATs. The Company will seek to provide SmartStreet(TM) services to other municipalities, states and government agencies and to organizations in the private sector that provide a large volume of information, records and documents to the public. The first such additional agreement was entered into on March 11, 1998 with the City of San Francisco. The first IPAT under this agreement was installed in June 1998. The Company may also seek to enter into agreements with the City and other customers to provide information and services over the Internet, in order to significantly expand the accessibility of such information and services. The Company also supplied ten IPATs to King County, Washington. To be profitable, the Company must significantly increase the number of IPATs placed in the City and other locations.

         As of December 31, 1997, all the Company's IPATs were available to provide City information and transaction services, but those IPATs did not provide or carry any paid advertising or third party services. Revenues from advertising began in May 1998, from contracts signed in March 1998. Advertisers in New York include Microsoft, Consolidated Edison and Isabella Geriatric Center. Advertisers in San Francisco include Microsoft, World Gem Showcase and Plug Busters. To date, the Company has achieved about $3,000 in monthly fees per IPAT for the IPATs initially installed in New York and San Francisco.

         After its inception in 1990, the Company's activities consisted initially of consulting, writing, training and custom software development for various corporate and government clients, including Microsoft, for which it produced technical papers and provided consulting services. In performance of these activities, the Company developed skills in rapid application development and a base of courseware and reusable software objects to which it retains title. In 1995, the Company decided to direct these skills and its expanding body of reusable software objects toward the development of services through which it can derive revenue on a "per transaction" basis. It developed and operated OLEBroker(TM), an Internet-based subscription service that allowed customers to search its database of information about software objects, find the information needed and at the customer's option, purchase needed objects on-line. At this time, the Company does not generally accept consulting assignments, and its consulting revenue is incidental to the generation of rental and advertising income.

Industry Background

Internet Development

         In recent years, computers have become increasingly interconnected through local area networks, wide area networks, and a technology for linking computers together known as the Internet Protocol (IP), as well as through various proprietary services. Increasingly, desktop personal computers (PCS) communicate with larger, shared servers using an arrangement known as client/server technology, as well as with other PCS on a peer to peer basis. The Internet, in particular, has experienced explosive growth in recent years as a means for computers to communicate with each other. While in its initial years, the Internet was used primarily for the transmission of electronic mail and for the dissemination of information, a technology called the World Wide Web ("WWW" or "Web"), a graphical approach to seeking and providing information, has proven to be very popular, and more than 40,000 websites operate to support Web browsers.

         Recently, CommerceNet, through Nielsen Media Research, conducted the Internet Demographics Survey, which the companies say is the first population-projectable survey regarding Internet usage. Among the survey's findings were these: there is a sizable base of Internet users--some 24 million people--in the United States and Canada; users of the World Wide Web are potentially ideal targets for business applications since they were found typically to be more educated and to have higher incomes than the rest of the population; and some 2.5 million people have already made purchases using the Web. The study found that users access the Internet fairly frequently, with 31% accessing it at least once a day. In addition, Internet users spend an average of five hours and 28 minutes online per week. The CommerceNet study has been criticized by some as unrepresentative, in that it over-represents highly educated individuals and under-represents individuals with less than a high school education. However, the critics generally acknowledge that even if the sample is skewed, the overall conclusions, if not their magnitude, are valid.

         Leading developers of Web browser software include Netscape, NCSA Mosaic and Microsoft. Leading developers of software for web servers include Netscape, O'Reilly and Purveyor. In 1996, Microsoft released an Internet server, called Internet Information Server, that it subsequently included as part of Release 4.0 of its NT operating system package.

         Internet technology has been enhanced in various ways to permit conventional applications to interact with users having access to an Internet connection and a web browser, to effect purchases and other transactions over the Internet. Such commercial use typically requires custom programming, and special techniques to provide for an acceptable level of security, given that the Internet is inherently an insecure network. Visa and MasterCard have announced standards to support the secure approval of credit card transactions over the Internet. These standards were developed jointly with Microsoft and Netscape. Separately, Netscape and VeriFone Inc. announced plans to develop software to support this standard with Netscape's commerce server software. DigiCash, N.A., CyberCash, Inc., and First Virtual Holdings have implemented their own Internet payment systems. The ability to accept payments easily over the Internet opens up many possibilities; for example, users can pay on a "per transaction" basis for use of specialized software or for obtaining information such as documents, price quotations, and the like.

         Many vendors, including Microsoft, offer techniques for improving the level of security on the Internet, including secure servers, firewalls, encryption techniques and other devices; however, even in the aggregate, these techniques are not wholly foolproof and the lack of full security may impede the growth of commerce on the Internet. New studies using very large Prime Numbers propose to have keys that all the computing power in the world today would take over a million years to break. Although this may be drastically reduced by new techniques in factoring Prime Numbers, finding a pattern to Prime Numbers, or future computer power growing much more than expected, these new techniques would offer far greater security than any codes in use today.

         Recently, reusable software components have begun to be adapted for the Internet. Two strategies have emerged. The first is a language called Java created by Sun Microsystems for development of "applets" of downloadable and reusable software components over the Internet. More recently, Microsoft has developed software to support its ActiveX(TM) technology over the Internet, and has released a beta version of Visual Basic called Visual Basic Script for the development and support of ActiveX(TM) components over the Internet. Microsoft has also signed an agreement with Sun for support of Java applets in its Internet Explorer, an Internet Browser used by the Company.

Intranet Technology

         Internet software is being used in private networks also. Such usage is referred to as an Intranet and it is increasingly becoming a part of the information services delivery strategy of many large organizations. Using Internet software to organize a private network can provide the same ease of use, hypertext capabilities, and downloading as does the Internet today. Intranets can be used to support a broad range of business solutions; that is, software programs that support business functions. Drawing from the usage of Internet e-mail and the Internet's World-Wide Web, Intranets can be used to publish and exchange information within a company.

         Additionally, Intranets can be used to make interactive business applications broadly accessible to a company's users wherever they are located. This is not just the traditional automating of business processes within a company. These applications can also tie together business processes between companies. An example of this would be linking suppliers with a manufacturing company's inventory system. This inter-company communication can take place by combining Intranets and the Internet. A new capability, called point-to-point tunneling protocol (PPTP), makes it feasible for secure business processes to operate over the Internet. In this connection, according to Microsoft, over 1.2 million people use the Microsoft Office family of web authoring tools.

Kiosk Technology

         Kiosks or IPATs are public access stations that can supply information or perform transactions. They are becoming more and more common across the United States and include such applications as custom greeting card machines, automotive parts look-up centers, music CD-preview stations, museum information IPATs, and movie ticketing dispensers.

         Many IPATs today are self-contained. Others may be linked to a central site. Kiosks have traditionally used conventional or proprietary technology. In contrast, the Company's Kiosks technology combines the advantages of Internet and Intranet technology.

Reusable Software Components

         The Company's software is built using reusable sofware components. Currently, the leading technology for reusable components is called Object Linking and Embedding (OLE), now known as ActiveX(TM), and was developed by Microsoft. It is supported by over 300 independent software vendors (ISVs) who have developed several thousand reusable objects that are offered for commercial sale. Many organizations also develop their own reusable software components that they do not market to others. OLE is a proprietary Microsoft standard, but it is an open standard in the sense that it is published and anyone can build components conforming to this standard without payment of fees to Microsoft and without obtaining a license. Microsoft has recently taken steps to establish an independent standard-making body for ActiveX(TM) technology. The Company's software supports the ActiveX(TM) standard.

         A competing standard, developed by IBM and Apple and known as OpenDoc, was contributed to Component Integration Laboratories (CILabs), a non-profit industry-wide organization and is offered as an "open" cross-platform standard (that is, it can be used with computers with different operating systems). Initial supporters of CILabs include Apple, IBM, Novell, Oracle, SunSoft and Xerox. Microsoft has not endorsed this standard. To date, few components have been developed to support OpenDoc. Once OpenDoc becomes available for the Windows platform, an effort which IBM has announced is underway, additional vendors may be motivated to develop for this specification.

         OLE is available for the Windows platforms and the Apple Macintosh line of computers with support provided by Microsoft. IBM, Microsoft, Computer Associates, Wang as well as specialized vendors such as Sheridan and Progress among others, have developed and offer for sale OLE components for these environments. In addition, Microsoft has licensed several third parties, including Digital Equipment Corporation, Software AGREEMENT, and Insignia and Bristol Technologies to develop support for OLE on Digital's VMS platform, IBM's MVS mainframes and AS/400 computers, and UNIX platforms, respectively. Microsoft has estimated that 98% of computers will support OLE by 1998.

         A third standard, known as CORBA, a specification endorsed by the Object Management Group, is designed to allow objects written on different and otherwise incompatible platforms to interact using software known as object request brokers (ORBs). ORBs are offered by vendors including Digital, Orbit and Software AGREEMENT.

ObjectSoft Strategy

         Since its founding in 1990, the Company has been active in the field of rapid application development (RAD). It was an early user of OLE as well as RAD languages such as Visual Basic. Initially, the Company directed its efforts to, and derived its revenues principally from, consulting, writing, training and custom development for clients that included large corporations in the computer, consulting, banking, manufacturing, cosmetics and apparel industries, among others, as well as government agencies.

         In performance of its consulting and related activities, the Company developed a base of courseware and software objects to which it retains title. In 1995, the Company made a strategic decision to leverage its skills in rapid application development and its expanding body of reusable software objects toward the development of services through which it can derive revenue on a "per transaction" basis. In connection with its development of the OLEBroker(TM) program, the Company developed significant additional software objects which it then used in the development of technology for the kiosk and Internet service delivery programs.

         The Company's strategy is to focus on development and marketing of the kiosk and Internet service delivery products. In this regard, it will seek to enter into strategic alliances with, and provide Intranet and/or Internet software to, entities that have a need to provide information and documents contained in proprietary databases to, or conduct a large volume transactions of transactions with, the general public or specific, but large, audiences in an expeditious, widely and easily accessible manner. Such entities include municipalities, other government entities and agencies and large public and private entities such as publishers, trade and business associations and others. The Company will seek to develop alliances with software and hardware manufacturers whose products may be used in or integrated with the software being developed and marketed by the Company. The Company intends to retain an ownership interest in the objects it develops in support of such projects.
Wherever possible, the Company also intends to contract, as it has with the City, to own and operate the services itself.

         In addition, the Company will seek to structure its arrangements with customers to permit it to offer related and unrelated information and services, particularly to kiosk users who might not otherwise have access to the Internet. This could include commercial and public service advertising and potentially the ability to make purchases and conduct other transactions through the Internet.

         There can be no assurance that the Company will be able to fully implement its strategic objectives or that it will be able to successfully market its kiosk and Internet based transaction services.

Products and Services

Smartstreet And Smartsign(TM) Kiosk Services

         The Company makes transactional services available via public access kiosks that combine the advantages of Internet and Intranet technology. Like an Intranet, the communication between the kiosk and its servers is accomplished over private, secure lines. Like an Internet, it enables an organization to interact with the general public, not just its own employees and customers. The Company anticipates that revenues from the kiosks will be provided by leasing fees paid by the service providers, such as the City, and by usage fees paid by consumers who obtain services through the kiosks.

         On January 11, 1996, the Company entered into an agreement with the City to provide a minimum of five kiosks to transact municipal services as part of the City's Kiosk Demonstration Project. Services to be provided from these kiosks include access to the records of the Department of Buildings, certain Department of Health services, including obtaining copies (for a fee) of birth certificates, death certificates and dog licenses, obtaining public health information, and registering for certain courses offered by the Department of Health. Information on City government, directional information and information about New York City's events, museums, tourist attractions, shopping and similar matters is provided without fee. Kiosks are located in the Department of Health building at 125 Worth Street in Manhattan, in the Bronx Borough Hall, in the Municipal Buildings of Brooklyn, and Queens, and in the Staten Island (St. George) terminus of the Staten Island Ferry. All kiosks providing City services or information, whether operated by the Company or other suppliers, carry the City's "CityAccess(TM)" logo.

         In connection with the development of the kiosks and the deployment and operation of the first five kiosks, the City agreed to pay to the Company an aggregate of $661,080. All amount due under this contract have been received. In addition, the City has elected to extend the Agreement through the end of June 30, 1999 although the monthly revenue that the Company receives has been reduced to $9,750 to reflect that amount previously paid covered a substantial portion of the Company's equipment costs. Subsequently, the Company added two IPATs in New York, one at the Museum of Science and one at the Audubon Technology Center of Columbia University. The Company receives no revenue from the City from these IPATs. However, the IPAT located in the Audubon Center has attracted advertisers, and currently generates about $3,000 in revenue per month. This IPAT is the first of the Company's new SmartSigns. On June 24, 1998, The Company entered the San Francisco market with an IPAT located in the Castro Station of the San Francisco Metro, and it is expected to begin generating revenue in July or August of 1998. The Company may also receive transaction fees in connection with the use of the kiosks by the public to obtain documents or certain other services, although so far, transaction revenues have been minimal. The amount of future transaction and advertising revenues, if any, will depend on user and advertiser acceptance of the kiosks.

         The Company has certain other rights under the City Agreement, including the right to sell advertising and additional services developed by the Company or third parties. The City Agreement requires the Company to pay to the City 50% of advertising and third party service revenues from the first five kiosks and 15% of such revenues from additional kiosks. The Company plans to exercise these rights and to actively solicit additional service providers and advertisers.

         Pursuant to the City Agreement, the Company has the right to install additional kiosks in the City, at the Company's risk and expense and subject to certain conditions including site approval by the City. The City will not be required to pay additional monthly payments for such kiosks, but it is anticipated, although there can be no assurance, that use by the public will generate transaction fees. The Company had commenced evaluating potential sites, has installed two additional IPATs and will seek to install up to 25 additional kiosks over the next six to nine months.

         At the time the City Agreement with the Company was executed, the City also signed similar agreements with two other companies for additional kiosks. The City expects to evaluate its success with this program and, if it deems it successful, to issue a Request for Proposals for competitive bidding to supply additional kiosks throughout the City.

         The Company intends to market kiosks to other municipalities, government agencies and organizations in the private sector. In the future, the Company may seek to make its transactional services available over the Internet and to make the Internet available from the Company's public kiosks.

         There can be no assurance that the Company's initial kiosks will perform on a commercial basis as anticipated, that the Company will be able to install and operate additional kiosks pursuant to the City Agreement, that City will seek to acquire additional kiosks, that the Company will secure a contract to supply additional kiosks to the City, that it will succeed in marketing its kiosks to other potential users, or that it will be able to attract additional service providers or advertisers to kiosks that may be located in New York City or elsewhere.

Operation of SmartStreet and SmartSign(TM) Kiosks

         The Company's goal in designing the SmartStreet(TM) kiosks was to maximize potential use by developing software that would be inviting and easy to use. The kiosks are designed so that a potential user is attracted to the kiosk by digital videos played from the upper monitor. In the City, these videos will include an "attract loop" narrated by the noted actor Tony Randall (currently Director of the National Repertory Theater) and a message from Mayor Rudolph W. Giuliani, as well as "spot" advertisements. The attract loop in San Francisco features Mayor Willie Brown. The attract loop explains what can be done with the kiosks and how to use them, and shows people from many walks of life using them successfully.

         Once a user approaches the IPAT, he or she is greeted by a message, and invited to press on the touchscreen to continue. In the future, the Company expects to make the IPATs accessible in multiple languages. The user is guided with verbal and on-screen prompts to the various services and categories of information available from the IPAT. As currently configured, the Opening Screen is divided into five parts or frames (see Figure 1 below):

1. Multimedia Frame - The upper left corner presents graphics, pictures of people or places, and "talking heads" to help the user navigate SmartStreet(TM).

2. Toolbar Frame - SmartStreet(TM) navigation buttons are located just below the Multimedia Frame. These buttons are always visible and allow the user, at any time, to: a) Return to Home Menu b) Take a survey c) Get on-screen help in using the IPAT

3. Content Frame - Located to the right of the Multimedia and Toolbar Frames, this contains the content and menus of the information and services available on SmartStreet(TM).

4. Footer Frame - Located below the Toolbar Frame and most of the Content Frame, this contains a place for local advertising and the keyboard for data input when needed.

5. Volume Frame - Located to the right of the Footer Frame and beneath the Content Frame, this controls the IPAT volume. When a user walks away and the IPAT resets itself (after about two minutes of idle time), it automatically resets the volume to 5 (mid position). A small feedback area confirms the current setting for the user.

[GRAPHIC OMITTED]

SmartStreet(TM) IPAT - Opening Screen

         The user has several choices on the Opening Screen to begin the SmartStreet(TM) experience. The user can:

1. Touch the Touch Here to Begin link in the Content Frame, the Home button in the Toolbar Frame, or the graphic in the Content Frame to jump to the Home Menu (see Figure 2 below).
2. Touch I'm Finished to take a short survey on his or her experience on the IPAT or leave a message.
3.       Touch I Need Help to get online verbal or video help on
         a)       What is available on the IPAT;
         b)       How to use the IPAT.

[GRAPHIC OMITTED]

SmartStreet(TM) IPAT - Home Menu

         The Home Menu contains the starting point for each service available through SmartStreet(TM). The current services are:

1. Keys To City Hall - This service allows a user to look up city agencies, elected officials and city transportation (see below).
2. Around New York City - This service provides information on New York City attractions, tours, hospitals, churches, museums, theaters, sports arenas, etc. Most of the items in this section include maps of the attraction.
3. Department of Health ("DOH") - DOH services and publications are listed as well as the ability to print applications for Birth Certificates, Death Certificates, and Dog Licenses.
4. CityAccess(TM) IPATs - Lists the location and services available at all CityAccess(TM) IPATs.
5. Department of Buildings ("DOB") - DOB services include review of outstanding violations against a building, tracing of ownership records and review of heat complaint information.
6. Marketing on SmartStreet(TM) - Information on how to contact the Company.
7. Transportation - Maps and routes for subways, buses and railroads, as well as street maps.

         If a user wants to carry out a transaction for which there is a cost (such as obtaining a license or an official copy of a document), the user is advised of the charge and prompted to insert a credit card. The credit card reader in use is designed so that the user never lets go of the card, for added security. The transaction request is sent to the central server site over a secure frame-relay network. In turn, the server sends the credit information to a credit authorizer for approval. If the transaction is declined, the user is advised and invited to submit another card. If the transaction is accepted, a reservation is made against the user's credit line, and the server then proceeds to initiate a transaction with the City's computers, to which it is connected via private leased lines. Once the required service has been performed by the City's computers, and a confirming transaction number sent back, the credit authorizer is again contacted and the transaction is settled. The authorizer causes the user's account to be debited, and the merchant accounts of the City and the Company to be credited for the transaction fee and service fee, respectively. The Company's credit card transaction capability became functional in September, 1997.

SmartStreet(TM) IPAT Technology

         SmartStreet(TM) IPATs were designed using advanced Internet technology. This technology allows the IPATs to operate either on a private Intranet or as an Internet site. The "browser" in the IPAT is Microsoft's Internet Explorer 4.0
(IE4), and the server is Microsoft's Internet Information Server 3 and 4. By using IE4 as an OLE object running full screen, hiding the Windows environment from the user, the Company was able to present a custom interface without having to develop custom operating system software or add-ons. The browser operates in a fashion suitable for use by the general public from a touch screen. Scroll bars, menus and status areas are turned off, and only functions which are specifically programmed or permitted are allowed.

         IE4 allows the use of new "light-weight" ActiveX(TM) controls and supports client-side VB Script and Java. IE4 also supports SSL 2.0, SSL 3.0, and PCT 1.0 security standards as well as advanced HTML Features such as Style Sheets, Frames & Tables, which convey content to the user at the IPAT. Many of these pages contain VB Script code to perform functions beyond the scope of normal HTML. This code uses objects, many of which were initially developed by the Company in connection with consulting contracts or OLEBroker(TM), to perform complex tasks on behalf of the IPAT. Some of the tasks these objects perform are:

1.       Printing formatted documents
2.       Reading a credit card
3.       Printing a receipt
4.       Transmitting Credit Card information to a bank for approval/disapproval
5.       Logging and error handling
6.       Storing the survey results into a database
7.       Adjustment of volume
8.       Production of custom maps (in the future)

         In addition, many third party ActiveX(TM) controls are or will be used, including:

1.       ESRI's Map Objects (Custom Maps)
2.       Wall Data's Rumba (mainframe connections)
3.       Microsoft's custom controls and timers (Look and feel of the IPAT)
4.       Microsoft Visual Basic's buttons (keyboards)

         The Server is built on Windows NT and runs Microsoft Internet Information Server, which supports "server-side" Visual Basic, and ActiveX(TM) controls. Microsoft BackOffice is also used for the databases and for system management. The connection between the remote IPATs (each of which is operated as a separate LAN) and the Server is accomplished through Frame Relay connections, and uses equipment manufactured by RAD and by Cisco. The connection is transmitted via regulated common carriers.

         The IPATs were designed to comply with the accessibility requirements of the Americans with Disabilities Act. The Company used subcontractors for the design hardware and graphics associated with its IPATs, and the IPATs are constructed by a subcontractor in accordance with the specifications developed by the Company. They are constructed of hardened steel, with baked-on, vandal-resistant paint. The touchscreen in use is made of tempered glass for secure and vandal-resistant operation.


Marketing

         To market Kiosks successfully, the Company believes it must obtain the rights to place its IPATs in compelling high-density locations. In addition, the Company will seek to attract advertisers based on the number and demographics of "impressions" that the Company can offer to advertisers. To this end, the Company has commissioned site surveys that count that actual population at each existing location. The Company has retained a consultant to assist the Company in leasing space in favorable locations and on satisfactory terms. In addition, the Company has retained a media consultant to prepare a media kit and to target it to suitable advertisers. The Company has retained a public relations consultant to disseminate news related to its IPATs and to stimulate demand. Additional marketing efforts focus on identifying content-providers whose offerings can create additional transaction revenue for the Company's IPATs. In seeking content-providers, the Company will exhibit at major trade shows where it will partner with several of its major vendors. For example, the Company partnered with Dell and Microsoft at the Government Technology trade show held in Albany, New York in September 1996, and it expects to participate in similar joint efforts on an ongoing basis. A telemarketing program has been initiated to target tourist, recreational and similar facilities to list their facilities on the Company's IPATs. This effort will be contracted to a telemarketing firm on a commission basis. The Company's marketing activities are currently performed by its executive officers and consultants under such officers' supervision.

OLEBroker(TM)

         The Company's first commercial product for the Internet was OLEBroker(TM), introduced in November 1995. The Company discontinued OLEBroker early in 1997, as revenue was insufficient in relation to costs. OLEBroker was an on-line subscription service for OLE reusable components. This service was operated on the Internet with the Universal Resource Locator (URL) of http://www.olebroker.com. The service contained the searchable full text of the help files of OLE and ActiveX(TM) components that have been provided for listing by component vendors. In addition, it contained white papers, specifications, standards, training materials, and news articles.

Consulting, Training and Authoring Services

         The Company's historical business has been to assist clients in making the transition from mainframes and minicomputers to client/server and rapid application development. These services have included training, authoring and consulting for numerous clients in a variety of industries, including the insurance, manufacturing and fashion industries, as well as the public sector. The Company dies not currently undertake consulting assignments except incidentally for the generation of rental and advertising income.

Training Services

         The Company has provided training courses in subjects including:

              o    Client/Server Rapid Application Development

              o    Graphical User Interface Design

              o    Internet Development

              o    Automated Testing of Software

              o    Introductory and Advanced Visual Basic

              o    Component Development with OLE 2.0

              o    Help Authoring and Software Documentation

         Training fees are typically charged on the basis of per-diem fees of $2,000 - $3,000 per day and a materials cost, if applicable, plus reimbursement for out-of-pocket expenses. Most seminars are held at client sites. Training services were discontinued to allow the Company to focus on its core business.

Authoring Services

         David E. Y. Sarna and George J. Febish, Co-Chief Executive Officers of the Company, authored a monthly column, called Paradigm Shift, focussing on development, Internet and Intranet issues, for Datamation, a magazine with a circulation of approximately 225,000 published by Cahners Publishing Company, a division of Reed Elsevier Inc. until the magazine was discontinued early in 1998. In addition, the Company has authored three white papers for Microsoft covering OLE, Three-tier Client/Server Architecture and Visual Basic for Enterprise Development, and completed various assignments for other clients. Fees from these services are negotiated on a project basis. Authoring is not expected to generate significant revenue in the future.

Custom Development and Consulting Services

         Custom Development and Consulting Services include the design of OLE objects, as well as complete multimedia systems. Fees for such services are negotiated either on the basis of hourly billing rates for the staff assigned or for fixed fees for specified services.

         The Company entered into a contract in 1995 with ACORD Corporation, a non-profit organization, whose members include property and casualty insurers and about 40,000 independent agents ("ACORD"). ACORD develops and maintains communications standards for the property and casualty industry. The Company assisted ACORD in defining AL4, an OLE-based standard and set of objects for implementing ACORD forms, which comply with 184 standards set by various regulatory organizations. Developers from ACORD and the Company are creating and distributing the reusable ACORD knowledge objects for particular insurance forms. The standard also describes how ACORD's Independent Software Developers
(ISDs) can incorporate these OLE-based objects into their systems. The Company does not intend to undertake custom development services in the future.

Relationship with Microsoft

         The Company has established a strategic relationship with Microsoft that it believes is important to its sales, marketing and support activities, as well as to its product development efforts relating to its IPATs. Microsoft supports the Company in marketing its public access services, and has informally agreed to exhibit the Company's IPATs in Microsoft displays at various trade shows. It has also issued statements that included favorable references relating to the Company's products. Microsoft has also entered into various non-disclosure agreements with the Company with respect to unannounced Microsoft products, under which the Company has the opportunity to have advance knowledge of software technology being developed by Microsoft. Microsoft has also provided, and continues to provide, fee-based consulting services to the Company through Microsoft Consulting.

         Since 1994, the Company has served as the exclusive regional host and sponsor of Microsoft Developer Days, an ongoing series of technical conferences organized and operated by Microsoft. The most recent conference was held on March 19, 1997. The conference attracted over 5,000 paid registrants and was completely sold out. The Company has also produced technical papers for, and provided consulting services to, Microsoft. The next conference is scheduled for September 2, 1998. Additionally, in March 1998, Microsoft entered into an agreement with the Company to advertise on its IPATs.

         In November 1995, Microsoft and the Company entered into the Cooperation Agreement with respect to OLEBroker(TM). The Cooperation Agreement provides that Microsoft will undertake various promotional activities relating to the Service including the distribution of a subscription offer in copies of Microsoft's Visual Basic 4.0, Access Development Toolkit, and in a magazine supplied to purchasers of Microsoft Visual C++. The Company, in turn, will provide Microsoft with a number of complementary subscriptions and a discounted price for additional subscriptions. With the discontinuation of OLEBroker, this agreement was not renewed. The Company is currently negotiating other agreements with Microsoft, but there can be no assurances that such negotiations will be successful, or if successful, that they will be profitable. If Microsoft were to sever its relationships with the Company, the Company's sales and financial condition could be severely and adversely affected.

Competition

         The Company is subject to competition from different sources for its different services. The Company's Internet IPAT business competes with numerous companies, including IBM, North Communications, Golden Screens and ATCOM/INFO. The City has also awarded contracts, comparable to the contract awarded to the Company, to North Communications and DSSI (which awarded a subcontract to Golden Screens), both of which have sold similar IPATs to other municipalities. After fulfillment of the initial contracts, if the City chooses to install additional IPATs throughout the City, it may award to others, and not the Company, the contract to install such additional IPATs. Further, there can be no assurance that other municipalities or other entities will seek to acquire IPATs from the Company. In addition, if the use of IPATs provided by the Company and others proves to be successful in the City and other municipalities and locations, additional companies in the software, hardware and communications areas, among others, may seek to enter the market. Many of such competitors may have resources far greater than the Company. A total of 29 companies competed for the contracts with the City, many of which can be expected to compete aggressively in other competitive situations.

Customers

         The customer base for the Company's IPAT business consists principally of municipalities and other public sector or commercial entities to which the Company would sell or lease IPATs, prospective advertisers and ultimately consumers accessing IPAT services or products. The Company also intends to market its consulting services to mall operators.

         The Company historically has derived a significant portion of its revenues from a relatively limited number of customers. During the three months ended March 31, 1998, the City accounted for 100% of the

Company's revenues pursuant to the City Agreement. During 1997, one customer accounted for approximately 84% of the Company's revenues, and during 1996, two customers accounted for approximately 71% of revenues. The Company provided consulting and related services, and more recently, services related to the development of Intranet and IPAT technology, to such customers.

Proprietary Rights

         The Company's success is highly dependent on its proprietary technology. The Company views its software as proprietary, and relies on a combination of trade secret, copyright and trademark laws, non-disclosure agreements and contractual provisions to establish and protect its proprietary rights. The Company has no patents or patents pending and has not to date registered any of its trademarks or copyrights. The Company has applied for registrations in the United States for the following trademarks: SmartSign(TM), Object Soft(TM), In addition, the Company plans to register certain of these trademarks in principal foreign jurisdictions.

         The source code for the Company's proprietary software is protected as a trade secret. In addition, because the Company does not sell or license its technology to third parties, but rather delivers services thorough its, its proprietary software is not disclosed to third parties. Furthermore, the Company enters into agreements, as appropriate, with employees, consultants and subcontractors containing provisions relating to confidentiality and the assignment of inventions and other developments to the Company. However, despite the Company's efforts to protect its proprietary rights, unauthorized parties may attempt to copy aspects of the Company's products or to obtain and use information that the Company regards as proprietary. Policing unauthorized use of the Company's products is difficult, and while the Company is unable to determine the extent to which piracy of its software products exists, such piracy can be expected to be a persistent problem, particularly in international markets and as a result of the growing use of the Internet. In addition, the laws of some foreign countries either do not protect the Company's proprietary rights or offer only limited protection for those rights. There can be no assurance that the steps taken by the Company to protect its proprietary rights will be adequate or that the Company's competitors will not independently develop technologies that are substantially equivalent or superior to the Company's technologies or products.

         There has been substantial litigation in the software industry involving intellectual property rights. Although the Company does not believe that it is infringing the intellectual property rights of others, there can be no assurance that such claims, if asserted, would not have a material adverse effect on the Company's business, financial condition and results of operations. In addition, as the Company may acquire or license a portion of the software included in its products from third parties, its exposure to infringement actions may increase because the Company must rely upon such third parties for information as to the origin and ownership of such acquired or licensed software. Although the Company would intend to obtain representations as to the origins and ownership of such acquired or licensed software and obtain indemnification to cover any breach of any such representations, there can be no assurance that such representations will be accurate or that such indemnification will provide adequate compensation for any breach of such representations. In the future, litigation may be necessary to enforce and protect trade secrets, copyrights and other intellectual property rights of the Company. The Company may also be subject to litigation to defend against claimed infringement of the rights of others or to determine the scope and validity of the intellectual property rights of others. Any such litigation could be costly and divert management's attention, either of which could have a material adverse effect on the Company's business, financial condition and results of operations. Adverse determinations in such litigation could result in the loss of the Company's proprietary rights, subject the Company to significant liabilities, require the Company to seek licenses from third parties and prevent the Company from selling its products, any one of which could have a material adverse effect on the Company's business, financial condition and results of operations.

Government Regulations and Licensing

         The Company believes that it has all licenses necessary to operate its business as currently conducted in New Jersey and New York.

         The Company is not currently subject to direct regulation by the Federal Communications Commission or any other agency, other than regulations applicable to businesses generally and businesses doing business with governmental agencies. In connection with its contract with the City and future contracts, if any, with the City and other municipalities or government entities, the Company will have to comply with such regulations, including bidding procedures and record-keeping, audit, insurance, bonding and anti-discrimination provisions, among others. In San Francisco, the Company may be required to make the IPATs accessible to blind persons. The Company is currently attempting to develop a program to make its IPATs accessible to blind persons, with the aid and cooperation of various organizations for the blind.

         Due to the increase in Internet use and publicity, it is possible that laws and regulations may be adopted with respect to the Internet, including with respect to privacy, pricing and characteristics of products or services. The Company cannot predict the impact, if any, that future laws and regulations or legal or regulatory changes may have on its business. See "Risk Factors - Government Regulation; Potential Liability for Information and Content Disseminated through Network."

Facilities

         The Company's corporate headquarters are located in Hackensack, New Jersey, in a leased facility consisting of approximately 4,300 square feet, which it occupied effective April 1, 1996 under a lease expiring March 31, 2003. The rent paid by the Company for this office will be approximately $ 70,703 per annum in 1999 subject to certain increases in subsequent periods. The Company believes that its new space will be adequate to meet its requirements for the presently foreseeable future.

Employees

         As of July 31, 1998, the Company had 16 employees, 12 of which were full-time, and all of whom are based in its Hackensack, NJ offices. These include 6 in product development, 3 in management and sales, 5 in operations and 2 in finance and administration.

         The Company expects the size of its workforce to remain approximately the same in 1998, and the Company intends to continue with its policy to outsource non-strategic functions such as artwork development, repetitive testing, maintenance and bookkeeping rather than using its own staff for these functions.

         Other than Messrs. Sarna and Febish, no other senior personnel have entered into employment agreements obligating them to remain in the Company's employ for any specific term; however, substantially all key employees of the Company are parties to nonsolicitation, confidentiality and noncompetition agreements with the Company. In addition, independent contractors enter into confidentiality agreements with the Company.

Legal Proceedings

         The  Company  is  not   currently   involved  in  any  material   legal
proceedings.

Recent Financings

         Pursuant to the terms of the Financing Agreement the Investors purchased the Initial Shares at an initial purchase price of $2.025 per share ("Initial Price"). On the effective date of a registration statement on Form S-3 which was filed with the Securities and Exchange Commission on June 26, 1998 (the "Form S-3"), the Investors will have certain "reset" rights pursuant to which the Investors will receive cash equal to the average of the five lowest closing bid prices of the Common Stock of the Company multiplied by the number of Initial Shares less the Initial Price multiplied by the number of Initial Shares. The Company also issued to each Investor a Warrant A and B to purchase an aggregate of 18,000 shares of Common Stock. The Company also issued to Settondown Capital International Ltd. (the "Placement Agent") 37,778 shares of Common Stock and a Warrant A to purchase an additional 9,000 shares of Common Stock.

         The Company has certain repurchase rights with regard to the Common Stock in the event the closing bid price of the Common Stock falls below $1.50 per share. Each of the Investors has agreed that following the acquisition of any shares of Common Stock pursuant to the Financing Agreement, it will not be the beneficial owner of more than 4.95% of the outstanding shares of Common Stock. Each of the Investors has agreed to vote all shares of Common Stock held by such Investor in favor of the nominees to the Company's board of directors who are nominated by the Company so long as the Company does not breach the Financing Agreement.

         Series C Preferred Stock

         Under the Financing Agreement, the Investors agreed to subscribe for up to $1.2 million in stated value of Series C Preferred Stock and the Company agreed to issue to the Placement Agent an additional number of shares of Series C Preferred Stock equal to 4% of the number of shares of Series C Preferred Stock issued to the Investors. Each share of Series C Preferred Stock shall accrue dividends at the rate of 6% per annum which are payable in cash or Common Stock at the option of the Company. Upon each closing of the Series C Preferred Stock, one-half of the Series C Preferred Stock is convertible into Common Stock at any time after issuance at the holder's option and the remaining one-half shall be convertible 30 days thereafter. The Series C Preferred Stock is convertible into that number of shares of Common Stock as is determined by dividing the aggregate stated value of the Series C Preferred Stock to be converted by the lesser of the average closing bid price of the Common Stock as reported by Bloomberg, LP for the five day trading period preceding the closing date of the Series C Preferred Stock or the average of the closing bid prices for the Common Stock five trading days preceding the date of any conversion notice, multiplied by 85%.

         The Put Option

         During the period commencing on the effective date of the Form S-3, or other applicable registration statement, and ending on the second anniversary thereof (the "Commitment Period") the Company may, from time to time, exercise a "put" right (the "Put Option") by delivery of a put notice to the Investors pursuant to which the Investors must purchase the allotted number of shares indicated therein. The maximum number of shares for which the Company may deliver a put notice is subject to certain limitations based on the trading volume of the Company's Common Stock and the trading price of the Common Stock. The Put Shares may be purchased at a 15% discount off the average of the three lowest closing bid prices of the Common Stock during the Valuation Period (as defined in the Financing Agreement). The obligation of the Investors to purchase shares upon exercise by the Company of a Put Option is subject to limitations and termination upon occurrence of certain conditions set forth in the Financing Agreement.

         The Initial Shares, Warrant A and Warrant B were issued, and the Put Shares, the Warrant A Shares and the Warrant B Shares will be issued, by the Company in reliance upon the provisions of Section 4(2) and Regulation D of the Securities Act.

         Warrant A

         The Warrants A issued to the Investors and the Placement Agent in connection with the Financing Agreement may be exercised, subject to the terms and subject to the conditions set forth therein, for a five year period commencing May 13, 1998, to subscribe for and purchase shares of Common Stock of the Company at an exercise price of $3.04 per share. The exercise price and the number of shares for which the Warrant A is exercisable is subject to adjustment as provided therein, including, but not limited to, anti-dilution provisions pertaining to the declaration of stock dividends and the merger, consolidation or liquidation of the Company.

         Warrant B

         The Warrant B issued to the Investors in connection with the Financing Agreement may be exercised, for a five year period, subject to the terms and subject to the conditions set forth therein, at any time on or after November 13, 1998 to subscribe for and purchase shares of Common Stock of the Company at an exercise price of $3.16 per share. The exercise price and the number of shares for which the Warrant B is exercisable is subject to adjustment as provided therein, including, but not limited to, anti-dilution provisions pertaining to the declaration of stock dividends and the merger, consolidation or liquidation of the Company.

         Placement Shares; Compensation to Placement Agent.

         As compensation for services rendered in connection with the Private Placement, the Company issued to the Placement Agent 37,778 shares of Common Stock and a Warrant A to purchase 9,000 shares of Common Stock. The Company also paid to the Placement Agent five (5%) percent of the gross proceeds in connection with the sale of the Initial Shares. The Company agreed to pay to the Placement Agreement three (3%) percent of the gross proceeds of the sale of the Series C Preferred Stock in cash and four (4%) percent of the number of shares of Series C Preferred Stock sold to Investors. The Company also agreed to pay to the Placement Agent, following the closing for each Put Option, six (6%) percent of the gross proceeds for each Put.

         Stockholder Approval

                  Under the rules of the National Association of Securities Dealers, issuers whose securities are listed on NASDAQ, the exchange on which the Company's Common Stock is listed, are required to obtain stockholder approval, prior to the issuance of securities, in the following limited circumstances, in connection with a transaction other than a public offering involving: (i) the sale or issuance by the issuer of common stock (or securities convertible into or exercisable for common stock) at a price less than the greater of book or market value which together with sales by officers, directors or substantial stockholders of the company equals 20 percent or more of common stock or 20 percent or more of the voting power outstanding before the issuance; or (ii) the sale or issuance by the Company of common stock (or securities convertible into or exercisable to purchase common stock) equal to 20 percent or more of the common stock or 20 percent or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock.

         On July 9, 1998, at the Company's Annual Meeting of Stockholders, a majority of the voting power of the issued and outstanding Common Stock of the Company, present in person or represented by proxy at the meeting and entitled to vote at the meeting, voted to approve the issuance of the Company's securities pursuant to the Financing Agreement.

                                   MANAGEMENT


Executive Officers and Directors

         The executive officers and directors of the Company are as follows:


Name                                Age       Position

David E. Y. Sarna 1                  48       Chairman, Secretary and Director
George J. Febish 1                   49       President, Treasurer and Director
Daniel E. Ryan1 2 3 4                50       Director
Gunther L. Less 2 4                  67       Director

         1        Member of Executive Committee
         2        Member of Audit Committee
         3        Member of Compensation Committee
         4        Member of Stock Option Plan Committee

         David E. Y. Sarna together with Mr. Febish founded the Company in 1990. Mr. Sarna has been the Chairman, Co-Chief Executive Officer, Secretary and a director of the Company since December 1990. From 1994 to 1997 Mr. Sarna was a Contributing Editor of Datamation magazine. Prior to co-founding the Company, Mr. Sarna founded Image Business Systems Corporation, a computer software development company, in 1988. Prior to founding Image Business Systems Corporation, Mr. Sarna was formerly Executive Vice-President and a co-founder of International Systems Services Corp., a computer software company that developed ISS Three(TM). From 1976 to 1981, Mr. Sarna was employed by Price Waterhouse & Co., as a management consultant, beginning as a senior consultant and rising to the position of senior manager. From 1970 to 1976 Mr. Sarna was employed by IBM Corporation in technical and sales positions. Mr. Sarna began his professional career at Honeywell in 1968. Mr. Sarna holds a BA degree from Brandeis
University and did graduate work at the Technion - Israel Institute of Technology. Mr. Sarna is a Certified Systems Professional and a Certified Computer Programmer. He is the co-author, with Mr. Febish, of PC Magazine Windows Rapid Application Development (published by Ziff- Davis Press in 1994), several other books and over 50 articles published in professional magazines. Mr. Sarna is also the co-inventor of patented software for the recognition of bar-codes.

         George J. Febish together with Mr. Sarna founded the Company in 1990. Mr. Febish has been the President, Co-Chief Executive Officer, Treasurer and a director of the Company since December 1990. From 1994 to 1997 Mr. Febish was a Contributing Editor of Datamation magazine. Prior to co-founding the Company, Mr. Febish was Executive Vice President and Chief Operating Officer of Image Business Systems Corporation, a computer software development company, from 1988 to 1990. Prior to joining Image Business Systems Corporation, Mr. Febish was the Director of Marketing at ISS, a computer software company that developed ISS Three(TM). Prior to joining ISS, Mr. Febish was the Eastern Regional Sales Manager for Bool & Babbage. In 1970, Mr. Febish began his professional career with New York Life Insurance Company. Mr. Febish holds a BS degree from Seton Hall University. He is the co-author, with Mr. Sarna, of PC Magazine Windows Rapid Application Development and the author of numerous published articles.

         Daniel E. Ryan has been a director since 1991. Mr. Ryan has been employed by New York Life Insurance Company since July, 1965 where, since 1981, he has held the title of Corporate Vice President. Mr. Ryan is the head of the Service Center Development of New York Life Insurance Company's Information
Systems organization. Mr. Ryan holds an MBA in Computer Science from Baruch College and a BS/BA in Industrial Management from Manhattan College. Mr. Ryan is a Certified Systems Professional.

         Gunther L. Less has been a director of the Company since December 1996. Mr. Less owns and operates GLL TV Enterprises, through which he has acted as the producer and host of "Journey to Adventure," a travel- documentary show that has appeared in syndication on broadcast and cable television networks for over 35 years. He also acts as a special media consultant to the airline industry and has held various executive and consulting positions in the travel industry, including as an Agency Manager for American Express, President of Planned Travel, Inc., a subsidiary of Diners Club, Inc., System Sales and Marketing Manager for Avis Rent-A-Car and Manager-External Affairs for Olympic Airways and personal consultant to the late Aristotle Onassis, and consultant to Hyatt International Corporation. He is also a past president of the American Association of Travel Editors. Mr. Less is the designee of the Underwriter.

         The Company's Board of Directors is divided into two classes. The Board is composed of two Class I Directors (Messrs. Sarna and Less) and two Class II Directors (Messrs. Febish and Ryan). The term of office Class I Directors expires at the Company's 1999 Annual Meeting of Stockholders and the term of office of Class II Directors expires at the Company's 2000 Annual Meeting of Stockholders. Directors elected to succeed those whose terms expire are elected to a term of office expiring at the second Annual Meeting of Stockholders following their election. Directors hold office until the expiration of their respective terms and until their successors are elected or until death, resignation or removal. The classification of the Board of Directors could have the effect of making it more difficult for a third party to acquire, or discouraging a third party from acquiring, control of the Company. Vacancies on the Board of Directors may be filled only with the approval of a majority of the Board of Directors then in office. Furthermore, any director elected by the stockholders, or by the Board of Directors to fill a vacancy, may be removed only for cause and by a vote of 75% of the outstanding shares of Common Stock. See "Description of Securities - Delaware Takeover Statute and Certain Charter Provisions."

         Executive officers of the Company are elected by the Board of Directors on an annual basis and serve at the discretion of the Board of Directors.

Non-Employee Director Compensation

         Until March 1996, non-employee directors of the Company received no compensation for attendance at Board meetings or committee meetings of the Board; however, each non-employee director was reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings or other Company business.

         In March 1996 the Board of Directors adopted the 1996 Stock Option Plan (the "1996 Plan") pursuant to which each non-employee director of the Company on the date the 1996 Plan was approved by Stockholders was granted an option to purchase 10,000 shares of Common Stock. Thereafter when each non-employee director first became a director, such individual was granted an option to purchase 10,000 shares of Common Stock. In addition, immediately following each Annual Meeting of Stockholders at which directors were elected, each non-employee director of the Company who was then a director was granted an option to purchase an additional 5,000 shares of Common Stock (the "Formula Grants"). At the 1998 Annual Meeting of Stockholders, stockholders voted in favor of a proposal to amend the 1996 Plan, which proposal included the deletion of the Formula Grants from the 1996 Plan.

Committees of the Board of Directors

         The Company has established (i) a Compensation Committee whose sole member is Mr. Ryan, (ii) an Audit Committee whose members are Messrs. Ryan and Less, (iii) an Executive Committee whose members are Messrs. Sarna, Febish and Ryan, and (iv) a Stock Option Plan Committee whose members are Messrs. Ryan and Less.

Executive Compensation

         The following table sets forth information concerning annual and long-term compensation, paid or accrued, for the Chief Executive Officer and for each other executive officer of the Company whose compensation exceeded $100,000 in fiscal 1997 (the "Named Executive Officers") for services in all capacities to the Company during the last three fiscal years.

                           SUMMARY COMPENSATION TABLE




                                                        Annual Compensation              Long Term Compensation
                                                                      Other          Awards(1)           Payouts
Name and                                                              Annual         Securities            All
Principal                                                            Compen-         Underlying           Other
Position                               Year          Salary(2)      sation (3)      Options/SAR        Compensation
--------                               ----          ------         ----------      -----------        ------------

David E.Y. Sarna, Chairman,            1997          $208,000           --             50,000               --
Secretary and Co-Chief                 1996          $208,000           --             50,000               --
Executive Officer                      1995          $200,000           --               --                 --

George J. Febish, President,           1997          $208,000           --             50,000               --
Treasurer and Co-Chief                 1996          $208,000           --             50,000               --
Executive Officer                      1995          $200,000           --               --                 --


----------------
(1) None of the Named Executive Officers received any Restricted Stock Awards or LTIP Payouts in 1995, 1996 or 1997.

(2) Includes $107,220 that was accrued but not paid to each of Messrs. Sarna and Febish in 1995. At December 31, 1995, the total amount of compensation accrued but not paid to each of Messrs. Sarna and Febish, inclusive of prior years, was $195,844. Such amounts were subsequently paid in full, with $100,000 and $50,000 paid to each of Messrs. Sarna and Febish from the proceeds of a bridge loan offering of notes and warrants completed in June 1996 (the "Bridge Loan Offering") and an offering of units of Common Stock and warrants completed in August 1996 (the "July 1996 Offering"), respectively, and the balance paid from operating revenues.

(3) As to each individual named, the aggregate amounts of perquisites and personal benefits not included in the Summary Compensation Table did not exceed the lesser of either $50,000 or 10% of the total annual salary and bonus reported for the Named Executive Officer.

Employment Agreements

         The Company entered into an employment  agreement with each of David E.
Y. Sarna and George J. Febish, effective as of July 1, 1996, which expires on December 31, 2001. The employment agreements each provide for a current annual base salary of $208,000. On July 9, 1998, the Compensation Committee of the Board of Directors, as ratified by the Board of Directors, increased the annual base salary to $215,000. Each of the employment agreements also provides for a bonus of 5% per annum of the Company's Earnings Before Depreciation, Interest, Taxes and Amortization. In addition, on an annual basis, the Board of Directors will consider paying an additional bonus to each of Messrs. Sarna and Febish that is based upon the increase in the Company's gross revenues, taking into account any increase in the Company's expenses. The annual base salary under the current agreements may be increased at the discretion of the Board of Directors. The agreements provide for (i) a severance payment of the base compensation and bonus of the prior full fiscal year and payment of all medical, health, disability and insurance benefits then payable by the Company for the longer of
(a) the remainder of the term of the employment agreement or (b) 12 months, as well as (ii) the base compensation and bonus accrued to the date of termination, upon the occurrence of (x) termination by the Company without cause, (y) termination by the employee for good reason or (z) a change in control of the Company, if the employee resigns after the occurrence of the such change in control. Each of the employment agreements limit the severance payments to an amount that is less than the amount that would cause an excise tax or loss of deduction under the rules relating to golden parachutes under the Internal Revenue Code.

Officer Warrants

         Each of David E. Y. Sarna and George J. Febish have entered into a Warrant and Warrant Agreement with the Company. The Warrant and Warrant Agreements, dated April 15, 1993 (the "Officer Warrants") provides for the right of each of them to purchase 50,000 shares of Common Stock at an exercise price per share of $.50 exercisable until April 30, 1998. The Company extended the exercise date of the Officer Warrants to April 30, 2000 in consideration of their waiver of the registration rights with respect to the Company's 1996 Public Offering and their agreement to enter into an 18 month lock-up agreement with the Underwriter. The Officer Warrants permit the executive's estate to cause the Company to purchase the underlying shares at the Company's book value per share. The Officer Warrants provide that the number of shares and the exercise price are subject to anti-dilution adjustments and grants "piggyback" registration rights with respect to the underlying shares. See "Description of Securities - Outstanding Warrants and Options - Officer/Stockholder Warrants; 1996 Stock Option Plan."

Stock Options

         There were no grants of stock options nor stock appreciation rights ("SARs") to the Named Executive Officers during fiscal 1997. There were no stock option nor SAR exercises during fiscal 1997 and no SARs were outstanding at December 31, 1997. On July 9, 1998, Messrs. Sarna and Febish were each granted an option under the 1996 Plan to purchase 50,000 shares of Common Stock at an exercise price of $1.45 per share. Such options vest as to fifty per cent of the shares on July 9, 1998 and fifty per cent on July 9, 1999.

         On July 9, 1998, the Board of Directors of the Company resolved to offer to all currently employed employees who had previously been granted stock options under the 1996 Plan, amendments to their stock option contracts, which amendments included the repricing of options from an average exercise price of $4.50 per share of Common Stock to $1.45 per share of Common Stock (the fair market value of the Common Stock on July 9, 1998) and extending and revising the vesting period of the options.

1996 Stock Option Plan

         The Company's 1996 Plan was adopted by the Board of Directors on March 15, 1996 and was approved by the Stockholders on September 16, 1996 and July 9, 1998. The number of shares available under the 1996 Plan is 750,000. As of July 31, 1998, no options had been exercised and options to purchase 425,000 shares held by fourteen optionees were outstanding at a weighted average per share exercise price of $1.45. Options granted under the 1996 Plan may include those qualified as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended, as well as non-qualified options. Key employees as well as other individuals, such as outside directors, consultants and advisors who provide necessary services to the Company are eligible to participate in the 1996 Plan. Non-employees and part-time employees may receive only non-qualified options. Options to purchase an aggregate of 425,000 shares of Common Stock have been granted to date under the 1996 Plan, including 100,000 options granted to each of David E. Y. Sarna and George J. Febish, the Company's Co-Chief Executive Officers .

         The 1996 Plan is administered by a committee of the Board of Directors of not less than two Directors, each of whom must be a "Non-Employee Director" within the meaning of regulations promulgated by the Securities and Exchange Commission. The Board of Directors has designated the Stock Option Plan Committee of the Board consisting of Messrs. Less and Ryan to administer the 1996 Plan. The Stock Option Plan Committee has the authority under the 1996 Plan to determine the terms of options granted under the 1996 Plan, including, among other things, the individuals who shall receive options, the times when they shall receive them, whether an incentive stock option and/or non-qualified option shall be granted, the number of shares to be subject to each option, and the date or dates each option shall become exercisable.

         The following summary of the 1996 Plan set forth herein is qualified in its entirety by reference to the text of the 1996 Plan, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

Types of Grants and Awards

         The 1996 Plan permits the grant of options which may either be "incentive stock options" ("ISOs"), within the meaning of Section 422 of the Code, or "non-qualified stock options" ("NQSOs"), which do not meet the requirements of Section 422 of the Code.

Eligibility

         All employees (including officers) and directors of the Company or its subsidiaries, consultants and advisors to, the Company or its subsidiaries are eligible to be granted options under the 1996 Plan. The Company currently has approximately 18 employees, 15 of which are full-time employees.

Stock Subject to the 1996 Plan

         The total number of shares of Common Stock for which options may be granted under the 1996 Plan may not exceed 750,000, subject to possible adjustment in the future. Any shares of Common Stock subject to any option which for any reason expires, is canceled or is terminated unexercised or which ceases for any reason to be exercised will again become available for granting of options under the 1996 Plan.

Administration

         The 1996 Plan is administered by a committee of the Board of Directors of not less than two Directors, each of whom must be a "Non-Employee Director" within the meaning of regulations promulgated by the Securities and Exchange Commission. The Board of Directors has designated the Stock Option Plan Committee of the Board consisting of Messrs. Less and Ryan to administer the 1996 Plan. The Stock Option Plan Committee has the authority under the 1996 Plan to determine the terms of options granted under the 1996 Plan, including, among other things, the individuals who shall receive options, the times when they shall receive them, whether an incentive stock option and/or non-qualified option shall be granted, the number of shares to be subject to each option, and the date or dates each option shall become exercisable.

Exercise Price

         The exercise price of options granted under the 1996 Plan is determined by the Stock Option Plan Committee, but in the case of an ISO may not be less than 100% of the fair market value of the Common Stock on the date the ISO is granted (110% of such fair market value in the case of ISOs granted to an optionee who owns or is deemed to own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (a "Ten Percent Stockholder")). The exercise price of the shares of Common Stock under each Non-Employee Director Option shall be equal to the fair market value of the Common Stock subject to such option on the date of grant. The exercise price is payable at the time of exercise of the option in cash or by certified check, previously acquired shares of Common Stock (valued at their fair market value on the date of exercise of the option) or a combination thereof, in the discretion of the Stock Option Plan Committee. The Stock Option Plan Committee may, in its discretion, permit payment of the exercise price of options by delivery of properly executed exercise notices, together with a copy of irrevocable instructions from the optionee to a broker acceptable to the Stock Option Plan Committee to deliver promptly to the Company the amount of sale or loan proceeds to pay such exercise. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

Terms and Conditions

         As to options granted to employees and consultants:

                  (a) Options granted to employees and consultants may be granted for such terms as is established by the Stock Option Committee, provided that, the term of each ISO shall be for a period not exceeding ten years from the date of the grant, and further provided that ISOs granted to a Ten Percent Stockholder shall be for a period not exceeding five years from the date of grant, and provided that the maximum number of shares subject to Employee Options that may be granted to any individual during any calendar year under the 1996 Plan shall not exceed 50,000 shares and further, provided, that the aggregate market value (deter mined at the time the option is granted) of the shares of Common Stock for which any eligible employee may be granted ISOs under the Plan or any other plan of the Company, or of a Parent or a Subsidiary of the Company, which are exercisable for the first time by such optionee during any calendar year shall not exceed $100,000.

                  (b) If an employee or consultant optionee's relationship with the Company is terminated for any reason other than "disability" or death, the option may be exercised at any time within three months thereafter to the extent exercisable on the date of termination. However, in the event such relationship is terminated either (a) for cause, or (b) without the consent of the Company, such option shall terminate immediately.

                  (c) In the event of the death of an optionee while an employee of, or consultant or advisor to the Company, within three months after the termination of such relationship (unless such termination was for cause or without the consent of the Company) or within one year following the termination of such relationship by reason of the optionee's "disability", the option may be exercised, to the extent exercisable on the date of his death, by the optionee's legal representatives at any time within one year after death, but not thereafter and in no event after the date the option would otherwise have expired.

                  (d) An option may not be transferred other than by will or the laws of descent and distribution and may be exercised during the lifetime of the optionee only by the optionee or by the optionee's legal representatives.

                  (e) The foregoing notwithstanding, in no case may options be exercised later than the expiration date specified in the grant.

         As to options granted to Non-Employee Directors:

                  (a) The Non-Employee Director Option shall not be affected by the optionee ceasing to be a director of the Company or becoming an employee of the Company, any of its Subsidiaries or a Parent; provided, however, that if he is terminated for cause, such option shall terminate immediately.

                  (b) The term of a Non-Employee Director Option shall not be affected by the death or disability of the optionee. If an optionee holding a Non-Employee Director Option dies during the term of such option, the option may be exercised at any time during its term by his/her legal representative.

                  (c) An option may not be transferred other than by will or the laws of descent and distribution and may be exercised during a holder's lifetime only by the holder or by his/her or legal representative. Except to the extent provided above, options may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process, and any such attempted assignment, transfer, pledge, hypothecation or disposition shall be null and void ab initio and of no force or effect.

                  (d) The foregoing notwithstanding, in no case may options be exercised later than the expiration date specified in the grant.

SEP

         The Company established in 1990 a simplified employee pension plan (the "SEP Plan") covering all qualified employees. Pursuant to the SEP Plan, employees could elect to contribute up to 15% of their compensation on a pre-tax basis (up to the statutory prescribed annual limit ($9,500 in 1997)) to the SEP Plan. In April 1997, the Company discontinued the SEP Plan. The SEP Plan was intended to qualify under Section 408(k) of the Internal Revenue Code.

401(k) Plan

         Effective April 1, 1997, the Company adopted a Profit Sharing Plan and Trust intended to qualify under Section 401(k) of the Internal Revenue code of 1986, as amended. Company employees are eligible to participate in the plan if they were employed by the Company on April 1, 1997, and otherwise become eligible to participate in the plan if they have completed one-half year of service with the Company and have attained age 21. Each participant in the plan may elect to defer, in the form of contributions to the plan, no more than a specified percentage of compensation that would otherwise be paid to the eligible employee in the applicable year, not to exceed a statutorily prescribed annual limit of $9,500 in 1997, provided that allocations to any participant's account may generally be no more than the lesser of $30,000 or 25% of any such participant's compensation in any year. The Company makes discretionary matching contributions to the plan on behalf of participants as determined each year by the Company, subject to certain conditions set forth in the plan, and may make a special discretionary contribution equal to a percentage of the participant's contribution. Each participant is always 100% vested in the amount that such participant has contributed, is 100% vested in the Company's special contributions made to the plan and is subject to certain vesting provisions included in the plan with respect to the Company's discretionary matching contributions (25% after each of the first four years of service).]

Key-Man Life Insurance

         The Company   currently maintains key man insurance, of which it is the
beneficiary, on the lives of each of David E. Y. Sarna   and George J. Febish in
the amount of $1,000,000 each.

Limitation of Liability and Indemnification Matters

         Section 145 ("Section 145") of the General Corporation Law of the State of Delaware ("DGCL") provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the registrant, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

          The Ninth Article of the Company's Certificate of Incorporation, as amended provides that the Company shall indemnify all persons whom the Company shall have power to indemnify under Section to the fullest extent permitted by such Section. In addition, Article Eighth of the Company's Certificate of Incorporation provides, in general, that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DECL. (which provides that, under certain circumstances, directors may be jointly and severally liable for willful or negligent violations of the DECL. provisions regarding the payment of dividends or stock repurchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit.

         The Company maintains primary and excess directors and officers liability policies in an aggregate amount of $5,000,000 per policy year.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth, as of July 31, 1998, information with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each Executive Officer named in the Summary Compensation Table herein titled "Executive Compensation" and (iv) all directors and executive officers of the Company as a group.


                                              Amount and
Name and                                      Nature of
Address of                                    Beneficial             Percent of
Beneficial Owner(1)                            Owner(2)              Class(3)
-------------------                          ------------            ----------

David E. Y. Sarna (4) (5)                       597,000                12.80%

George J. Febish (4) (6)                        907,500                19.45

Melvin Weinberg, Esq. (7)                       300,000                 6.57
c/o Parker Chapin Flattau &
Klimpl, LLP
1211 Avenue of the Americas
New York, New York  10036

Daniel E. Ryan (8)                              25,000                    *

Gunther L. Less (8)                             25,000                    *

All officers and directors as                  1,554,500               32.29
a group (4 persons) (3)(9)


*        Less than 1%.

(1) Unless otherwise indicated, the business address of each of the officers and directors is c/o ObjectSoft Corporation, Continental Plaza III, 433 Hackensack Avenue, Hackensack, New Jersey 07601.

(2) Unless otherwise noted, the Company believes that all persons named have sole voting and investment power with respect to all shares of Common Stock listed as owned by them.

(3) Each person's percentage interest is determined assuming that all options, warrants and convertible securities that are held by such person (but not by anyone else) and which are exercisable or convertible within 60 days have been exercised for or converted into Common Stock.

(4) Includes, for each of Messrs. Sarna and Febish, immediately exercisable warrants to purchase 50,000 shares of Common Stock and immediately exercisable options to purchase 50,000 shares of Common Stock granted under the Company's 1996 Plan.

            Footnote  explanations  continue on the following page.

(5) Includes 150,000 shares held by The David E. Y. Sarna Family Trust ("Sarna Trust"), of which Rachel Sarna, the wife of Mr. Sarna, and Melvin Weinberg, Esq. are the trustees. The children of Mr. and Mrs. Sarna are the sole beneficiaries. Mr. Sarna disclaims beneficial ownership of the shares held by the Sarna Trust.

(6) Includes 150,000 shares held by The George J. Febish Family Trust ("Febish Trust"), of which Janis Febish, the wife of Mr. Febish, and Melvin Weinberg, Esq. are the trustees. The children of Mr. and Mrs. Febish are the sole beneficiaries. Mr. Febish disclaims beneficial ownership of the shares held by the Febish Trust.

(7) Melvin Weinberg, Esq., by virtue of his shared dispositive power as a trustee over the shares of Common Stock held by both the Sarna Trust and the Febish Trust (collectively the "Family Trusts"), may be deemed a beneficial owner of a total of 300,000 shares of Common Stock, representing the aggregate share holdings of the Family Trusts. The Sarna Trust was set up by Mr. Sarna for the benefit of his children. Mr. Weinberg and Mrs. Sarna are trustees of the Sarna Trust and share dispositive power with respect to the shares of Common Stock owned by the Sarna Trust, but Mrs. Sarna has the sole voting power with respect to such shares. The Febish Trust was set up by Mr. Febish for the benefit of his children. Mr. Weinberg and Mrs. Febish are trustees of the Febish Trust and share dispositive power with respect to the shares of Common Stock owned by the Febish Trust, but Mrs. Febish has the sole voting power with respect to such shares. Mr. Weinberg disclaims beneficial ownership of the shares of Common Stock held by the Family Trusts.

(8)      Includes,  for  each of Messrs. Ryan and Less, immediately  exercisable
         stock options to purchase 25,000 shares of Common Stock granted   under
         the Company's 1996 Plan.

(9) Includes 130,000 shares of Common Stock which certain of the current Executive Officers and Directors have a right to acquire pursuant to presently exercisable stock options and 100,000 shares of Common Stock which certain of the current Executive Officers and Directors have a right to acquire pursuant to presently exercisable warrants.

                              CERTAIN TRANSACTIONS

         The Company believes that all transactions with affiliates were made on terms no less favorable to the Company than those available from non-affiliated third parties. All future transactions between the Company and its officers, directors or 5% stockholders will be on terms no less favorable than could be obtained from non-affiliated third parties and will be approved by a majority of the independent, disinterested directors of the Company.

Extension of Expiration Dates of Officer Warrants

         In consideration of their waiver of the registration rights with respect to the Offering and their agreement to enter into an 18 month lock-up agreement with the Underwriter, the expiration date of the Officer Warrants held by Messrs. Sarna and Febish was extended to April 30, 2000. See "Description of Securities - Outstanding Warrants and Options - Officer/Stockholder Warrants" and "Concurrent Offering."

Loan to Officer

         On January 2, 1997 the Company extended to Mr. Sarna a loan in the amount of $440,000 (the "Loan"). The Loan was approved by the Board of the Directors of the Company, with Mr. Sarna abstaining. Subsequently, the Board of Directors on two separate occassions, with Mr. Sarna abstaining, unanimously agreed to extend the maturity date of the Loan from November 30, 1997 to March 31, 1998 and from March 31, 1998 to December 31, 1998. Mr. Sarna utilized the funds for a block purchase of 80,000 shares of the Company's Common Stock from the market maker, who was also the underwriter of the Company's Public Offering, in an open market transaction. In March 1998, Mr. Sarna executed a Security Agreement in favor of the Company in which he pledged as collateral for the Loan certain contract rights to receive an option to acquire certain marketable securities.

                            DESCRIPTION OF SECURITIES

         The Company is authorized to issue up to 20,000,000 shares of Common Stock, par value $.0001 per share and up to 5,000,000 shares of Preferred Stock, par value $.0001 per share.

Units

           Each Unit consists of one share of Common Stock and one Class A Warrant. The Units are immediately detachable and separately transferable upon issuance.

Common Stock

           Holders of shares of Common Stock are entitled to one vote per share on all matters that are submitted to the stockholders for their approval and have no cumulative voting rights. Subject to the prior rights of Preferred Stock, the holders of Common Stock are entitled to receive dividends, if any, as may be declared by the Board of Directors from funds legally available therefor, from time to time. Upon liquidation or dissolution of the Company, the remainder of the assets of the Company will be distributed ratably among the holders of Common Stock, after the payment of all liabilities and the holders of any Preferred Stock. The Common Stock has no preemptive or other subscription rights and there are no conversion or sinking fund provisions with respect to such shares. All of the outstanding shares of Common Stock are, and the shares issuable upon exercise of Class A Warrants will be, upon payment of the exercise price, fully paid and nonassessable. As of July 31, 1998, there were 4,564,898 shares of Common Stock outstanding.

Class A Warrants

           Each Class A Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price of $6.50 share (130% of the initial public offering price per Unit), subject to adjustment, until November 12, 2001. The Class A Warrants are redeemable by the Company at a price of $.10 per Class A Warrant on not less than 30 days prior written notice to the holders thereof, provided the average closing bid quotation of the Common Stock as reported on GNOSTIC, if traded thereon, or if not traded thereon, the average closing bid quotation of the Common Stock if listed on a national securities exchange (or other reporting system that provides last sale prices), has been at least 130% of the then current exercise price of the Class A Warrants (initially, $8.45 per share), for a period of 20 consecutive trading days ending within 15 days of the date on which the Company gives notice of redemption. The Class A Warrants will be exercisable until the close of business on the day immediately preceding the date fixed for redemption.

           The Class A Warrants may be exercised upon surrender of the Class A Warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the Class A Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (by certified check or bank draft payable to the Company) to the warrant agent for the number of Class A Warrants being exercised. The Class A Warrant Holders do not have the rights or privileges of holders of Common Stock.

           No Class A Warrant will be exercisable unless at the time of exercise the Company has filed a current registration statement with the Commission covering the shares of Common Stock issuable upon exercise of such Class A Warrant and such shares have been registered or qualified or deemed to be exempt from registration or qualification under the securities laws of the state of residence of the holder of such Class A Warrant.

           No fractional shares will be issued upon exercise of the Class A Warrants. However, if a Warrant Holder exercises all Class A Warrants then owned of record by him, the Company will pay to such Warrant Holder, in lieu of the issuance of any fractional share which is otherwise issuable, an amount in cash based on the market value of the Common Stock on the last trading day prior to the exercise date.

           In the Underwriting Agreement, the Company agreed to pay the Underwriter a fee of 5% of the exercise price of each Class A Warrant exercised until the expiration of the exercise period of the Class A Warrants, provided,
(i) the market price of the Common Stock on the date such warrant was exercised was greater than the warrant exercise price on that date, (ii) the exercise of such warrant was solicited by a member of the NASD, (iii) such warrant was not held in a discretionary account, (iv) the disclosure of compensation arrangements was made both at the time of the Offering and at the time of exercise of such warrant, (v) the solicitation of the exercise of such warrant was not a violation of applicable provisions under the Exchange Act and (vi) the Underwriter is designated in writing as the soliciting NASD member. The Underwriter and any other soliciting broker/dealers may be prohibited from engaging in any market making activities or solicited brokerage activities with regard to the Company's securities during certain periods before the solicitation of the exercise of any Class A Warrant until the later of the terminating of such solicitation activity or the termination of any right the Underwriter and any other soliciting broker/dealer may have to receive a fee for the solicitation of the Class A Warrants. The Company understands that the Underwriter has ceased operating and has given up its NASD license. It is therefore unclear as to whether, in the Underwriting Agreement, any such warrant solicitation fee will be paid.

Other Warrants and Options

Officer/Stockholder Warrants

           In April 1993 the Company issued common stock warrants to purchase an aggregate of 143,333 shares of Common Stock, exercisable at $.50 per share of Common Stock (the "Officer Warrants"). The Officer Warrants were issued to two executive officers and a former officer of the Company in consideration of their foregoing salaries in 1992. The Officer Warrants contain anti-dilution provisions providing for adjustments of the exercise price and the number of shares underlying the Officer Warrants upon the occurrence of certain events, including any recapitalization, reclassification, consolidation, merger, sale, lease or conveyance of all or substantially all of the assets of the Company, stock dividend, stock split, stock combination or similar transaction. The holders of the Officer Warrants have the right to cause the Company to register the Officer Warrants and the shares of Common Stock issuable upon exercise of the Officer Warrants, if the Company registers any of its securities on a registration statement filed with the Securities and Exchange Commission for sale to the general public. The original expiration date of the Officer Warrants was April 30, 1998. In consideration of their waiver of the registration rights with respect to the Offering and their agreement to enter into an 18 month lock-up agreement with the Underwriter, the expiration date of the Officer Warrants was extended to April 30, 2000. The resale of the shares issuable upon the exercise of 43,333 of the Officer Warrants has been registered in the Selling Securityholder Prospectus. See "Concurrent Offering."

Private Placement Warrants

           The Company has outstanding 412,500 Bridge Warrants and July 1996 Warrants to purchase 200,204 shares of Common Stock, as described in "Certain Transactions -- Recent Financings," above.

Placement Agent's Warrant; July Placement Warrant

           In connection with the Bridge Loan Offering, the Company sold to the Underwriter, in its capacity as Placement Agent of such offering, the Placement Agent's Warrant to purchase a number of Units equal to 10% of Units issuable upon the exercise of the Bridge Warrants contained in the Bridge Units. The exercise price of the Placement Agent's Warrant is $5.00. The Placement Agent's Warrant contains anti-dilution provisions providing for adjustments of $5.00 the exercise price and the number of shares underlying the Placement Agent's Warrant upon the occurrence of certain events, including any recapitalization, reclassification, stock dividend, stock split, stock combination or similar transaction. None of the securities underlying the Placement Agent's Warrant will be redeemable. The Placement Agent's Warrant grants the holders thereof certain registration rights which are described below.

           In connection with the sale of the July 1996 Units, the placement agent for such sale, Win Capital Corporation, was granted the July Placement Warrant to purchase 27,300 July 1996 Units at an exercise price of $4.50 per July 1996 Unit. The July Placement Warrant contains anti-dilution provisions providing for adjustments of the exercise price and the number of shares underlying the July Placement Warrant upon the occurrence of certain events, including any recapitalization, reclassification, stock dividend, stock split, stock combination or similar transaction. None of the securities underlying the July Placement Warrant will be redeemable, and the holders of the July Placement Warrant have certain registration rights, described below.

           The resale of the shares of Common Stock issuable upon the exercise of the Placement Agent's Warrant and the Class A Warrants issuable upon the exercise thereof, as well as the resale of the shares of Common Stock issuable upon the exercise of the July Placement Warrant and the July 1996 Warrants issuable upon the exercise
                                      -63-
thereof, has been registered for sale in the Selling Securityholder Prospectus. See "Description of Securities - Registration Rights" and "Concurrent Offering."

Registration Rights

           Currently, the holders of the Bridge Warrants, the July 1996 Warrants and the Officer Warrants, as well as the holders of the shares of Common Stock issued in the July 1996 Offering, have certain rights with respect to the registration of such shares and the Units and shares of Common Stock issuable upon the exercise of such warrants under the Securities Act. Under the terms of the agreements between the Company and the holders of such registrable securities, if the Company proposes to register any of its securities under the Securities Act, either for its own account or for the account of other security holders exercising registration rights, such holders are entitled to notice of such registration and are entitled to include shares of such Common Stock therein. The stockholders benefiting from these rights may also require the Company to file a registration statement under the Securities Act at its expense with respect to their shares of Common Stock, and the Company is required to use its best efforts to effect such registration. All of these rights are subject to certain conditions and limitations, among them the right of the underwriters of an offering to limit the number of shares included in such registration.

           The holders of the Common Stock issuable upon exercise of the Placement Agent's Warrant have rights similar to those described in the preceding paragraph. In addition, the right to notice and inclusion in any registration statement filed by the Company is effective until November 11, 2001. The right to demand the registration of the Common Stock issuable upon exercise of the Placement Agent's Warrant extends from November 11, 1997 to November 11, 2001. The holders of the July Placement Warrants have similar registration rights, except that the right to demand the registration of Common Stock issuable upon exercise of the July Placement Warrants extends from November 11, 1998 to November 11, 2001.

           The Units and  certain  of the  shares of  Common  Stock  subject  to
registration   rights  have  been  registered  in  the  Selling   Securityholder
Prospectus. See "Shares Eligible for Future Sale" and "Concurrent Offering."

Transfer Agent and Warrant Agent

           Continental Stock Transfer & Trust Company, New York, New York is the transfer agent and the Common Stock and Warrant Agent for the Class A Warrants.

Delaware Takeover Statute and Certain Charter Provisions

           The Company is subject to Section 203 of the Delaware General Corporation Law ("Section 203") which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that such stockholder became an interested stockholder, unless: (i) prior to such date, the Board of Directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (x) by persons who are directors and also officers and (y) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (iii) on or subsequent to such date, the business combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

           The Company's Certificate of Incorporation, as amended, provides that vacancies on the Board of Directors may be filled only with the approval of a majority of the Board of Directors then in office. Furthermore, any director elected by the stockholders, or by the Board of Directors to fill a vacancy, may be removed only for cause and by a vote of 75% of the combined voting power of the shares of Common Stock entitled to vote for the election of directors, voting as a single class.

           The Company's Certificate of Incorporation and Amended and Restated Bylaws provides that any action required or permitted to be taken by the stockholders of the Company may be taken only at a duly called annual or special meeting of the stockholders. These provisions, could have the effect of delaying until the next stockholders meeting stockholder actions which are favored by the holders of a majority of the outstanding voting securities of the Company, since special meetings of stockholders may be called only by (x) the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors, either upon motion of a director or upon written request by the holders of at least 50% of the voting power of all the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class, or (y) the chairman or the president of the Corporation.

           The foregoing provisions, which may be amended only by a 75% vote of the stockholders, could have the effect of making it more difficult for a third party to effect a change in the control of the Board of Directors. In addition, these provisions could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, an interest in the Company which constitutes less than a majority of the outstanding voting stock of the Company and may make more difficult or discourage a takeover of the Company.

                         SHARES ELIGIBLE FOR FUTURE SALE

           As of August 6, 1998, the Company had 4,564,898 outstanding shares of Common Stock. A substantial portion of the shares of Common Stock currently issued and outstanding which are not so registered are "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act, in that such shares were issued and sold by the Company in private transactions not involving a public offering. In general, under Rule 144 as currently in effect, a person, including an affiliate of the Company, after at least one year has elapsed from the sale by the Company or any affiliate of the restricted securities, can (along with any person with whom such individuals is required to aggregate sales) sell, within any three-month period, a number of shares of restricted securities that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or, if the Common Stock is quoted on NASDAQ or a stock exchange, the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of the Company for at least three months, after at least two years have elapsed from the sale by the Company or an affiliate of the restricted securities, is entitled to sell such restricted shares under Rule 144 without regard to any of the limitations described above.

           No prediction can be made as to the effect, if any, the future sales of Common Stock or the availability of Common Stock for future sale will have on the market price of the Common Stock prevailing from time to time. Sales of substantial amounts of Common Stock (including shares issued upon exercise of stock options or warrants or in connection with the Financing Agreement) in the public market following this offering, or the perception that such sales could occur, could adversely affect prevailing market prices of the Common Stock.

See " Risk Factors -- Dilution; Impact of Sale of Common Stock upon Conversion of Series C Preferred Stock and Exercise of the Put Options and Warrants."

           Sales of substantial amounts of Common Stock pursuant to Rule 144 could subsequently adversely affect the market prices of the Common Stock offered hereby. As of the date of this Prospectus, the majority of the outstanding shares of Common Stock are eligible for sale under Rule 144, and the balance of the outstanding shares will become eligible for sale under Rule 144 from time to time thereafter. In addition, concurrently with this offering, the Company is registering for resale by the Selling Securityholders 867,980 shares of Common Stock and 412,500 Class A Warrants that are outstanding or issuable upon the exercise of currently exercisable warrants. Certain holders of the Company's outstanding Common Stock, warrants and options (including current and former executive officers) have "piggyback" registration rights and/or demand registration rights that they may exercise. See "Risk Factors-Shares Eligible for Future Sale; Effect on Ability to Raise Capital; No Prior Public Market for the Common Stock; Possible Volatility of Common Stock Price" and "Concurrent Offering."

                               CONCURRENT OFFERING

           Concurrently with the Offering, the Company has registered the offering of 867,980 Selling Securityholder Shares and 412,500 Class A Warrants under the Securities Act on behalf of the Selling Securityholders pursuant to a Selling Securityholder Prospectus included within the Registration Statement of which this Prospectus forms a part. The Selling Securityholder Securities are outstanding or issuable upon the exercise of immediately exercisable warrants. The Company will not receive any of the proceeds from the sale of the Selling Securityholder Securities, but will receive the proceeds of the exercise, if any, of the various warrants pursuant to which the shares of Common Stock and Class A Warrants comprising 412,500 Units and 270,837 other Selling Securityholder Shares are issuable. It is anticipated that when the Selling Securityholder Securities are eligible for sale, they will be offered and sold from time to time in the over-the-counter market, or otherwise, at prices and terms then prevailing or at prices related to the then current market price, or in negotiated transactions.


                                  LEGAL MATTERS

           The validity of the securities being offered hereby were passed upon for the Company by Parker Chapin Flattau & Klimpl, LLP, New York, New York, Melvin Weinberg, Esq., a partner of Parker Chapin Flattau & Klimpl, LLP, may be deemed the beneficial owner of 300,000 shares of Common Stock as a result of his being a trustee of each of the Family Trusts.

                                     EXPERTS

           The financial statements of the Company as at December 31, 1997 and for each of the two years in the period then ended included in this Prospectus have been so included in reliance on the report of Richard A. Eisner & Company, LLP, independent auditors, given on the authority of said firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

           The Company has filed with the Securities and Exchange Commission a Registration Statement on Form SB-2 under the Securities Act of 1933, with respect to the Units offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and such Units, reference is made to the Registration Statement and the exhibits and schedules thereto. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein are not necessarily complete, and, in each instance, if such contract or document is an exhibit to the Registration Statement, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference to such exhibit. The Registration Statement, including exhibits and schedules thereto, may be inspected without charge and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. and at its Regional Offices at 7 World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of fees at rates prescribed by the Commission. Electronic registrations statements made through the Electronic Data Gathering Analysis and Retrieval ("EDGAR") System are publicly available through the Commission's Website (http://www.sec.gov).

           The Company will provide without charge to each person who receives this Prospectus, upon written or oral request of such person, a copy of any of the information that is incorporated by reference in this Prospectus. Any such request should be directed to the attention of the Corporate Secretary, ObjectSoft Corporation, Continental Plaza III, 433 Hackensack Avenue, Hackensack New Jersey 07601, telephone number (201) 343-9100.

                          INDEX TO FINANCIAL STATEMENTS


REPORT OF INDEPENDENT AUDITORS..............................................F-2


BALANCE SHEET - AS AT DECEMBER 31, 1997.....................................F-3


STATEMENTS OF OPERATIONS FOR THE YEARS ENDED
DECEMBER 31, 1997 AND DECEMBER 31, 1996.....................................F-4


STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
(CAPITAL DEFICIENCY) FOR THE YEARS ENDED
DECEMBER 31, 1997 AND DECEMBER 31, 1996.....................................F-5

STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED
DECEMBER 31, 1997 AND DECEMBER 31, 1996.....................................F-6

NOTES TO FINANCIAL STATEMENTS...............................................F-7

CONDENSED BALANCE SHEETS - AS AT MARCH 31, 1998 AND
DECEMBER 31, 1997..........................................................F-17

CONDENSED STATEMENTS OF OPERATIONS - THREE MONTHS
ENDED MARCH 31, 1998 AND 1997..............................................F-18

CONDENSED STATEMENTS OF CASH FLOWS - THREE MONTHS
ENDED MARCH 31, 1998 AND 1997..............................................F-19

NOTES TO CONDENSED FINANCIAL STATEMENTS....................................F-20

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
ObjectSoft Corporation
Hackensack, New Jersey



We have audited the accompanying balance sheet of ObjectSoft Corporation as of December 31, 1997 and the related statements of operations, changes in stockholders' equity and cash flows for each of the years in the two-year period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements enumerated above present fairly, in all material respects, the financial position of ObjectSoft Corporation as of December 31, 1997 and the results of its operations and cash flows for each of the years in the two-year period ended December 31, 1997, in conformity with generally accepted accounting principles.



Richard A. Eisner & Company, LLP
---------------------------------------
/s/ Richard A. Eisner & Company, LLP

Florham Park, New Jersey
February 20, 1998

OBJECTSOFT CORPORATION
Balance Sheet
December 31, 1997


ASSETS
Current assets:
         Cash and cash equivalents (Note A[9])                     $   209,455
         Marketable securities (Note A[2])                             915,938
         Accounts receivable                                           364,859
         Prepaid expenses and other current assets                     235,150
         Note receivable  officer/shareholder (Note B)                 440,000
         Note receivable  other                                         25,000
                                                                   -----------
Total current assets                                                 2,190,402

Furniture and equipment, at cost, net of accumulated
         depreciation (Notes A[3], C and G)                            384,071
Capitalized software (Notes A[6] and D)                                 78,231
Other assets                                                            70,847
                                                                   -----------
         TOTAL                                                     $ 2,723,551
                                                                   ===========

LIABILITIES
Current liabilities:
         Current portion of long-term debt (Note G)              $       8,686
         Current portion of obligations under
                  capital lease (Note F)                                27,348
         Accounts payable                                              296,658
         Accrued expenses (Note H)                                      84,560
         Other liabilities                                               2,163
                                                                 -------------

Total current liabilities                                              419,415

Long-term debt (Note G)                                                  5,413
Obligations under capital lease (Note F)                                25,475

Total liabilities                                                      450,303

Commitments and contingency (Note N)

STOCKHOLDERS' EQUITY ( Notes E and I)

Common stock, $.0001 par, authorized
         20,000,000 shares, issued and outstanding
         4,082,676 shares                                                  408
Additional paid-in capital                                           6,942,862
Accumulated deficit                                                (4,670,022)
                                                                   -----------

Total stockholders' equity                                           2,273,248

TOTAL                                                            $   2,723,551
                                                                  ============

See notes to financial statements




OBJECTSOFT CORPORATION
Statements of Operations
Years Ended December 31, 1997 and 1996



                                                                                     Year Ended December 31,
                                                                                    1997                  1996

Revenues (Note M):
     Development and training                                                    $    266,853          $    290,680
     Rental income (Note N[1])                                                        364,314               150,450
                                                                                -------------         -------------

Total revenues                                                                        631,167               441,130
                                                                                -------------         -------------

Expenses:
     Cost of services:
         Development and training                                                     346,767               290,225
         Rentals                                                                      426,755               206,956
     Research and development                                                         613,000                92,693
     General and administrative                                                     1,766,333               762,115
                                                                                 ------------         -------------

Total expenses                                                                      3,152,855             1,351,989
                                                                                 ------------          ------------

Loss from operations                                                               (2,521,688)             (910,859)
                                                                                   ----------              --------

Other income (expense):
     Realized and unrealized gain on marketable securities                            137,927
     Interest and dividend income                                                     126,562
     Interest expense                                                                 (12,673)             (329,836)
     Loss on uncollectible loan (Note O)                                             (250,000)
                                                                                     --------

Total other income (expense)                                                            1,816

Net (loss)                                                                        $(2,519,872)          $(1,240,695)
                                                                                  ===========           ===========

Basic and diluted net loss per share                                                  ($0.62)              ($0.49)
                                                                                  ===========           ===========


*  Reclassified to conform to current years presentation.



See notes to financial statements




OBJECTSOFT CORPORATION
Statements of Changes in Stockholders' Equity
Years Ended December 31, 1997 and 1996


                                                             Common     Additional
                                                              Stock       Paid-in
                                                Shares       Amount       Capital       (Deficit)         Total
                                                ------       ------     ----------      ---------

Balance, January 1, 1996                       2,293,000       $229       $278,331       ($877,404)      ($598,844)
Warrants issued in connection                                              123,525                         123,525
   with bridge loan, net of costs
   (Note E)
Compensatory warrant granted                                                16,000                          16,000
   (Note I[2])
Preferred stock dividends declared                                                         (32,051)        (32,051)
Units issued, net of costs (Note               1,639,051        164      6,279,771                       6,279,935
   I[1])
Exercise of warrants                              90,625          9        181,241                         181,250
Net loss                                                                (1,240,695)                     (1,240,695)
                                               ---------    -------     -----------    ------------      ----------
Balance, December 31, 1996                     4,022,676        402      6,878,868      (2,150,150)      4,729,120
Exercise of warrants and                                     60,000              6          59,994          60,000
   nonemployee option
Compensatory warrant granted                                                 4,000                           4,000
   (Note I[2])
Net loss                                                                                (2,519,872)     (2,519,872)
                                               ----------  --------     ----------     ------------     -----------
                                               4,082,676       $408     $6,942,862     ($4,670,022)     $2,273,248
                                               =========   ========     ==========     ============     ===========





See notes to financial statements




OBJECTSOFT CORPORATION
Statements of Cash Flows
Years Ended December 31, 1997 and 1996


                                                                                        Year Ended December 31,
                                                                                       1997                  1996
Cash flows from operating activities:
Net (loss)                                                                       $  (2,519,872)          $ (1,240,695)
Adjustments to reconcile net loss to net cash (used in)
    operating activities:
    Depreciation and amortization                                                      330,393                174,699
    Amortization of discount on note payable                                                                  268,525
    (Recovery) for doubtful accounts                                                                          (16,200)
    Warrant issued for services rendered                                                 4,000                 16,000
    Loss on uncollectible loan                                                         250,000
    Unrealized gain on marketable securities                                           (65,938)
    Changes in:
       Marketable securities                                                          (850,000)
       Accounts receivable                                                            (358,959)                82,902
       Prepaid expenses and other current assets                                       (54,687)              (153,884)
       Other assets                                                                     59,627                (94,875)
       Accounts payable                                                                176,444                 (1,005)
       Accrued expenses                                                                (17,312)                 7,617
       Accrued officer compensation                                                                          (391,687)
       Other liabilities                                                                (7,622)                 8,169
                                                                                 --------------       ---------------
       Net cash (used in) operating activities                                      (3,053,926)            (1,340,434)
                                                                                 --------------       ---------------
Cash flow from investing activities:
    Increase in bank overdraft                                                          62,907
    Loan receivable (Note O)                                                          (250,000)
    Capital expenditures                                                               (92,486)              (419,096)
    Capitalized software                                                               (37,909)              (137,904)
    Note receivable officer/shareholder                                               (637,000)
    Repayment of note receivable officer/shareholder                                   197,000
    Note receivable other                                                              (25,000)
                                                                                 -------------
       Net cash (used in) investing activities                                        (782,488)              (557,000)
                                                                                 -------------          -------------
Cash flow from financing activities:
    Proceeds from issuance of warrants - bridge units                                                         123,525
    Proceeds from note payable                                                                                981,475
    Repayment of note payable                                                           (3,403)            (1,250,000)
    Proceeds from issuance of common stock and warrants                                                     6,279,935
    Dividends                                                                                                 (32,051)
    Proceeds from exercise of warrants and nonemployee                                  60,000                181,250
       options
    Principal payments on obligations under capital leases                             (50,086)               (27,431)
    Redemption of preferred stock                                                                            (383,906)
       Net cash provided by financing activities                                         6,511              5,872,797
                                                                                 -------------         --------------
Net increase (decrease) in cash and cash equivalents                                (3,829,903)             3,975,363
Cash and cash equivalents, beginning of period                                       4,039,358                 63,995
                                                                                 -------------         --------------
Cash and cash equivalents, end of period                                           $   209,455            $ 4,039,358
                                                                                 =============         ==============
Supplemental disclosures of cash flow
Cash paid during the period  interest expense:                                     $    12,673            $     3,502
                                                                                 =============         ==============


See notes to financial statements
                                       F-6




OBJECTSOFT CORPORATION
Notes to Financial Statements
December 31, 1997 and 1996

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

[1] The Company:

         The  Company  is  currently   engaged  in  the  business  of  providing
         transaction based and advertising  supported services over the Internet and through public access  kiosks.  Its Kiosks may be sold to others or held for operating income.

         The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates continuation of the Company as a going concern, however, the Company sustained substantial operating losses through December 31, 1997. The
         Company has retained an underwriter to assist it with a possible minimum of $1,500,000 and a maximum of $2,000,000 in a private offering of securities and an additional possible $2,000,000 private offering of securities if certain conditions are met. However, no assurance can be given that the Company will be successful in raising additional capital. Further, there can be no assurance, assuming the Company successfully raises additional funds, that the Company will achieve profitability or positive cash flows.

[2] Marketable securities:

         The Company's marketable securities. primarily equity securities, are bought and held principally for the purpose of selling them in the near term and are classified as trading securities. Trading securities are recorded at fair value on the balance sheet in current assets, with the change in fair value during the period reported in earnings.

[3] Furniture and equipment:

         Furniture   and  equipment  is  carried  at  cost,   less   accumulated
         depreciation.  Depreciation is provided using the straight-line  method over estimated useful lives of the assets (three to seven years).

[4] Provision for income taxes:

         Deferred income taxes arise from temporary differences resulting primarily from income and expense items being reported on an accrual basis for financial reporting purposes and on a cash basis for tax purposes, capitalized software and net operating loss carryforwards
         (see Note K).

                                       F-7





[5] Software revenue recognition policies:

         The  Company  is  engaged  as a  developer  in  a  number  of  software transactions.  Generally,  revenue from generic  software is recognized
         upon  delivery  of  the  software.   After  the  sale,  if  significant
         obligations  remain or significant  uncertainties  exist about customer acceptance of the software,  revenue is deferred until the  obligations are satisfied or the uncertainties are resolved.  Revenue from software services is  recognized  as the  services are  performed.  Revenue from software  leased through the Internet  (generally one year) is deferred and  amortized  over the  lease  term.  Revenue  from  custom  software development  (included in consulting  revenue) is recognized based upon its percentage completion.

[6] Software development costs:

         The  Company  capitalizes   software  development  costs  when  project
         technological  feasibility  is  established  and  concluding  when  the project is ready for release. Research and development costs related to software development are expensed as incurred.

         The Company's policy is to amortize capitalized software costs by the greater of (a) the ratio that current gross revenues for a product bears to the total of current and anticipated future gross revenues for that product or (b) the straight-line method over the remaining estimated economic life of the product including the period being reported on. It is reasonably possible that those estimates of anticipated future gross revenues, the remaining economic useful life of the product or both will be reduced in the near term.

[7] Use of estimates:

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

[8] Stock-based compensation:

         Statement of Financial  Accounting  Standards No.  123,"Accounting  for
         Stock-Based Compensation" ("SFAS No. 123") allows companies to either expense the estimated fair value of stock options granted to employees or to continue to follow the intrinsic value method set forth in APB
         Opinion 25, "Accounting for Stock Issued to Employees" ("APB 25") but disclose the pro forma effects on net (loss) had the fair value of the options been expensed. The Company has elected to continue to apply APB
         25 in accounting for its stock option incentive plans. See Note I[2] to the financial statements for further information.

                                       F-8




[9] Cash and cash equivalents:

         Cash and cash equivalents include cash on hand, demand deposits and all highly-liquid investments with a maturity of three months or less at the time of purchase.

[10] Per Share data:

         The per share data has been computed on the basis of the loss for the year divided by the weighted average number of shares of common stock outstanding. The per share data for 1996 has been restated in conformity with Statement of Financial Accounting Standards No.
         128 "Earnings Per Share".

NOTE B - NOTE RECEIVABLE OFFICER/SHAREHOLDER

         The note receivable is due from the Chairman of the Company's Board of Directors and is collateralized by contract rights to receive an option convertible into marketable securities. It was initially due November
         1997 and was extended to May 1998 and bears interest at 8 percent per annum.

         Also, during 1997, the Company loaned the Chairman of the Board an additional $197,000 which was repaid with interest at 8 percent per annum.

NOTE C - FURNITURE AND EQUIPMENT

As of December 31, 1997, furniture and equipment consists of:

         Kiosks                                                     $437,036
         Furniture and other equipment                               277,154

                                                                     714,190
         Accumulated depreciation                                    330,119

                                                                    $384,071

Depreciation  expense  aggregated  $202,597  and  $83,587  for the  years  ended
December 31, 1997 and 1996, respectively. In 1997 and 1996, included in furniture and other equipment are assets under capital leases with costs of $60,393 and $49,094, respectively. Accumulated depreciation on these assets as of December 31, 1997 and 1996 aggregated $28,076 and $23,316, respectively.
Depreciation expense is depreciation expense on equipment under capital lease which aggregated$8,417 and $14,920, for the years ended December 31, 1997 and 1996, respectively.

During 1997 and 1996, the Company acquired equipment under capital lease aggregating $18,834 and $98,906, respectively.

                                       F-9




NOTE D - CAPITALIZED SOFTWARE

During the years ended December 31, 1997 and 1996, the Company capitalized software development costs which aggregated $37,909 and $137,904, respectively.
Amortization of capitalized software costs aggregated $127,796 and $78,392 for the years ended December 31, 1997 and December 31, 1996, respectively.
Additionally amortization of capitalized courseware costs aggregated $12,720 for the year ended December 31, 1996.

NOTE E - FINANCING

In 1996, prior to the initial public offering of its common stock ("IPO"), the Company sold 12.5 bridge units, each consisting of a $100,000, 7% note and warrants to purchase 30,000 shares of common stock or other securities as might be offered in the Company's IPO ("IPO Securities"). Additionally, the placement agent received a warrant to purchase 37,500 shares of common stock or other securities as might be offered in the Company's IPO.

The Company valued the warrants at $138,750. Accordingly, additional paid-in capital has been credited $123,525 which represents the value of the warrants less the allocable portion of the offering costs. The short-term note was discounted by the value of the warrants and the offering costs. The discount was amortized as additional interest expense from the date of issuance to November
22, 1996, the date the note was paid in full. As a result of the IPO, the bridge unit warrants are exercisable into the IPO Securities at $3.50 per unit. These warrants expire in November 1999. The placement agent warrants are exercisable at $4.55 and expire in November 2001. The IPO securities consist of one share of common stock and a warrant to purchase a share of common stock at $6.50.

NOTE F - OBLIGATIONS UNDER CAPITAL LEASE

Minimum future lease payments under capital leases expiring through 2002, as of December 31, 1997 are as follows:

         Year Ending
         December 31,                                         Amount

              1998                                      $     33,722
              1999                                            10,576
              2000                                            10,576
              2001                                             7,689
              2002                                             4,580
                                                            --------

                                                              67,143
Less amount representing interest                             14,320

Present value of net minimum lease payments                   52,823
Less present value of net minimum lease
    payments due within one year                              27,348

                                                        $     25,475

                                      F-10




NOTE G - LONG-TERM DEBT

Long-term debt consists of a note payable, collateralized by equipment, which is due in monthly installments of $797 including principal and interest at 8.65% per annum. The note matures in July 1999. The contractual principal payments due in 1998 and 1999 are $8,686 and $5,413, respectively.

NOTE H - ACCRUED EXPENSES

Accrued expenses as of December 31, 1997 are as follows:

Accrued rents                                      $     40,560
Accrued legal fees                                       20,000
Other                                                    24,000
                                                         ------

                                                   $     84,560


NOTE I - STOCKHOLDERS' EQUITY

[1] Private placement and initial public offerings:

         In August 1996, the Company issued 273,001 units consisting of one share of common stock and a warrant to purchase two-thirds of a share of common stock at an exercise price of $3.00 per two-thirds share. The
         Company received proceeds of $816,285, net of offering costs of $139,215. Additionally, the placement agent was granted warrants to purchase 27,300 of these units at an exercise price of $4.50 per unit.
         The warrants expire November 13, 1999.

         In November 1996, the Company issued 1,366,050 units, consisting of one share of common stock and a warrant to purchase one share of common stock at an exercise price of $6.50 per share expiring November 2001.
         The Company received proceeds of $5,463,650 net of offering costs of $1,366,600. In connection with the IPO, the underwriter was granted an option to purchase 87,500 units at $8.00 per unit.

[2] Stock options and warrants:

         The  Company has  warrants  outstanding,  expiring  in April  1998,  to purchase  143,333 shares of common stock at an exercise price of $0.50.
         In 1996,  warrants  to  purchase  90,625  shares of common  stock at an exercise price of $2.00 were exercised and warrants to purchase  15,625 shares of common stock expired.

         In 1995, the Company granted an option to purchase 100,000 shares of common stock at $1.00 per share in exchange for consulting services.
         The options are exercisable through September 2000. In 1996, in exchange for an additional $5,000 payment to the option holder, the Company cancelled the option on 50,000 shares. During 1997, the remaining options were exercised.

                                      F-11




         In 1996, the Company granted a warrant to purchase 10,000 shares of common stock at $1.00 per share in exchange for $20,000 of professional services to be rendered during the vesting period. This warrant vested ratably over a ten month period ending March 1997 and was exercisable through May 2001. During 1997 and 1996, the Company recognized expense of $4,000 and $16,000, respectively. This warrant was exercised in 1997.

         In connection with the redemption of preferred stock in 1996, the Company issued a warrant to purchase 20,000 shares of common stock at an exercise price of $7.00. The warrant expires November 1999. The
         Company maintains a stock option ("Plan") which 250,000 shares of common stock are reserved for issuance upon exercise of either incentive or nonincentive stock options which may be granted from time to time by the Board of Directors to employees and others.

         The Company applies APB 25 in accounting for its stock option incentive
         plan  and,  accordingly,   recognizes   compensation  expense  for  the
         difference  between the fair value of the  underlying  common stock and the  grant  price of the  option at the date of  grant.  The  effect of applying  SFAS No.  123 on 1997  and  1996 net loss is not  necessarily representative of the effects on reported net loss for future years due to, among other things, (1) the vesting period of the stock options and
         (2) the fair value of additional  stock  options in future  years.  Had compensation  cost for the Company's stock option plans been determined based upon the fair value at the grant date for awards  under the plans consistent  with the  methodology  prescribed  under SFAS No. 123,  the
         Company's net loss in 1997 would have been  approximately  $2.7 million or  $(0.67)  per  share  and the  net  loss in  1996  would  have  been approximately $1.4 million or $(0.54) per share.

         The fair value of each option granted in 1997 and 1996 has been estimated on the date of grant using the Black-Scholes options pricing model with the following assumption: no dividends yield, expected volatility of 40% and 0%, risk free interest rates of 5.36% and 6.37%, respectively, and expected lives of approximately four and half years for the 1997 options and five years for the 1996 options. The fair value of options granted during 1997 and 1996 were $2.18 and $1.20 per share, respectively.

         As of December 31, 1997, 2,863,554 shares were reserved for issuance of shares for outstanding warrants and options.

                                      F-12




The following  summarizes stock option  transactions under the 1996 Stock Option
Plan:



                                                                          Year Ended December 31,
                                                  -----------------------------------------------------------------------
                                                                 1997                                 1996
                                                  -----------------------------------  ----------------------------------
                                                                        Weighted                            Weighted
                                                                        Average                              Average
                                                                        Exercise                            Exercise

                                                            Shares               Price           Shares               Price
                                                            ------               -----           ------               -----

Outstanding options at the beginning of year                145,000               $3.43
Options granted                                             110,000                4.64          145,000              $3.43
Options expired or canceled                                 (5,000)                3.50

Outstanding options at the end of year                      250,000               $3.96          145,000              $3.43
                                                            =======               =====          =======              =====



The following table summarizes information about the 1996 Stock Option Plan's options outstanding as of December 31, 1997:



                                              Options Outstanding                             Options Exercisable
                                                   Weighted
                                                   Average
                                                  Remaining           Weighted                              Weighted
         Range of                                Contractual          Average                               Average
         Exercise                Number              Life             Exercise           Number             Exercise
          Prices               Outstanding        (In Years)           Price          Exercisable            Price
        ----------             -----------      -------------------  ----------       -----------           ---------

      $2.50 to $5.25             250,000             4.50              $3.96            186,672              $3.79


NOTE J - EARNINGS PER SHARE

The following is the reconciliation of the net loss, net loss available to common stockholders and weighted average number of shares.



                                                        Year Ended December 31,
                      --------------------------------------------------------------------------------------------
                                          1997                                            1996
                      --------------------------------------------    --------------------------------------------
                                                          Per                                             Per
                           Loss          Shares          Share            Loss          Shares           Share
                      --------------------------------------------    --------------------------------------------

Net loss                 (2,519,872)                                   ($1,240,695)
Less preferred stock                                                         32,05
                                                                       ------------
dividends                                                                        1

Net loss available to   ($2,519,872)      4,066,994     ($0.62)        ($1,272,746)    2,595,904        ($0.49)
common stockholders

NOTE K - INCOME TAXES

The significant components of the Company's deferred tax assets and liabilities as of December 31, 1997 is as follows:

Accrual to cash adjustment                    $        133,000
Capitalized software                                   (24,000)
Net operating losses carryforward                    2,064,000
Research and development credits                        83,000
Marketable securities                                  (27,000)
Valuation allowance                                 (2,229,000)
                                                    -----------

Net deferred tax asset                        $              0
                                                    -----------

During the years ended December 31, 1997 and 1996 there were no provisions for income taxes, however, the benefit for deferred taxes before change in valuation allowances aggregated $1,437,000 and $481,000, respectively, which were fully offset by valuation allowances.

The difference between the statutory federal income tax rate on the Company's net loss and the Company's effective income tax rate for each of the years ended December 31, 1997 and 1996, respectively, is summarized as follows:

                                              1997                    1996
                                              ----                    ----

Statutory federal income tax rate              34.0%                  34.0%
Increase in valuation allowance               -41.7                  -38.8
Research and development credit                 2.6                    0.9
Miscellaneous                                   5.1                    3.9

Effective income tax                            0.0%                   0.0%
                                              ======                 ======

As of December 31, 1997, the Company had a net operating loss carryforward of $4,800,000, which expires through 2001.

NOTE L - EMPLOYEE BENEFIT PLAN

         The Company maintains a noncontributory Employee Savings Plan, in accordance with the provisions of Section 401(k) of the Internal Revenue Code. Pursuant to the terms of the plan, participants can defer a portion of their income through contributions to the Plan.

NOTE M - FINANCIAL INSTRUMENTS, REVENUES AND OTHER MATTERS

[1] Revenues:

         For the year ended December 31, 1997, 84 percent of revenues were derived from one customer and for the year ended December 31, 1996, 71 percent of revenues were derived from two customers.

[2] Microsoft Corporation:

         The Company's software is generally based upon Microsoft Windows technology. Additionally, it has established a strategic relationship with Microsoft that management believes is important to its sales, marketing and support and product development activities. Accordingly, any change in this relationship or any factor adversely affecting the demand for, or the use of Microsoft's Windows operating system could have a negative impact on demand for the Company's products and services. Additionally, changes to the underlying components of the Windows operating system would require changes to the Company's products and could result in the loss of sales if the Company did not implement changes in a timely manner.

NOTE N - COMMITMENTS AND CONTINGENCY

[1] Lease income:

         In 1995, the Company entered into an agreement with the City of New York ("New York") whereby the Company would develop custom software and lease five kiosks, hardware and software to New York. All rental income relates to this agreement. Additionally, the Company can earn fees based upon the number of transactions effectuated in the kiosks.

         Effective January 1, 1998, the annual rental income was reduced to $84,000.

[2] Lease:

The Company leases office space and equipment under operating leases with an initial or remaining term of one year or more through 2003. Minimum annual rentals are as follows:

                    Year Ending
                   December 31,                                     Amount
                   ------------                                     ------

                       1998                                         $77,822
                       1999                                          80,494
                       2000                                          84,787
                       2001                                          89,080
                       2002                                          97,666
                       2003                                           9,311
                                                                   --------
                                                                   $439,160

         Rent expense approximated $77,900 and $62,500, for the years ended December 31, 1997 and 1996, respectively.

[3]   Employment agreements

         The Company entered into employment agreements with two key executives expiring in December 2001. Under the terms of the agreements, the aggregate initial annual compensation is $208,000 per executive. Additionally, the agreements include provisions for bonuses (aggregating the sum of 5 percent of earnings before depreciation, interest, taxes and amortization and other amounts, if any, to be determined by the board of directors), increases in compensation and severance payment based upon certain events.

[4]  Litigation

         In 1998, litigation commenced against the Company alleging breach of contract and seeking in excess of $100,000. While the outcome cannot be determined, management believes that the action is without merit and is vigorously contesting this matter.

NOTE O - LOSS ON UNCOLLECTIBLE LOAN

         During 1997, the Company entered into a letter of intent to acquire another software company. Concurrently, the Company loaned this company $250,000. The acquisition has been cancelled and the loan written off as uncollectible.


Objectsoft Corporation
Condensed Consolidated Balance Sheets
March 31, 1998 and December 31, 1997


                                                                          March 31, 1998          December 31, 1997
                                                                          --------------          -----------------
                                                                                        (Unaudited)
ASSETS
Current Assets:
   Cash and cash equivalents                                                   $   112,758              $   209,455
   Marketable securities                                                           332,235                  915,938
   Accounts receivable                                                             196,864                  364,859
   Prepaid expenses and other current assets                                       250,957                  235,150
   Notes receivable - officer/shareholder                                          440,000                  440,000
   Note receivable - other                                                          16,640                   25,000
                                                                             -------------            -------------
           Total current assets                                                  1,349,454                2,190,402

Equipment, at cost, net of accumulated
   depreciation                                                                    346,856                  384,071
Capitalized software                                                                81,990                   78,231
           Other assets                                                             70,847                   70,847
                                                                             -------------            -------------
           TOTAL                                                                $1,849,147               $2,723,551
                                                                             =============            =============

LIABILITIES
Current Liabilities:
   Current portion of long-term debt                                         $       8,873            $       8,686
   Current portion of obligations under
           capital lease                                                            16,667                   27,348
   Accounts payable                                                                136,597                  296,658
   Accrued expenses                                                                106,954                   84,560
           Other current liabilities                                                 5,398                    2,163
                                                                            --------------           --------------
           Total current liabilities                                               274,489                  419,415
                                                                              ------------             ------------
Long-term debt                                                                       3,122                    5,413
Obligations under capital lease                                                     23,907                   25,475
                                                                             -------------            -------------
           Total liabilities                                                       301,518                  450,303
                                                                              ------------             ------------

STOCKHOLDERS' EQUITY
Common stock, $.0001 par value; authorized
   20,000,000 shares; issued and outstanding
   4,082,676 shares                                                                    408                      408
Additional paid-in capital                                                       6,942,862                6,942,862
Accumulated deficit                                                            (5,395,641)              (4,670,022)
                                                                                ---------                ---------
   Total stockholders' equity                                                    1,547,629                2,273,248
                                                                               -----------             ------------
   TOTAL                                                                      $  1,849,147             $  2,723,551
                                                                              ============             ============



Objectsoft Corporation
Condensed Statements of Operations
For the Three Months Ended March  31, 1998 and March 31, 1997


                                                                                Three Months Ended March 31,
                                                                              1998                     1997*
                                                                                       (Unaudited)

REVENUES
   Development and training                                                    $    15,166              $    47,529
   Rental income                                                                    29,125                   90,270
                                                                             -------------            -------------
           Total revenues                                                           44,291                  137,799
                                                                             -------------             ------------

EXPENSES
Cost of Service:
           Development and training                                                 49,430                   88,527
           Rentals                                                                 133,926                  130,935
   Research and development                                                        147,340                   98,615
   General and administrative                                                      468,812                  424,753
                                                                              ------------             ------------
           Total expenses                                                          799,508                  742,830
                                                                              ------------             ------------
           Loss from operations                                                  (755,217)                (605,031)
                                                                             ------------             ------------
Other income (expense)
   Realized and unrealized gain (loss) on
           marketable securities                                                   (1,846)
   Interest and dividend income                                                     34,371                   36,126
   Interest expense                                                                (2,927)                  (3,720)
           Total other income (expense)                                             29,598                   32,406
                                                                             -------------            -------------
NET  (LOSS)                                                                     ($725,619)               ($572,625)
                                                                              -----------              -----------
BASIC AND DILUTED NET (LOSS)
   PER SHARE                                                                       ($0.18)                  ($0.18)
                                                                             ==============           ==============
WEIGHTED AVERAGE NUMER OF                                                        4,082,676                4,036,110
                                                                             ==============           ==============
   SHARES OUTSTANDING


--------

* Reclassified to conform to current year's presentation and restated to properly reflect interest income.




Objectsoft Corporation
Condensed Statements of Cash Flows
For the Three Months Ended March  31, 1998 and March 31, 1997


                                                                           Three Months Ended March 31,
                                                                           1998                     1997
                                                                                       (Unaudited)
Cash Flows from Operating Activities:
   Net (loss)                                                                  ($  725,619)            ($  513,965)
Adjustments to reconcile net loss to net
   cash (used in) operating activities:
   Depreciation and amortization                                                    81,825                  78,366
Changes in operating assets and liabilities:
   (Increase) decrease in:
           Marketable securities                                                   583,703              (2,000,000)
           Accounts receivable                                                     167,995                 (70,690)
           Other current assets                                                    (15,807)                (98,987)
           Note receivable - other                                                   8,360
           Other assets                                                                                     14,898
   Increase (decrease) in:
           Accounts payable                                                       (160,061)                143,102
           Accrued expenses and other liabilibities                                 25,629                 (19,757)
                                                                              ------------             ------------
Net cash used in operating activities                                              (33,975)             (2,467,033)
                                                                              ------------             ------------
Cash flow from investing activities:
   Capital expenditures                                                            (23,869)                (79,026)
   Capitalized software and courseware                                             (24,500)                (13,780)
   Increase in notes and loan receivable
           officer shareholder                                                                            (637,500)
                                                                              ------------             -----------
Net cash (used in) investing activites                                             (48,369)               (730,306)
                                                                              ------------             -----------
Cash flow from financing activities:
Proceeds from exercise of warrants and
   issuance of 39,000 shares                                                                                39,000
Principal payments on obligations under
   capital leases                                                                  (12,249)                 (7,635)
Repayment of long-term debt                                                         (2,104)
                                                                              ------------
Net cash provided by financing activities                                          (14,353)                 31,365
                                                                              ------------             -------------
NET (DECREASE) IN CASH                                                             (96,697)             (3,165,974)
Cash, beginning of period                                                          209,455               4,039,358
                                                                              ------------              -----------
Cash, end of period                                                            $   112,758              $  873,384
                                                                              ============              ===========
SUPPLEMENTAL DISCLOSURE OF
   CASH FLOW INFORMATION
Interest expense paid                                                        $       2,927            $      3,720
                                                                             =============            =============

Objectsoft Corporation
Notes to Condensed Financial Statements
March 31, 1998 (Unaudited)

NOTE A - BASIS OF PRESENTATION

The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information, the instructions to Form 10-QSB and item 310 (b) of Regulation SB. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for fair presentation have been included. For further information, refer to the Financial Statements and footnotes thereto included in the Company's Registration Statement and Prospectus and Form 10-KSB (for the year ended December 31, 1997) as filed with the Securities and Exchange Commission.

NOTE B - LOSS PER SHARE

Basic and diluted net loss per share was computed based on the weighted average number of shares of common stock outstanding during the period.

NOTE C - SUBSEQUENT EVENTS

On May 13, 1998 (the "Subscription Date"), the Company entered into a Private Equity Line of Credit Agreement (the "Agreement") with several investors (the "Investors") which provides for a commitment to fund up to $7,100,000 to the Company. On the Subscription Date the Investors purchased 444,444 shares of the Company's Common Stock (the "Initial Shares") and received Warrants to purchase an aggregate of 18,000 shares of Common Stock for $900,000. The agreement also provides, subject to the fulfillment of various conditions, for the Investors to purchase 6% Series C Convertible Preferred Stock for $1,200,000. The shares are to be issued in two parts within 120 days after the registration of the Initial Shares.

In addition, the Company may from time to time, subject to the fulfillment of various conditions, offer the Investors to purchase additional common stock at 85% of the Market Price as defined in the agreement, which could potentially produce proceeds of up to $5,000,000.

On a proforma basis, assuming the Subscription Date were March 31, 1998, and the Initial Shares were issued as of such date, total stockholders equity would have been approximately $2,382,600.
                                      F-20

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                              DATED AUGUST 11, 1998

                              ALTERNATE PROSPECTUS

                             OBJECTSOFT CORPORATION


                           867,980 Shares of Common Stock and 412,500 Class A Warrants issuable upon the exercise of Warrants

         This Prospectus relates to (i) 867,980 shares of the common stock, par value $.0001 per share (the "Common Stock"), of ObjectSoft Corporation (the "Company") and (ii) 412,500 Redeemable Class A Warrant (the "Class A Warrants") of the Company. Such shares of Common Stock and Class A Warrants are collectively referred to herein as the "Selling Securityholder Securities," and the holders of the Selling Securityholder Securities and the warrants exercisable for certain of the Selling Securityholder Securities are collectively referred to herein as the "Selling Securityholders." The 412,500 Class A Warrants and 412,500 of the shares of Common Stock are issuable, in the form of units (the "Units"), each Unit consisting of one share of Common Stock and one Class A Warrant. The Units are issuable upon the exercise of (1) 375,000 warrants (the "Bridge Warrants") issued to investors in a private placement by the Company in April through June, 1996 (the "Bridge Loan Offering") and (2) 37,500 warrants issued to Renaissance Financial Securities Corporation ( the "Underwriter") in its capacity as placement agent of the Bridge Loan Offering (the "Placement Agent's Warrant"). The Underwriter subsequently assigned the Placement Agent's Warrant to two of its executive officers. Of the other 455,480 shares of Common Stock to which this Prospectus is related, (1) 184,643 shares are issued and outstanding and were issued to investors in a private placement by the Company in July and August 1996 (the "July 1996 Offering"), (2) 182,004 shares are issuable upon the exercise of warrants issued to the investors in the July 1996 Offering ( the "July 1996 Warrants"), (3) 45,500 shares are issuable upon the exercise of a warrant (and the July 1996 Warrants issuable upon the exercise thereof) issued to Win Capital Corporation ("Win Capital") in its capacity as placement agent of the July 1996 Offering (the "July Placement
Warrant") and (4) 43,333 shares are issuable upon the exercise of warrants originally issued to a former executive officer of the Company (the "Officer Warrants"). See "Selling Securityholders" and "Plan of Distribution." See "Plan of Distribution" and "Concurrent Public Offering."

         The shares of Common Stock and Class A Warrants that comprise the Units are immediately detachable and separately transferable. Each Class A Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price of $6.50 per share, subject to adjustment, until November 11, 2001. The Class A Warrants are redeemable by the Company at a price of $.10 per Class A Warrant commencing October 21, 1998, on not less than 30 days prior written notice to the holders thereof, provided the average closing bid quotation of the Common Stock as reported on NASDAQ, if traded thereon, or if not traded thereon, the average closing bid quotation of the Common Stock if listed on a national securities exchange (or other reporting system that provides last sale prices), has been at least 130% of the then current exercise price of the Class A Warrants (initially, $8.45 per share), for a period of 20 consecutive trading days ending within 15 days of the date on which the Company gives notice of redemption. The Class A Warrants will be exercisable until the close of business on the day immediately preceding the date fixed for redemption. See "Description of Securities - Class A Warrants."

         The Selling Securityholder Securities may be sold from time to time by the Selling Securityholders or by their transferees. The distribution of the Selling Securityholder Securities by the Selling Securityholders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary brokers' transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the Selling Securityholders.

         The Selling Securityholders, and intermediaries through whom such securities are sold, may be deemed underwriters within the meaning of the Securities Act of 1933 (the "Securities Act") with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation. The Company has agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Securities Act.

         The Company will not receive any of the proceeds from the sale of the Selling Securityholder Securities by the Selling Securityholders. In the event the Placement Agent's Warrant and all of the Bridge Warrants and the other warrants exercisable to acquire shares of Common Stock are exercised in full, the Company will receive gross proceeds of $5,226,685. See "Selling Securityholders" and "Plan of Distribution."

         On the date of this Prospectus, a post effective amendment to a registration statement under the Securities Act with respect to the offering by the Company of 1,366,050 shares of Common Stock and 1,366,050 Class A Warrants, was declared effective by the Securities and Exchange Commission (the "Commission"). See "Concurrent Public Offering."

         AN INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. See "Risk Factors" immediately following the "Prospectus Summary" section.

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
           OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
               OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

                      The date of this Prospectus is August 11, 1998

                           [ALTERNATE PROSPECTUS PAGE]



                             ----------------------
                                TABLE OF CONTENTS
                             ----------------------
                                                                            Page

Prospectus Summary.........................................................   4
Risk Factors...............................................................   9
Use of Proceeds............................................................  21
Dividend Policy............................................................  22
Capitalization.............................................................  23
Selected Financial Data....................................................  25
Management's Discussion and Analysis of Financial Condition
   and Results of Operations...............................................  26
Glossary...................................................................  30
Business...................................................................  32
Management.................................................................  50
Principal Stockholders.....................................................  59
Certain Transactions.......................................................  61
Description of Securities..................................................  61
Shares Eligible for Future Sale............................................  65
Selling Securityholders.................................................... A-6
Plan of Distribution....................................................... A-10
Concurrent Public Offering................................................. A-10
Legal Matters..............................................................  66
Experts....................................................................  66
Additional Information.....................................................  66
Index to Financial Statements..............................................  F-1

         The Company is subject to the reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and, in accordance therewith, files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements and other information can be inspected and copied at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the following regional offices: New York Regional Office, Suite 1300, 7 World Trade Center, New York, New York 10048, and Chicago Regional Office, 500 West Madison Street, Suite
1400, Chicago, Illinois 60661-2511, and copies of such material may also be obtained by mail from the Public Reference Section of the Commission at prescribed rates. Electronic registration statements made though the Electronic Data Gathering Analysis and Retrieval ("EDGAR") System are publicly available through the Commission's Website (http://www.sec.gov).
See "Additional Information."

The Company intends to furnish its stockholders with annual reports containing audited financial statements and such other reports as the Company deems appropriate or as may be required by law.

ObjectSoft(TM), SmartStreet(TM), SmartSign(TM), OLEBroker(TM), CafeOLE(TM), and HeartBeat(TM) are trademarks of the Company. This Prospectus also includes other trademarks and trade names of the Company and trademarks, service marks and trade names of other companies, including ActiveX(TM), a trademark of Microsoft Corporation ("Microsoft").

                           [ALTERNATE PROSPECTUS PAGE]

                             SELLING SECURITYHOLDERS

         Up to an aggregate of 867,980 shares of Common Stock and 412,500 Class A Warrants may be offered for resale by the Selling Securityholders. The Class A Warrants and 412,500 shares of Common Stock are issuable in the form of 412,500 immediately separable Units upon the exercise of the Bridge Warrants issued to investors in the Bridge Loan Offering and the Placement Agent's Warrant. Of the other 455,480 Selling Securityholder shares of Common Stock, 184,643 shares are issued and outstanding and were issued to investors in the July 1996 Offering, 182,004 shares are issuable upon the exercise of the July 1996 Warrants, 45,500 shares are issuable upon the exercise of the July Placement Warrant (and the July 1996 Warrants issuable upon the exercise thereof) and 43,333 shares are issuable upon exercise of the Officer Warrants.

         The following table sets forth certain information with respect to each Selling Securityholder for whom the Company is registering Selling Securityholder Securities for resale to the public. The Company will not receive any of the proceeds from the sale of such securities (except indirectly to the extent of any warrant exercise price). Renaissance acted as the Underwriter of the Company's initial public offering in November, 1996. The Company understands that the Underwriter has ceased operating and has given up its NASD license. In July 1998, the Company entered into a consulting agreement with Win Capital Corporation and as part of the consulting fee issued a warrant to Win Capital Corporatrion to purchase 250,000 shares of Common Stock. Other than as described with respect to Renaissance and Win Capital Corporation, to the Company's knowledge, there are no material relationships between any of the Selling Securityholders and the Company, nor have any such material relationships existed within the past three years.

         Other than Adam J. Cohen and Todd M. Spehler (former executive officers of Renaissance), who individually own the Unit Purchase Option which was originally issued to Renaissance, Win Capital Corporation which owns a warrant to purchase 250,000 shares of Common Stock, and the holders of the Investor Shares and Officer Warrants, no Selling Securityholder currently owns securities of the Company other than the Selling Securityholder Securities or warrants exercisable to purchase Selling Securityholder Securities. Assuming all of the Selling Securityholder Securities are issued and sold, and based on the securities of the Company currently owned by the Selling Securityholders, no Selling Securityholder, with the possible exception of Win Capital Corporation, will beneficially own 1% or more of the Company's Common Stock.

                           [ALTERNATE PROSPECTUS PAGE]



                                                                     Maximum             Maximum Number of
                                                                    Number of            Class A Warrants
                  Bridge Offering                             Shares to be Sold (1)       to be sold (1)
                  ---------------                             ---------------------      ---------------

Adam J. Cohen                                                 25,000(2)                        25,000(2)
Todd M. Spehler                                               12,500(2)                        12,500(2)
Nathan Eisen                                                      7,500                            7,500
Richard, Steven and Kenneth Etra                                 15,000                           15,000
William J. Ludwig                                                15,000                           15,000
Joseph W. And Ann G. Schantz                                      7,500                            7,500
Gregg Gallant                                                     7,500                            7,500
Mary and Mark Albritton                                          15,000                           15,000
Sydney Katz                                                       7,500                            7,500
Louis Falletta                                                    7,500                            7,500
Phillip Levien                                                    7,500                            7,500
Pamda Retirement Trust                                           15,000                           15,000
Eric W. Larson                                                   15,000                           15,000
Herbert M. Reichlin and Diane J. Reichlin (3)                    37,500                           37,500
Peter S. Morford                                                  7,500                            7,500
Robert E. Coomes                                                  7,500                            7,500
Gary G. Hammon                                                    7,500                            7,500
Sheldon Sisken                                                    7,500                            7,500
Abraham David                                                     7,500                            7,500
Bay N. Sayegh                                                     7,500                            7,500
American Waste Oil Services Corp.                                15,000                           15,000
Gastro Enterology Associates                                     30,000                           30,000
Servesting Investment Co.                                         7,500                            7,500
Martin Hodas                                                     15,000                           15,000
Richard Someck                                                   15,000                           15,000
Roger Testa                                                      30,000                           30,000
Cyril J. Galagan                                                 15,000                           15,000
Jack P. Conlon                                                   15,000                           15,000
Joseph Schanne and Theresa Schanne                               15,000                           15,000
Anthony Quaranta                                                  5,000                           15,000
                                                                -------                          -------
                          Total                                 412,500                          412,500
                          -----                                 =======                          =======




                           [ALTERNATE PROSPECTUS PAGE]



                                                                             Maximum Number
                                                                            of Shares Issuable
                                                                              on Exercise of
                                           Maximum Number of               July 1996 Warrants
July 1996 Offering                         Shares to Be Sold                   to be Sold
------------------                        -------------------                 -----------

Win Capital Corporation (4)                            27,300                      18,200
Lawrence Dell Aquila                                        0                       2,381
David Barron                                           10,000                       6,667
Louis Chapman and Elaine Chapman                        3,000                       2,000
Michael Damiani and Beverly Damiani                     5,000                       3,333
Seymour Fertig                                          7,143                       4,762
Theodore Kaplan & Selma Kaplan                          7,500                       5,334
Edgar Lindblom                                              0                       6,667
Thomas J.  Luisi                                        9,000                       6,000
Donald Markowitz                                       12,000                       8,000
Gary O'Leary                                           10,000                       6,667
PAMCO General Contracting Corp.                         5,000                       3,334
Pension Solutions                                      10,000                       6,667
Nicholas Ponzio                                             0                       4,762
Jeffrey Reizner                                         5,000                       3,334
Samuel Richman                                          3,000                       2,000
Charles Ruppman                                        25,000                      16,667
Rose Salvato                                           16,000                      10,667
James R. Smith                                         22,000                      14,667
John H. Smith                                               0                       3,333
Stourbridge Investment Ltd.                                 0                      41,429
Suan Investments Inc.                                  30,000                      20,000
Faye Zelmanovicz                                        5,000                       3,333
                                                     --------                   ---------
                       Total                          211,943                     200,204
                       -----                          =======                     =======



                           [ALTERNATE PROSPECTUS PAGE]



                  Officer Warrant Holders           Maximum
                                                   Number of     Shares Owned
                                                 Shares to be      After the
                                                     Sold          Offering


Arthur Wein                                        21,667               0

Arthur Wein and Alice F.  Wein, JTWROS                -            75,000
                                                   ------          ------
                  Total Officer Warrants           43,333          75,000
                                                   ======          ======
             Total Shares Owned After Offering

----------
(1) Except as to Renaissance, as described in note (2) below, consists of Common Stock and Class A Warrants comprising Units issuable upon the exercise of the Bridge Warrants. See "Certain Transactions - Recent Financings."

(2) Consists of Common Stock and Class A Warrants comprising Units issuable upon the exercise of the Placement Agent's Warrant. Does not include 125,000 shares of Common Stock included in the Units (and issuable upon the exercise of the Class A Warrants contained in such Units) issuable upon the exercise of the Underwriter's Unit Purchase Option. In March 1998, the Placement Agent's Warrant and the Underwriter's Unit Purchase Option were assigned to Adam J. Cohen and Todd M. Spehler, individually.

(3) A Warrant was originally issued to each of HRIS Associates, Inc., Program Advisors Corporation, Program Resource Organization, Inc. and Association of Independent Employers, Inc. to acquire 15,000 shares of Common Stock and Class A Warrants, 7,5000 shares of Common Stock and Class A Warrants, 7,5000 shares of Common Stock and Class A Warrants and 7,5000 shares of Common Stock and Class A Warrants, respectively. On December 30, 1997, these Warrants were assigned to Herbert M. Reichlin and Diane J. Reichlin.

(4) Consists of shares issuable upon the exercise of the July Placement Warrant and upon the exercise July 1996 Warrants issuable upon such exercise of the July Placement Warrant. Does not include 222,500 shares of Common Stock.

                           [ALTERNATE PROSPECTUS PAGE]

                              PLAN OF DISTRIBUTION

         The sale of the Selling Securityholder Securities by the Selling Securityholders may be effected from time to time in transactions (which may include block transactions by or for the amount of the Selling Securityholders) in the over-the-counter market or in negotiated transactions, through the writing of options on the securities, a combination of such methods of sale or otherwise. Sales may be made at fixed prices which may be changed, at market prices prevailing at the time of sale or at negotiated prices.

         The Selling Securityholders may effect such transactions by selling their securities directly to purchasers, through broker-dealers acting as agents for the Selling Securityholders or to broker-dealers who may purchase shares as principals and thereafter sell the securities from time to time in the over-the-counter market in negotiated transactions or otherwise. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders or the purchasers for whom such broker-dealers may act as agents or to whom they may sell as principals or otherwise (which compensation as to a particular broker-dealer may exceed customary commissions).

         [Under applicable rules and regulations under the Securities Exchange Act of 1934 ("Exchange Act"), any person engaged in the distribution of the Selling Securityholder Warrants may not simultaneously engage in market making activities with respect to any securities of the Company during the applicable "cooling-off" period (at least two, and possibly nine, business days) prior to the commencement of such distribution. Accordingly, in the event that an underwriter is engaged in a distribution of Selling Securityholder Securities, it will not be able to make a market in the Company's securities during the applicable restrictive period. In addition,] each Selling Securityholder desiring to sell Selling Securityholder Securities will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation, provisions which may limit the timing of the purchases and sales of shares of the Company's securities by such Selling Securityholders.

         The Selling Securityholders and broker-dealers, if any, acting in connection with such sale might be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act and any commission received by them and any profit on the resale of the securities might be deemed to be underwriting discounts and commissions under the Securities Act.

                           CONCURRENT PUBLIC OFFERING

         On the date of this Prospectus, a Registration Statement was declared effective under the Securities Act with respect to an offering by the Company of 1,366,050 shares of Common Stock and 1,366,050 Class A Warrants by the Company.

         Renaissance acted as Underwriter of the Company's initial public offering in November, 1996 and, in connection therewith, was granted an option (the "Underwriter's Unit Purchase Option") to purchase up to 87,500 Units at an exercise price equal to 160% of the initial public price of the Units sold in the Company's initial public offering in November, 1996. The Class A Warrants included in the Units issuable upon the exercise of the Underwriter's Unit Purchase Option will not be redeemable by the Company and will be exercisable at a price an exercise price of $8.00. The Underwriter's Unit Purchase Option was assigned to two executive officers of the Underwriter.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of the State of Delaware (the "DECL.") provides, in general, that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation ) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudicated to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action is brought determines such person is fairly and reasonably entitled to indemnity for such expenses. Article Ninth of the Company's Certificate of Incorporation and Article VI of the Company's Amended and Restated Bylaws provide that the Company shall indemnify all persons whom the Company shall have power to indemnify under such Section to the fullest extent permitted by such Section. In addition, Article Eighth of the Company's Certificate of Incorporation provides, in general, that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DECL. (which provides that, under certain circumstances, directors may be jointly and severally liable for willful or negligent violations of the DECL.
provisions regarding the payment of dividends or stock repurchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit.

Item 25.  Other Expenses of Issuance and Distribution.

         The expenses of the offering, other than underwriting discounts and commissions, are as follows:

         Securities and Exchange Commission registration fee......   $       0
         NASD filing fee..........................................           0
         Legal fees and expenses*.................................      10,000
         Accounting fees and expenses*............................       5,000
         Printing and engraving expenses*.........................       2,000
         Miscellaneous*...........................................       2,000
              Total...............................................     $19,000
                                                                       =======
--------------------
* Estimated

Item 26.  Recent Sales of Unregistered Securities.

         The following sets forth certain information regarding sales of securities of the Company issued within the past three years, which were not registered pursuant to the Securities Act of 1933 (the "Securities Act").

         On August 22, 1995 the Company granted Benjamin Borneman, a consultant to the Company, the right to exchange his right to cash payments under his retainer agreement for an option to acquire up to 100,000 shares of Common Stock at an exercise price of $1.00 per share and up to 240,000 shares of Common Stock at an exercise price of $2.00 per share. On September 15, 1995 Mr. Borneman exercised his right to receive the option for 100,000 shares of Common Stock at an exercise price of $1.00 per share expiring on the fifth anniversary of the date of grant. This option is immediately exercisable; however, in May 1996, the option was canceled as to 50,000 shares in consideration of a cash payment of $5,000. Mr. Borneman's right to acquire an option for 240,000 shares of Common Stock expired on December 31, 1995. The options were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. On February 20 and March 9, 1997, the Company issued 20,000 and 30,000 shares, respectively to Mr. Borneman upon his exercise of the option to purchase 50,000 shares of Common Stock and the underlying shares were issued pursuant to Rule 701 under the Act.

         On December 29, 1995, the Company issued to Cyndel & Co., Inc. ("Cyndel") 1,250 shares of Preferred Stock to be designated Series B Preferred Stock in consideration of $100,000 in cash and a promissory note in the amount of $25,000 due on January 30, 1996. The securities were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

         On December 28, 1995, the Company issued to Aaron Lehmann 18,000 shares of Common Stock in consideration of $18,000 in cash. No sales commissions were paid in connection with such offerings. The securities were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

         During the period April through June 1996, the Company sold 12.5 Bridge Units to accredited investors, each Bridge Unit consisting of a $100,000 7% Note (the "Bridge Notes") and warrants to purchase 30,000 Units identical to the Units offered in the Company's initial public offering. The Bridge Notes were repaid in full in November, 1996. The Bridge Warrants are exercisable at an exercise price of $3.50 until November, 1999. In connection with the Bridge Loan Offering, the Company sold to the Underwriter, in its capacity as Placement Agent of such offering, a warrant (the "Placement Agent's Warrant") to purchase a number of Units equal to 10% of Units issuable upon the exercise of the Bridge Warrants contained in the Bridge Units. The exercise price of the Placement Agent's Warrant is $5.00 exercisable at any time until November 15, 2001. The securities were issued in reliance on the exemptions from registration provided by Rule 506 of Regulation D promulgated under the Securities Act and Section 4(2) of the Securities Act.

         In July and August 1996, the Company sold , to accredited investors, an aggregate of 273,001 units (the "July 1996 Units") for an aggregate of $955,504, or $3.50 per July 1996 Unit. Each July 1996 Unit consists of one share of Common Stock and a warrant (the "July 1996 Warrants") to purchase two-thirds (2/3) of a share of Common Stock at an exercise price of $3.00 per 2/3 share (or $4.50 per share). The July 1996 Warrants are exercisable until November 12, 1999. In connection with the sale of the July 1996 Units, the placement agent for such sale, Win Capital Corporation, was granted a warrant to purchase 27,300 July 1996 Units at an exercise price of $4.50 per July 1996 Unit (the "July Placement Warrant"). The securities were issued in reliance on the exemptions from registration provided by Rule 506 of Regulation D promulgated under the Securities Act and Section 4(2) of the Securities Act.

         In July 1996, the Company redeemed the 1,250 shares of Series B Preferred Stock held by Cyndel and in connection therewith, issued to Cyndel warrants exercisable for a period of three years, to purchase 20,000 shares of Common Stock at an exercise price of $7.00 per share. The securities were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

         On May 7, 1996, the Company issued a warrant to Morton Getman, a consultant to the Company, for 10,000 shares of Common Stock. The warrants granted to Mr. Getman vested at the rate of 1,000 per month and have been exercised at a price of $1.00 per share.

         On February 20, 1997 and August 11, 1997,  the Company issued 9,000 and
1,000  shares,   respectively,   to  Mr.  Getman,   upon  the  exercise  of  the
above-mentioned warrants.

         On May 13, 1998 the Company entered into the Financing Agreement and pursuant thereto, issued 444,444 shares Common Stock to the Investors and 37,778 shares Common Stock to the Placement Agent. The securities were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

Item 27.  Exhibits.

         The  following   exhibits  are  filed  as  part  of  this  registration
statement:

Exhibit Number                                               Description
--------------                                               -----------
1.1                            Form of Underwriting Agreement.  (4)
2.1                            Certificate of Ownership and Merger of ObjectSoft Corporation (a New Jersey
                               corporation) into the Company.  (1)
2.2                            Plan of Merger of ObjectSoft Corporation (a New Jersey corporation) into the
                               Company.  (1)
3.1(a)                         Certificate of Incorporation of the Company.  (1)
3.1(b)                         Form of Amendment to Certificate of Incorporation of the Company,  filed with the
                               Secretary of State of Delaware.  (2)
3.2(a)                         By-laws of the Company.  (1)
3.2(b)                         Amended and Restated Bylaws of the Company.  (2)
4.1                            Form of Underwriter's Unit Purchase Option Agreement.
4.2                            Specimen Certificate of the Company's Common Stock.  (2)
4.3                            Form of Class A Warrant Agreement, including form of Class A Warrant.  (1)
5.1                            Opinion of Parker Chapin Flattau & Klimpl, LLP as to the legality of securities being registered.  (3)
10.1                           Employment Agreement dated as of July 1, 1996 between the Company and David
                               E.Y. Sarna.  (2)
10.2                           Employment Agreement dated as of July 1, 1996 between the Company and
                               George J.  Febish.  (2)
10.3(a)                        1996 Stock Option Plan.  (1)
10.3(b)                        1996 Stock Option Plan, as amended.   (7)
10.4                           Form of Bridge Loan Promissory Note.  (1)
10.5                           Form of Bridge Loan Warrant.  (1)
10.6                           Form of Warrant Agreement with placement agent for Bridge Loan Offering.  (1)
10.7                           Form of Subscription Agreement and Investment Representation of Investor with each of the investors in the July 1996 Offering.  (1)
10.8                           Form of July 1996 Warrant Agreement.  (1)
10.9                           Form of Warrant Agreement with placement agent for July 1996 Offering.  (1)
10.10                          Agreement, dated January 11, 1996, as amended, with the City of New York
                               (Department of Information Technology and Telecommunications).  (1)
10.11                          Cooperation Agreement with Microsoft Corporation, dated November 7, 1995.  (2)
10.12                          Agreement with ACORD Corporation dated July 5,1995.  (2)
10.13                          Equity Line of Credit Agreement, dated May 13, 1998.  (6)
10.14                          Form of Investor Warrant.  (2)
10.15                          Form of Officer Warrant.  (2)
10.17                          Cyndel Warrant.  (2)
23.1                           Consent of Richard A. Eisner & Company, LLP.  (7)
23.2                           Consent of Parker Chapin Flattau & Klimpl, LLP (included in the their opinion filed as Exhibit 5.1).
24.1                           Power of Attorney.  (1)


------------------
(1) Filed with initial filing of Registration Statement on Form SB-2.

(2)      Filed with Amendment No. 1 to Form SB-2.
(3)      Filed with Amendment No. 2 to Form SB-2.
(4)      Filed with Amendment No. 3 to Form SB-2.
(5)      Filed with Post-Effective Amendment No. 1 to Form SB-2.
(6) Filed with Registration Statement on Form S-3 filed with the Securities and Exchange Commisssion on June 26, 1998.
(7)      Filed herewith.

Item 28.  Undertakings.

         The Company hereby undertakes that it will:

         (1) For determining any liability under the Securities Act of 1933 (the "Act"), treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act as part of this registration statement as of the time the Commission declared it effective;

         (2) For determining any liability under the Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and the offering of such securities at that time as the initial bona fide offering of those securities.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling persons of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling persons in connection with the securities being registered, the Company will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

         (i) To include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this amendment to the registration statement to be signed on its behalf by the undersigned, in the City of New York, State of New York, on August 11, 1998.

                                                OBJECTSOFT CORPORATION


                                                By: /s/ David E.Y. Sarna
                                                    ----------------------------
                                                    David E.Y. Sarna

         In accordance with the requirements of the Securities Act of 1933, this amendment to the registration statement was signed by the following persons in the capacities and on the dates indicated.


Signature                    Title                                          Date
---------                    -----                                          ----

/s/ David E. Y. Sarna       Chairman of the Board of Directors and     August 11, 1998
---------------------       Secretary (Co-Principal Executive Officer
David E. Y. Sarna           and Principal Financial Officer)



        *                   President, Treasurer and Director (Co-     August 11, 1998
---------------------       Principal Executive Officer and Principal
George J. Febish            Accounting Officer)


        *                   Director                                   August 11, 1998
---------------------
Daniel E. Ryan

        *                   Director                                   August 11, 1998
---------------------
Gunther L. Less


*By: /s/ David E.Y. Sarna
     ------------------------
     David E.Y. Sarna, Chairman
     Attorney-in-Fact
